Exhibit 10.1

Execution Version

TERM LOAN AGREEMENT

AMENDMENT NO. 1

This AMENDMENT NO. 1 (this “Amendment”) is made as of May 15, 2020 by and among CLECO CORPORATE HOLDINGS LLC (f/k/a CLECO CORPORATION), a Louisiana limited liability company (the “Borrower”), the LENDERS party hereto (the “Lenders”), and MIZUHO BANK, LTD., as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Term Loan Agreement, dated as of February 1, 2019 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Term Loan Agreement”);

WHEREAS, the Borrower has requested certain amendments to the Term Loan Agreement, and the parties hereto agree to such amendments as set forth in, and in accordance with the terms and conditions of, this Amendment (the Term Loan Agreement as so amended, the “Amended Term Loan Agreement”);

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Article I.

DEFINITIONS

Section 1.1    Capitalized terms used and not otherwise specifically defined in this Amendment shall have the meanings given to such terms in the Amended Term Loan Agreement.

Section 1.2    The rules of construction set forth in Section 1.03 of the Amended Term Loan Agreement shall apply to this Amendment and are hereby incorporated by reference, mutatis mutandis, with the same force and effect as if fully set forth in this Amendment.

Article II.

AMENDMENT

Section 2.1    As of the Effective Date, subject to the terms and conditions set forth herein, the Required Lenders and the Borrower hereby agree to amend the Term Loan Agreement to delete the stricken text (indicated textually in the same manner as the following example: ~~strick~~e~~n t~~e~~xt~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Term Loan Agreement attached as Annex A hereto.

Cleco – Amendment No. 1 to Term Loan Agreement

Article III.

CONDITIONS TO EFFECTIVENESS

Section 3.1     This Amendment shall become effective on and as of the date (the “Effective Date”) on which each of the following conditions precedent shall have been satisfied in full:

(a)      the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Required Lenders and the Administrative Agent;

(b)      The Administrative Agent shall have received the following documents, each certified as indicated below:

(i)       a copy of a certificate as to the existence/authorization of the Borrower from the Secretary of State of the Borrower’s state of organization dated as of a recent date;

(ii)      a copy of the articles of incorporation or certificate of formation (or such other Constitutive Documents as the case may be) of the Borrower, together with any amendments thereto, certified by the Secretary of State of the Borrower’s state of organization dated as of a recent date; and

(iii)     a certificate of the Borrower, executed by an Authorized Officer of such Person certifying:

(A)      that attached to such certificate is a true and complete copy of the Constitutive Documents of the Borrower, as amended and in effect on the date of such certificate;

(B)      that attached to such certificate is a true and complete copy of resolutions duly adopted by the authorized governing body of the Borrower, authorizing the execution, delivery and performance of the Amended Term Loan Agreement and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and

(C)      as to the incumbency and specimen signature of each officer, member or partner (as applicable) of the Borrower, executing the Amendment and each other document to be delivered by the Borrower, from time to time pursuant to the terms thereof (and the Administrative Agent and each Lender may conclusively rely on such incumbency certification until it receives notice in writing from the Borrower).

(c)      The Administrative Agent shall have received written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date), in each case in form and substance reasonably satisfactory to the Administrative Agent and the

Cleco – Amendment No. 1 to Term Loan Agreement

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Lenders, of (i) Phelps Dunbar, L.L.P., Louisiana counsel for the Borrower and (ii) Baker Botts, New York counsel for the Borrower.

(d)      The Lenders shall, to the extent the Borrower shall have received a reasonable request therefor at least ten (10) Business Days in advance, have received at least three (3) Business Days in advance of the Effective Date all documentation and other information reasonably required by the Lenders to comply with any requirements of bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act. (Title III of Pub. Law 107-56 (signed into law October 26, 2001), as amended.

(e)       The Administrative Agent and the Lenders shall have received, or simultaneously with the Effective Date shall receive, all fees, expenses and other amounts due and payable to, or for the account of, the Agents and Lenders on or prior to the Effective Date.

(f)       The “Effective Date” as defined in each of (i) that certain Term Loan Credit Agreement Amendment No. 3 dated on or about the date hereof (amending that certain Term Loan Credit Agreement dated as of June 28, 2016 among the Borrower as borrower, the lenders party thereto and Mizuho Bank, Ltd. as administrative agent (as amended prior to the date of such Term Loan Credit Agreement Amendment No. 3)), among the Borrower as borrower, the lenders party thereto and Mizuho Bank, Ltd., in its capacity as administrative agent for the lenders thereunder, (ii) that certain Credit Agreement Amendment No. 3 dated on or about the date hereof (amending that certain Credit Agreement dated as of April 13, 2016 among the Borrower as borrower, the lenders party thereto and Mizuho Bank, Ltd. as administrative agent), among the Borrower as borrower, the lenders party thereto and Mizuho Bank, Ltd., in its capacity as administrative agent for the lenders thereunder, and (iii) that certain Credit Agreement Amendment No. 1 dated on or about the date hereof (amending that certain Credit Agreement dated as of April 13, 2016 among Cleco Power LLC as borrower, the lenders party thereto and Mizuho Bank, Ltd. as administrative agent), among Cleco Power LLC as borrower, the lenders party thereto and Mizuho Bank, Ltd. as administrative agent, shall have occurred, with the foregoing amendments each having been consummated on terms and subject to conditions substantially consistent with those set forth in the respective amendments;

(g)      After giving effect to the transaction to occur on the Effective Date (including the entry into the amendments referenced in the foregoing clause (f) and the consummation of the transactions contemplated in connection therewith), the Borrower and each of its Subsidiaries, on a consolidated basis, will be Solvent;

(h)       Since December 31, 2019, there shall not have been any material adverse change in the business, condition (financial or otherwise) operation or prospects of the Borrower and its subsidiaries, taken as a whole, other than as previously disclosed in writing to the Lenders;

Cleco – Amendment No. 1 to Term Loan Agreement

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(i)        the Administrative Agent shall have received certificates from (i) an Authorized Officer of the Borrower certifying as to the matters set forth in the foregoing clause (h) and the following Section 4.1 and (ii) a Financial Officer of the Borrower certifying as to the matters set forth in the foregoing clause (g).

Article IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1     In order to induce the Lenders to provide this Amendment, the Borrower represents and warrants as of the Effective Date (as defined in this Amendment), which representations and warranties shall survive the execution of this Amendment and the Effective Date, that each of the representations and warranties made by the Borrower in the Amended Term Loan Agreement and any other Financing Document is true and correct in all material respects (and to the extent that any such representation and warranty is otherwise qualified by materiality or material adverse effect, such representation and warranty is true and correct in all respects), or in the case of any representations and warranties made as of a specified date, such representations and warranties were true and correct in all material respects (and to the extent that any such representation and warranty is otherwise qualified by materiality or material adverse effect, such representation and warranty shall be true and correct in all respects) as of such specified date.

Article V.

GENERAL PROVISIONS

Section 5.1     Reference to the Effect on the Financing Documents.

(a)      On and after the Effective Date, each reference in the Term Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Term Loan Agreement, and each reference in each other Financing Document to “the Term Loan Agreement”, “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Term Loan Agreement, shall mean and be a reference to the Amended Term Loan Agreement.

(b)      Except as specifically provided above, all of the terms and provisions of the Term Loan Agreement and all other Financing Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c)      The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver or amendment of any right, power or remedy of the Lenders or the Administrative Agent under any of the Financing Documents, nor constitute a waiver or amendment of any other provision of any of the Financing Documents or for any purpose except as expressly set forth herein.

(d)      This Amendment is a Financing Document.

Section 5.2     No Oral Modification.   This Amendment may not be amended, supplemented, modified or waived, except in accordance with the Financing Documents.

Cleco – Amendment No. 1 to Term Loan Agreement

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Section 5.3     Binding Upon Successors and Assigns. This Amendment shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns under the Financing Documents.

Section 5.4    Execution in Counterparts. This Amendment may be executed in several counterparts, each of which is an original (and by different parties hereto in different counterparts), but all of which together constitute one and the same agreement. This Amendment and the other Financing Documents constitute the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreement and understanding, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by digital signature (e.g., DocuSign) or by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.5    Notices; Applicable Law and Jurisdiction. The provisions set forth in Sections 9.01 (Notices), 9.02 (Waivers; Amendments), 9.03 (Expenses; Indemnity; Damage Waiver), 9.05 (Survival), 9.07 (Severability), 9.09 (Governing Law; Jurisdiction; Consent to Service of Process), 9.10 (WAIVER OF JURY TRIAL), 9.11 (Headings) and 9.12 (Confidentiality) of the Amended Term Loan Agreement shall apply to this Amendment and are hereby incorporated by reference, mutatis mutandis, with the same force and effect as if fully set forth in this Amendment (and as if each reference to “this Agreement” were a reference to this Amendment).

[Signature Pages Follow]

Cleco – Amendment No. 1 to Term Loan Agreement

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IN WITNESS WHEREOF, this Amendment has been executed by the undersigned as of the date first set forth above.

CLECO CORPORATE HOLDINGS LLC,
as Borrower

By	/s/ William G. Fontenot
Name:	William G. Fontenot
Title:	President and Chief Executive Officer

By	/s/ Kazi Hasan
Name:	Kazi Hasan
Title:	Chief Financial Officer

Signature Page to Amendment No. 1 to the Term Loan Agreement

MIZUHO BANK, LTD.,
as Administrative Agent and as a Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Authorized Signatory

Signature Page to Amendment No. 1 to the Term Loan Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Lender

By:	/s/ Dixon Schultz
Name:	Dixon Schultz
Title:	Managing Director

By:	/s/ Nimisha Srivastav
Name:	Nimisha Srivastav
Title:	Director

Signature Page to Amendment No. 1 to the Term Loan Agreement

CoBank, ACB,
as Lender

By:	/s/ Josh Batchelder
Name:	Josh Batchelder
Title:	Managing Director

Signature Page to Amendment No. 1 to the Term Loan Agreement

Annex A

Amended Term Loan Agreement

[see attached]

~~EXECUTION VERSION~~ Execution Version

TERM LOAN AGREEMENT

dated as of

February 1, 2019

as amended by Amendment No. 1 made as of May 15, 2020

among

CLECO CORPORATE HOLDINGS LLC,

as Borrower

The Lenders Party Hereto,

and

MIZUHO BANK, LTD.,

as Administrative Agent

MIZUHO BANK, LTD.,

~~CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK~~

COBANK, ACB

and

~~THE BANK OF NOVA SCOTIA,~~

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as Joint Lead Arrangers and Joint Bookrunners

Table of Contents

ARTICLE I DEFINITIONS		1

SECTION 1.01	Defined Terms	1
SECTION 1.02	Classification of Loans and Borrowings	~~36~~28
SECTION 1.03	Terms Generally	~~36~~28
SECTION 1.04	Accounting Terms; GAAP; Pro Forma Calculations	~~37~~28
SECTION 1.05	Status of Obligations	~~38~~49
SECTION 1.06	Divisions	30

ARTICLE II THE CREDITS		~~38~~30

SECTION 2.01	Commitments	~~38~~30
SECTION 2.02	Loans and Borrowings	~~38~~30
SECTION 2.03	Requests for Borrowings	~~39~~30
SECTION 2.04	Reserved	~~39~~31
SECTION 2.05	Funding of Borrowings	~~39~~31
SECTION 2.06	Interest Elections	~~40~~32
SECTION 2.07	Repayment of Loans; Evidence of Debt	~~41~~33
SECTION 2.08	Optional Prepayment of Loans.	~~42~~34
SECTION 2.09	~~Mandatory Prepayments and Mandatory Offers~~ Reserved.	~~47~~34
SECTION 2.10	Fees	~~46~~34
SECTION 2.11	Interest	~~46~~35
SECTION 2.12	Alternate Rate of Interest; Effect of Benchmark Transition Event	~~47~~35
SECTION 2.13	Increased Costs; Illegality	~~47~~39
SECTION 2.14	Break Funding Payments	~~49~~41
SECTION 2.15	Taxes	~~50~~41
SECTION 2.16	Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs	~~53~~44
SECTION 2.17	Mitigation Obligations; Replacement of Lenders	~~55~~46
SECTION 2.18	Defaulting Lenders	~~56~~47
SECTION 2.19	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~57~~48
~~SECTION 2.2~~0	~~Expansion Option~~	~~57~~

ARTICLE III REPRESENTATIONS AND WARRANTIES		~~59~~49

SECTION 3.01	Organization	~~59~~49
SECTION 3.02	Authority	~~59~~49
SECTION 3.03	Necessary Action	~~59~~49
SECTION 3.04	Due Authorization, Etc.	~~59~~49
SECTION 3.05	Compliance with Law	~~59~~49
SECTION 3.06	No Litigation	~~59~~49
~~SECTION 3.07~~	~~Title~~	~~60~~
SECTION ~~3.08~~3.07	Governmental Approvals	~~60~~50
SECTION ~~3.09~~3.08	Financial Condition	~~60~~50
~~SECTION 3.10~~	~~Capitalization~~	~~61~~
~~SECTION 3.11~~	~~Subsidiaries~~	~~61~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~SECTION 3.12~~	~~Taxes~~	~~61~~
~~SECTION 3.13~~	~~No Default~~	~~61~~
~~SECTION 3.14~~	~~ERISA~~	~~61~~
SECTION ~~3.15~~3.09	No Violation	~~61~~50
SECTION ~~3.16~~3.10	Not Investment Company	~~61~~50
SECTION ~~3.17~~3.11	Accuracy of Disclosures	~~62~~51
SECTION ~~3.18~~3.12	Margin Regulations	~~62~~51
~~SECTION 3.19~~	~~Labor Relations~~	~~62~~
SECTION ~~3.20~~3.13	Environmental Matters	~~62~~51
SECTION ~~3.21~~3.14	Anti-Terrorism Laws-~~and~~; Sanctions	~~63~~52
SEC~~TION 3.22~~	~~Immunit~~y	~~64~~
~~SECTION 3.23~~	~~Pari Passu Rankin~~gs	~~64~~
~~SECTION 3.24~~	~~Solvency~~	~~64~~
~~SECTION 3.25~~	~~Use of Proceeds~~	~~64~~

ARTICLE IV CONDITIONS		~~64~~53

SECTION 4.01	~~Effective Date~~ Reserved	~~64~~53

ARTICLE V AFFIRMATIVE COVENANTS		~~67~~53

SECTION 5.01	Use of Proceeds	~~67~~53
SECTION 5.02	Financial Statements	~~67~~53
SECTION 5.03	Notices of Material Events	~~68~~54
SECTION 5.04	Inspection of Property	~~70~~55
SECTION 5.05	Maintenance of Properties	~~70~~56
~~SECTION 5.06~~	~~Governmental Approvals~~	~~71~~
SECTION ~~5.07~~5.06	Compliance with Laws	~~71~~56
SECTION ~~5.08~~5.07	Maintenance of Legal Status	~~71~~56
SECTION ~~5.09~~5.08	Insurance	~~71~~56
SECTION ~~5.10~~5.09	Taxes	~~71~~57
~~SECTION 5.11~~	~~Auditors~~	~~71~~
SECTION ~~5.12~~5.10	Financial Covenant	~~72~~57
SEC~~TION 5.13~~	~~Debt Ra~~ting	~~72~~

ARTICLE VI NEGATIVE COVENANTS		~~72~~57

SECTION 6.01	Fundamental Changes; Sale of Assets; Etc.	~~73~~57
SECTION 6.02	Conduct of Business	~~74~~57
SECTION 6.03	~~Indebtedness~~Distributions	~~74~~57
~~SECTION 6.04~~	~~Liens~~	~~76~~
~~SECTION 6.05~~	~~Investments~~	~~76~~
~~SECTION 6.06~~	~~Distributions~~	~~77~~
SECTION ~~6.07~~6.04	Transactions with Affiliates	~~77~~87
~~SECTION 6.08~~	~~Constitutive Documents~~	~~78~~
SECTION ~~6.09~~6.05	Anti-Terrorism Laws and Sanctions; ~~Anti~~-~~Money Laundering~~ Anti-Corruption Laws	~~78~~58
SECTION 6.06	Liens	59
~~SECTION 6.10~~	~~Name, Fiscal Year~~	~~78~~
~~SECTION 6.11~~	~~Registered Office~~	~~78~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~SECTION 6.12~~	 ~~Derivative Transactions~~	~~78~~

ARTICLE VII EVENTS OF DEFAULT		~~79~~63

ARTICLE VIII THE ADMINISTRATIVE AGENT		~~81~~65

SECTION 8.01	Appointment and Authority	~~81~~65
SECTION 8.02	Rights as a Lender	~~81~~65
SECTION 8.03	Exculpatory Provisions	~~81~~65
SECTION 8.04	Reliance by Administrative Agent	~~82~~66
SECTION 8.05	Delegation of Duties	~~83~~66
SECTION 8.06	Resignation of Administrative Agent	~~83~~67
SECTION 8.07	Non-Reliance on Administrative Agent and Other Lenders	~~84~~68
SECTION 8.08	No Other Duties	~~84~~68
SECTION 8.09	No Liability	~~85~~68
SECTION 8.10	Administrative Agent May File Proofs of Claim	~~85~~68
SECTION 8.11	Certain ERISA Matters	69

ARTICLE IX MISCELLANEOUS		~~85~~71

SECTION 9.01	Notices	~~85~~71
SECTION 9.02	Waivers; Amendments	~~87~~71
SECTION 9.03	Expenses; Indemnity; Damage Waiver	~~89~~72
SECTION 9.04	Successors and Assigns	~~91~~74
SECTION 9.05	Survival	~~95~~87
SECTION 9.06	Counterparts; Integration; Effectiveness	~~95~~80
SECTION 9.07	Severability	~~96~~81
SECTION 9.08	Right of Setoff	~~96~~81
SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process	~~96~~81
SECTION 9.10	WAIVER OF JURY TRIAL	~~97~~82
SECTION 9.11	Headings	~~97~~82
SECTION 9.12	Confidentiality	~~97~~82
SECTION 9.13	USA PATRIOT Act	~~98~~83
SECTION 9.14	Interest Rate Limitation	~~98~~83
SECTION 9.15	No Advisory or Fiduciary Responsibility	~~98~~84

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

SCHEDULES:

Schedule 2.01	–	Commitments and Lenders

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B-1	–	Form of Borrowing Request
Exhibit B-2	–	Form of Interest Election Request
~~Exhibit C~~	~~–~~	~~Form of Increasing Lender Supplement~~
~~Exhibit D~~	~~–~~	~~Form of Augmenting Lender Supplement~~
Exhibit E	–	Form of Financial Ratio Certificate
Exhibit F	–	Form of Term Loan Note
Exhibit G-1	–	Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Not Partnerships)
Exhibit G-2	–	Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Partnerships)
Exhibit G-3	–	Form of U.S. Tax Certificate (Non-U.S. Participants That Are Not Partnerships)
Exhibit G-4	–	Form of U.S. Tax Certificate (Non-U.S. Participants That Are Partnerships)
~~Exhibit H~~	~~–~~	~~Terms of Permitted Subordinated Indebtedness~~
~~Exhibit I-1~~	~~–~~	~~Form of Baker Botts LLP Legal Opinion~~
~~Exhibit I-2~~	~~–~~	~~Form of Phelps Dunbar L.L.P. Legal Opinion~~
~~Exhibit I-3~~	~~–~~	~~Form of Norton Rose Fulbright US LLP Legal Opinion~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

TERM LOAN AGREEMENT (this “Agreement”) dated as of February 1, 2019 among CLECO CORPORATE HOLDINGS LLC (f/k/a CLECO CORPORATION), a Louisiana limited liability company (the “Borrower”), the LENDERS from time to time party hereto and MIZUHO BANK, LTD., as Administrative Agent, as amended by Amendment No. 1 made as of May 15, 2020.

RECITALS

~~WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated as of February 6, 2018 (the “Acquisition Agreement”), among NRG Energy, Inc., a Delaware Corporation, as seller (the “Seller”), NRG South Central Generating LLC, a Delaware limited liability company (the “Target”) and Cleco Cajun LLC (formerly known as Cleco Energy LLC), a Louisiana limited liability company and wholly~~-~~owned subsidiary of the Borrower, as purchaser (“Purchaser”), Purchaser has agreed to purchase directly 100% of the outstanding Equity Interests of the Target (the “Acquisition”);~~

WHEREAS, ~~in order to fund, in part, the Acquisition and pay fees and expenses related to the Acquisition,~~ the Borrower has requested that the Lenders enter into this Agreement to extend credit in the form of term loans on the Effective Date in an aggregate principal amount of ~~up to $100,000,000~~$30,000,000 (the “Term Loan Facility”);.

~~WHEREAS, in order to fund, in part, the Acquisition and pay fees and expenses related to the Acquisition, the Borrower is also entering into a separate senior unsecured Bridge Loan Agreement dated as of the date hereof (the “Bridge Loan Agreement”) with the lenders party thereto and Mizuho Bank, Ltd., as administrative agent, providing for bridge loans in an aggregate principal amount of up to $300,000,000 (the “Bridge Loan Facility”); and~~

~~WHEREAS, in order to fund working capital and other general corporate purposes, the Borrower is also increasing, by $75,000,000 in the aggregate (the “2019 Revolving Credi~~t ~~Increase”), the senior unsecured revolving credit facility under the credit agreement dated as of April 13, 2016 (the “HoldCo Existing Revolving Credit Agreement”) with the lenders party thereto and Mizuho Bank, Ltd., as administrative agent, providing for a revolving credit facility in an aggregate principal amount of up to $175,000,000.~~

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01     Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“~~2019 Revolving Credit Increase~~Act” has the meaning set forth in ~~the Recitals hereto~~Section 9.13.

“~~Acceptance Deadline” has the meaning set forth in Section 2.09(f)(i)(D).~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

“~~Acquired Assets” means the equity and assets of the Target and its Subsidiaries.~~

“~~Acquisition” has the meaning set forth in the Recitals hereto.~~

“~~Acquisition Agreement” has the meaning set forth in the Recitals hereto.~~

“Actual Knowledge” means, with respect to any Person and any matter, the earlier of actual knowledge of, or receipt of written notice by, a responsible officer of such Person.

“Adjusted Eurodollar Rate” means, with respect to any Eurodollar Loan or Eurodollar Borrowing for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the Eurodollar Rate for such Interest Period divided by (b) 1.00 minus the Eurodollar Reserve Percentage.

“Administrative Agent” means Mizuho Bank, Ltd., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advisor” means, with respect to any Fund, any entity which provides advice in relation to the management of investments of such Fund in a manner which is substantially the same as the manner in which a Manager would provide such advice.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means (a) with respect to any Person that is not a Fund or a direct or indirect subsidiary of a Fund, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person and (b) with respect to any Person that is a Fund or is a direct or indirect subsidiary of a Fund, any Manager or Advisor of such Fund and any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, any such Manager or Advisor (including, for the avoidance of doubt, any Fund or any direct or indirect subsidiary of any Fund which is Controlled by any such Person).

“Affiliated Lender” has the meaning set forth in Section 9.02(b).

“Agreement” has the meaning set forth in the Preamble.

“Amendment No. 1” means that certain Term Loan Agreement Amendment No. 1 made as of May 15, 2020, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means the “Effective Date” as defined in Amendment No. 1.

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

“Amendment No. 1 Fee Letters” means, collectively, (i) that certain Amended and Restated Active Arranger Fee Letter, entered into as of May 14, 2020, among Mizuho Bank, Ltd., JPMorgan Chase Bank, N.A. and the Borrower, (ii) that certain Passive Arranger Fee Letter, entered into as of May 14, 2020, by and among Regions Capital Markets, a division of Regions Bank, Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia and the Borrower and (iii) that certain Passive Arranger Fee Letter, entered into as of May 14, 2020, by and among CoBank, ACB, Credit Agricole Corporate and Investment Bank and the Borrower.

“Amendment No. 1 Mandated Lead Arrangers” means each of Mizuho Bank, Ltd., CoBank, ACB and Credit Agricole Corporate and Investment Bank, each in its capacity as joint lead arranger and joint bookrunner in connection with Amendment No. 1.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. §§78dd-1 et seq.), the United Kingdom Bribery Act of 2010, and other anti-corruption legislation in other jurisdictions applicable to any Borrower Group Member.

“Anti-Terrorism Law” means each of (a) Executive Order No. 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism; (b) Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act); (c) the Money Laundering Control Act of 1986, Public Law 99-570; (d) the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. §§ 1 et seq., any executive order or regulation promulgated thereunder and administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury or the U.S. Department of State; and (e) any similar law (including any laws, rules and regulations concerning or relating to bribery or corruption) enacted in the United States of America subsequent to the date of this Agreement.

“Applicable Margin” means the interest rate margin for the Term Loan Facility being the rate per annum as follows:

Pricing Level	Rating	Applicable Margin – ~~Eurodollar Loans~~	~~Applicable Margin — Base Rate Loans~~
		From the Amendment No. 1		Following the first anniversary of the Amendment No. 1 Effective Date
Effective Date until the 1st anniversary thereof
	S&P/Fitch Moody’s	~~LIBORE~~uro- dollar Loans	Base Rate Loans	Euro-dollar Loans	Base Rate Loans
1	> BBB+ and > Baa1	~~1.25~~1.375%	~~0.25~~0.375%	1.500%	0.500%

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

2	=> BBB and => Baa2	~~1.375~~1.625%	~~0.375~~0.625%	1.750%	0.750%
3	=> BBB- and => Baa3	~~1.625~~1.875%	~~0.625~~0.875%	2.000%	1.000%
4	=> BB+ and =>Ba1	~~2.00~~2.375%	~~1.00~~1.375%	2.500%	1.500%
5	~~<~~> BB and ~~<~~> Ba2	~~2.25~~2.875%	~~1.25~~1.875%	3.000%	2.000%

For purposes of determining the “Applicable Margin”,

~~(a)     if Moody’s, S&P and Fitch all have in effect Senior Debt Ratings, then the Applicable Margin will be based on the two highest such Senior Debt Ratings; provided that in cases where Fitch’s rating is the highest, the Senior Debt Rating with respect to Fitch shall instead be equal to the next highest rating from Moody’s or S&P (e.g., if the ratings from Moody’s, S&P and Fitch are Ba1, BB and BBB~~- ~~respectively, then the Senior Debt Ratings are Moody’s Ba1 and Fitch BB+);~~

(a)     “Pricing Level” means Pricing Level 1, 2, 3, 4 or 5 referenced in the table above, as the context may require;

(b)     if ~~two of Moody’s, S&P and Fitch have in effect Senior Debt Ratings, then the Applicable Margin will be based on such Senior Debt Ratings; provided that in cases where Fitch’s rating is the highest, the Senior Debt Rating with respect to Fitch shall instead be equal to the next highest rating from Moody’s or S&P, as applicable (e.g., if the ratings from Moody’s, and Fitch are Ba1 and BBB- respectively, then the Senior Debt Ratings are Moody’s Ba1 and Fitch BB+);~~all three Rating Agencies have ratings in effect, then the Pricing Level shall be based on the two highest of such ratings. If the ratings fall within different Pricing Levels, then (i) if the split is one level, the pricing will be based on the higher rating level, (ii) if the split is two levels, the pricing shall be based on the middle rating level, and (iii) if the split is more than two levels, the pricing shall be based on the rating level that is one level lower than the higher rating level;

(c)     ~~subject to clause (f) below, if there is one Senior Debt Rating, then the Applicable Margin shall be based on such Senior Debt Rating~~if only two of the Rating Agencies have ratings in effect, and the two ratings fall within different Pricing Levels, then (i) if the split is one level, the pricing will be based on the higher rating level, (ii) if the split is two levels, the pricing shall be based on the level between such ratings, and (iii) if the split is more than two levels, the pricing shall be based on the rating level that is one level lower than the higher rating level;

~~(d)     if the Senior Debt Ratings shall fall within different pricing levels, (i) if the split in the Senior Debt Ratings is one pricing level, then the Applicable Margin will be based on the lower pricing level (i.e., level 1 if the Facility are rated level 1 and level~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~2), (ii) if the split in the Senior Debt Ratings is two pricing levels, then the Applicable Margin will be based on the pricing level between such two pricing levels (i.e., level 2 if the Facility are rated level 1 and level 3), and (iii) if the split in the Senior Debt Ratings is more than two pricing levels, the Applicable Margin will be based on the pricing level immediately above the lower pricing level (i.e., level 2 if the Facility are rated at level 1 and level~~ 4~~);~~

(d)      if only one of the Rating Agencies have ratings in effect, then the Pricing Level will be based on that rating; and

(e)     if none of the Rating Agencies have in effect a Senior Debt Rating, but any of the Rating Agencies shall have in effect a “Senior Debt Rating” as defined in the Power Financing Documents for the Indebtedness thereunder, then the Applicable Margin will be based on the Pricing Level that is two Pricing Levels above the Pricing Level for such Indebtedness under the Power Financing Documents.

~~(e)     if~~If the Senior Debt Ratings shall be changed (other than as a result of a change in the rating system of Moody’s, S&P and Fitch, as applicable), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders pursuant to ~~Section 5.03(a)(viii~~)Section 5.03(a)(vii) or otherwise~~;~~

. ~~(f)    subject to clause (g) below, if neither S&P nor Moody’s shall have in effect a Senior Debt Rating, then the Applicable Margin will be based on level 5; and~~

~~(g)     if none of Moody’s, S&P and Fitch shall have in effect a Senior Debt Rating, but any of Moody’s, S&P or Fitch shall have in effect a rating for the Debt under the OpCo Financing Documents, then the Applicable Margin will be based on the pricing level that is two pricing levels above the pricing level for the Debt under the OpCo Financing Documents.~~

~~For purposes of this definition, pricing level 1 shall be deemed to be the lowest pricing level and pricing level 5 the highest pricing level.~~—Each change in each Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if any such Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such ~~rating agency~~Rating Agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Facility represented by (i) on or prior to the Effective Date, such Lender’s Commitment at such time, and (ii) thereafter, the principal amount

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

of such Lender’s Loan at such time. The ~~initial~~ Applicable Percentage of each Lender as of the Amendment No. 1 Effective Date is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“ASC” has the meaning set forth in Section 1.04.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A.

“Authorized Officer” means, (a) with respect to any Person that is a corporation or a limited liability company, the chairman, any director, the president, any vice president or any Financial Officer of such Person or any other Person authorized to act on behalf of such corporation or limited liability company in respect of the action, and (b) with respect to any Person that is a partnership, any director, the president, any vice president or any Financial Officer of a general partner or managing partner of such Person or any other Person authorized to act on behalf of such partnership in respect of the action.

~~“Available Disposition Offer Proceeds” has the meaning set forth in Section 2.09(e).~~

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means~~,~~:

(a)     with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~; and

(b)     with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

“Bankruptcy Event” means, (a) commencement by the relevant Person of any case or other proceeding (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, shall make a general assignment for the benefit of its creditors; or (b) commencement against such Person of any case or other proceeding of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed or undischarged for a period of 60 days; or (c) commencement against such Person of any case or other proceeding seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed pending appeal within 60 days from the entry thereof; or (d) such Person taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or (e) such Person admitting in writing its inability to pay its debts as they become due.

~~“Base Case Model” means that certain Microsoft Excel file named “Cleco Financial Projections December 2018”, 206 KB, provided to the Lenders on January 22, 2019.~~

“Base Rate” means a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus ½ of 1%, and (c) the Eurodollar Rate for a one-month Interest Period on such day (or if any such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such page) at approximately 11:00 a.m., London time, two (2) Business Days prior to such date ~~and subject to the last sentence in the definition of “Eurodollar Rate”~~. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate, respectively. Notwithstanding anything herein to the contrary, any change in the Base Rate due to replacement of the Eurodollar Rate with the Benchmark Replacement shall be governed by Section 2.15.

“Base Rate Loans” means, when used in reference to any Loan or Borrowing, ~~refers to~~ a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Base Rate.

“Basel III” has the meaning set forth in the definition of “Change in Law”.

“Benchmark Replacement” has the meaning set forth in Section 2.12(e).

“Benchmark Replacement Adjustment” has the meaning set forth in Section 2.12(e).

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

“Benchmark Replacement Conforming Changes” has the meaning set forth in Section 2.12(e).

“Benchmark Replacement Date” has the meaning set forth in Section 2.12(e).

“Benchmark Transition Event” has the meaning set forth in Section 2.12(e).

“Benchmark Transition Start Date” has the meaning set forth in Section 2.12(e).

“Benchmark Unavailability Period” has the meaning set forth in Section 2.12(e).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” has the meaning set forth in Section 8.11(c).

“BIS” means the Bank of International Settlements.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning set forth in the Preamble.

“Borrower Group Member” means any of the Borrower~~, OpCo or any~~ or its Subsidiaries (other than an Immaterial Subsidiary).

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, substantially in the form of Exhibit B-1 or in such other form as the Administrative Agent and Borrower may agree.

“~~Bridge Loan Agreement~~Business” has the meaning set forth in ~~the Recitals hereto~~Section 6.02.

“~~Bridge Loan Facility” means the “Facility” as defined in the Bridge Loan Agreement.~~

“~~Business” has the meaning set forth in Section 6.02.~~

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to remain closed; provided that when used in connection with a Loan bearing interest at the Eurodollar Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

“Capital Lease” means, as applied to the Borrower and its Subsidiaries, any lease of any property (whether real, personal or mixed) by the Borrower or a Subsidiary as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of the Borrower; provided that the adoption or issuance of any accounting standards after the Effective Date will not cause any lease that was not or would not have been a Capital Lease prior to such adoption or issuance to be deemed a Capital Lease, except that in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence before ASC 842 took effect) that would constitute capital leases in conformity with GAAP before ASC 842 took effect shall be considered Capital Leases; provided, however, no power purchase agreement with an independent power producer or a power producer which is not an Affiliate of Borrower that either (a) is in effect as of the Effective Date or (b) becomes effective after the Effective Date (to the extent costs incurred by the Borrower thereunder are approved by all relevant Governmental Authorities (such as the Louisiana Public Service Commission) to be recoverable from customers of the Borrower or its Subsidiaries) shall, in each case, constitute a Capital Lease.

“Cash Equivalents” means any of the following types of investments, to the extent owned by the Borrower or any Subsidiary:

(a)        marketable direct obligations of the United States of America;

(b)        marketable obligations directly and fully guaranteed as to interest and principal by the United States of America;

(c)       demand deposits, time deposits, certificates of deposit and banker’s acceptances issued by any member bank of the Federal Reserve System which is organized under the laws of the United States of America or any political subdivision thereof or under the laws of Canada, Switzerland or any country which is a member of the European Union having a combined capital and surplus of at least $250,000,000 and having long-term unsecured debt securities rated “A-2” or equivalent by one Rating Agency;

(d)        commercial paper or tax exempt obligations given the highest rating by two Rating Agencies;

(e)       obligations of any other bank meeting the requirements of clause (c) above, in respect of the repurchase of obligations of the type as described in clauses (a) and (b) above, provided, that such repurchase obligations shall be fully secured by obligations of the type described in said clauses (a) and (b) above, and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, such bank;

(f)        a money market fund or a qualified investment fund given one of the two highest long-term ratings available from S&P and Moody’s; and

(g)        Eurodollar certificates of deposit issued by a bank meeting the requirements of clause (c) above. With respect to any rating requirement set forth above, if the issuer is rated by either S&P or Moody’s, but not both, then only the rating of such rating agency shall be utilized for the purpose of this definition.

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~“Casualty Event” shall mean any involuntary loss of or damage to or destruction of any Property of any Borrower Group Member.~~

~~“Casualty Event Offer Amount” has the meaning set forth in Section 2.09(a).~~

“Change in Control” means:

(a)        (i) at any time prior to a Qualifying IPO, the Sponsors shall cease to collectively directly or indirectly own and control, both legally and beneficially, more than 50% of the voting equity interests in the Borrower on a fully diluted basis (and taking into account all such securities that such “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act of 1934) has the right to acquire pursuant to any option right) and (ii) at any time following a Qualifying IPO, any “person” or “group” owns a greater percentage of the voting equity interests in the Borrower than the Sponsors collectively hold; or

(b)        the Sponsors shall cease to collectively directly or indirectly have the right to elect a majority in voting power of the board of directors (or comparable governing body) of the Borrower; or

(c)       the Borrower shall cease to own, directly or indirectly, 100% of the equity interests of ~~OpCo~~Power other than any such equity interests (not to exceed at any time, in the aggregate, 5.0% of all issued and outstanding equity interests in ~~OpCo~~Power) owned by current or former officers, directors and employees of ~~OpCo~~Power (or their respective family members, estates or trusts or other entities for the benefit of any of the foregoing) in connection with any long-term incentive plan.

“Change in Law” means the occurrence of any of the following (a) the adoption of any Governmental Rule (including, without limitation, in respect of the implementation of the reforms to the International Convergence of Capital Measurements and Capital Standards published by the Basel Committee on Banking Supervision in September 2010 (“Basel III”), or the adoption by any Lender of any policy (or change to, or in its interpretation or application of, any policy in existence as of the date hereof) implementing any provision of Basel III) in each case following ~~October 17, 201~~4the Amendment No. 1 Effective Date, (b) any change in any Governmental Rule (including, without limitation, in respect of the implementation of Basel III) or in the interpretation or application thereof by any Governmental Authority following ~~October 17, 201~~4the Amendment No. 1 Effective Date or (c) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any applicable Governmental Authority made or issued following ~~October 17, 201~~4the Amendment No. 1 Effective Date, in each case applicable to the relevant Lender or its holding or parent companies; provided that the adoption of any Governmental Rule, the change in any Governmental Rule or in the interpretation or application thereof by any Governmental Authority or the compliance by any Lender with any request, guideline or directive of any applicable Governmental Authority, in each case, made or issued in connection with the Dodd-Frank Street Reform and Consumer Protection Act of 2010, as amended (“Dodd-Frank”), the application of which affects the reserve, capital, liquidity or similar requirements of the relevant Lender (or its holding or parent

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

companies, if any) regardless of the date enacted, adopted or issued shall be deemed to be a Change in Law.

“Charges” ~~have~~has the meaning set forth in Section 9.14.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make a single Loan hereunder up to the amount set forth on Schedule 2.01 with respect to such Lender. The aggregate principal amount of the Lenders’ Commitments on the Amendment No. 1 Effective Date is $~~100,000,000~~30,000,000.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes imposed in lieu of net income taxes or branch profits Taxes.

“Constitutive Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of securities, by contract or otherwise, which, for the avoidance of doubt, shall include, with respect to any Fund, any Manager or Advisor of such Fund. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Party” means the Administrative Agent or any Lender.

~~“Cure Amount” has the meaning set forth in Section 5.12(b).~~

~~“Cure Expiration Date” has the meaning set forth in Section 5.12(b).~~

~~“Cure Right” has the meaning set forth in Section 5.12(b).~~

“Debt” means the Loans and any other Indebtedness that is at least pari passu with the Loans.

“Debt to Capital Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) all ~~Debt~~Indebtedness of the Borrower and its Subsidiaries net of cash and Cash Equivalents as of such date on a consolidated basis in excess of $5,000,000; provided that

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

the amount of cash and Cash Equivalents to be deducted pursuant to this clause (a) shall not ~~(x)~~ include any cash or Cash Equivalents that would appear as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries ~~or (y) exceed $75,000,000~~; to (b) the sum of (i) all ~~Debt~~Indebtedness of the Borrower and its Subsidiaries net of cash and Cash Equivalents as of such date on a consolidated basis in excess of $5,000,000; provided that the amount of cash and Cash Equivalents to be deducted pursuant to this clause (b)(i) shall not ~~(x)~~ include any cash or Cash Equivalents that would appear as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries ~~or (y) exceed $75,000,000~~; plus (ii) all shareholders’ equity of the Borrower as of such date ~~plus (iii) all Permitted Subordinated Debt as of such date~~; provided further that ~~as of the last day of the fourth full fiscal quarter following the Effective Date and any date thereafter, outstanding Debt under the HoldCo Existing Revolving Credit Facility, including the 2019 Revolving Credit Increase, and any other~~outstanding Indebtedness under any revolving loan facility of the Borrower or any of its Subsidiaries used for working capital purposes shall be based on a rolling four fiscal quarter average for such ~~Debt~~Indebtedness.

“Default” means any event or condition which would, with the expiry of a grace period, the giving of notice or any combination of the foregoing, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loan or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or Borrower’s, as applicable, receipt of such certification, (d) has become the subject of a Bankruptcy Event, or (e) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action.

~~“Disposition” or “Dispose” means the sale, assignment, transfer or other disposition (including any Sale and Leaseback Transaction and any termination of business lines) of any property by the Borrower or any of its Subsidiaries to any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding, for the avoidance of doubt, any such transfer or other disposition to an insurer of any Property that is the subject of a Casualty Event upon receipt by any Borrower Group Member of all Net Cash Insurance Proceeds payable in respect of such Casualty Event.~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

“~~Disposition Offer Proceeds” has the meaning set forth in Section 2.09(e).~~

“Distribution” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interests in the Borrower or any payment (whether in cash, securities or other property other than common equity), including any sinking fund or similar deposit, on account of the purchase, redemption, defeasance, retirement, acquisition, cancellation or termination of any equity interests in the Borrower or any option, warrant or other right to acquire any such Equity Interest in the Borrower~~,~~ and (b~~) any payments in respect of Permitted Subordinated Debt and (c~~) any management fees to the extent not constituting operating expenses.

“Dollars” or “$” refers to lawful money of the United States of America.

“Early Opt-in Election” has the meaning set forth in Section 2.12(e).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means ~~the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02)~~February 1, 2019.

“Eligible Assignee” means a commercial bank, finance company, insurance company, pension fund, or other financial institutions or funds (whether a corporation, partnership or other entity) engaged generally in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, in each case solely to the extent that such Person has been approved (not to be unreasonably withheld, conditioned or delayed, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof and provided, further, that no consent of the Borrower shall be required for an assignment if an Event of Default has occurred and is continuing) by the Borrower; provided that (i) no private equity, infrastructure or mezzanine fund shall in any event constitute an Eligible Assignee and (ii) none of the Sponsors, the Borrower, or any of their Affiliates shall in any event constitute an Eligible Assignee.

“Environmental Laws” means all federal, state, and local statutes, laws, regulations, rules, judgments, orders or decrees, in each case as modified and supplemented and in effect from time to time regulating or imposing liability or standards of conduct relating to the

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

regulation, use or protection of the environment or to emissions, discharges, Releases or threatened Releases of Hazardous Materials into the environment, including, without limitation, ambient air, soil, surface water, groundwater, wetlands, coastal waters, land or subsurface strata, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or to the protection or safety of the health of human beings or other living organisms and natural resources related to the environment, as now are, or may at any time hereafter be, in effect.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, membership interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a ERISA Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any ERISA Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any ERISA Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any ERISA Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any ERISA Plan or ERISA Plans or to appoint a trustee to administer any ERISA Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any ERISA Plan or Multiemployer ERISA Plan; (g) the receipt by the Borrower or any ERISA Affiliate of

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

any notice, or the receipt by any Multiemployer ERISA Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer ERISA Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; (h) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (i) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (j) conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any ERISA Plan; or (k) a determination that any ERISA Plan is in “at risk” status (within the meaning of Section 303 of ERISA).

“ERISA Plan” means any employee pension benefit plan (other than a Multiemployer ERISA Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Loans”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Eurodollar Rate” means, with respect to any Eurodollar Borrowing or Eurodollar Loan for any Interest Period, the rate per annum rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in Dollars with a maturity comparable to such Interest Period~~. In the event that, at such time and for any reason, such rate is not available or published on a current basis, or the supervisor for the administrator of such rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which such rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes as may be applicable.~~, or such other Benchmark Replacement rate per annum as may be determined in accordance with Section 2.15; provided that if the Eurodollar Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning set forth in Article VII.

“Excluded Taxes” means, with respect to any payment made by the Borrower under any Financing Document, any of the following Taxes imposed on or with respect to a Recipient:

(a)       Taxes imposed on or measured by net income (however denominated), franchise Taxes imposed in lieu of net income taxes and branch profits Taxes or similar Taxes, in each case, imposed by (i) the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes;

(b)        any Taxes imposed as a result of the failure of any Recipient to furnish any form, documentation or information required by Section 2.15(e);

(c)        in the case of a Lender, any withholding Tax that is imposed on amounts payable to such Lender pursuant to a law in effect on the date on which such Lender (i) becomes a party to this Agreement or (ii) subsequently designates a new lending office except to the extent that amounts with respect to Taxes, if any, were payable to such Lender’s assignor (in the case where such Lender is a permitted assignee under Section 9.04) or to such Lender immediately before it changed its lending office (in the case where such Lender designated a new lending office); and

(d)        any withholding of Tax imposed under FATCA.

~~“Facility” has the meaning set forth in the Recitals hereto.~~

“FATCA” means Sections 1471 through 1474 of the Code, as of ~~October 17, 201~~4the Amendment No. 1 Effective Date (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements entered into to implement or further the collection of Taxes imposed pursuant to the foregoing (together with any law implementing such agreements).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System ~~arranged by Federal funds brokers~~ on such day, as published by the Federal Reserve Bank of New York on the Business Day immediately succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the immediately succeeding Business Day ~~and~~, (b) if no such rate is so published on such

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

immediately succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent and (c) if the Federal Funds Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” has the meaning set forth in Section 2.12(e).

“Fee Letters” means, collectively, (i) the Fee Letter~~” means that certain Fee Letter~~, dated as of February 6, 2018, by and between the Borrower and each of the Mandated Lead Arrangers. and (ii) the Amendment No. 1 Fee Letters.

“Financial Officer” means the chief financial officer, ~~principal~~chief accounting officer, vice president finance, treasurer or assistant treasurer of the Borrower or individual holding a similar position.

“Financial Ratio Certificate” has the meaning set forth in Section 5.02(c).

“Financing Documents” means (a) this Agreement, (b) any Notes issued pursuant to Section 2.07(e)~~,~~ and (c) the Fee ~~Letter~~Letters. Any reference in this Agreement or any other Financing Document to a Financing Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Financing Document as the same may be in effect at any and all times such reference becomes operative.

“Finsub” means each special purpose bankruptcy remote Person that is a wholly-owned (directly or indirectly) Subsidiary of ~~the OpCo~~Power organized solely for the purpose of engaging in a Securitization Financing authorized by a Securitization Statute and a Securitization Financing Order and activities related thereto, and each is a “Finsub”.

“Fitch” means Fitch Investors Service, Inc. or its successors.

“Fund” means any investment company, limited partnership, general partnership or other collective investment scheme or any body, corporate or other entity, in each case, the business, operations or assets of which are managed professionally for investment purposes.

“GAAP” means generally accepted accounting principles in the United States; provided, however, that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Financing Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

“Governmental Approvals” means all authorizations, consents, approvals, waivers, exceptions, variances, filings, permits, orders, licenses, exemptions and declarations of or with any Governmental Authority.

“Governmental Authority” means any nation, state, sovereign or government, any federal, regional, state or local government or political subdivision thereof, any central bank or other entity exercising executive, legislative, judicial, treasury, regulatory or administrative functions of or pertaining to government and having jurisdiction over the Person or matters in question (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Governmental Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive requirement, treaty or other governmental restriction or any similar form of decision of or determination by or any interpretation or administration of any of the foregoing, in each case, having the force of law by, any Governmental Authority, which is applicable to any Person, whether now or hereafter in effect.

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation or (v) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsement for a collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Material” means, but is not limited to, any solid, liquid, gas, odor, heat, sound, vibration, radiation or other substance or emission which is a contaminant, pollutant, dangerous substance, toxic substance, hazardous waste, subject waste, hazardous material or hazardous substance which is or becomes regulated by applicable Environmental Laws or which is classified as hazardous or toxic under applicable Environmental Laws (including gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls, asbestos and urea formaldehyde foam insulation).

“Hedging Arrangements” means any agreement or arrangement with respect to any swap, cap, collar, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

~~“HoldCo Existing Revolving Credit Agreement” has the meaning set forth in the Recitals hereto.~~

~~“HoldCo Existing Revolving Credit Facility” means the “Revolving Credit Facility” as defined in the HoldCo Existing Revolving Credit Agreement.~~

~~“~~HoldCo Existing Term Loan Agreement~~” means the Term Credit Agreement, dated as of June 28, 2016, by and among the Borrower, as borrower, Mizuho Bank, Ltd., as administrative agent, and the lenders party thereto.~~

~~“HoldCo Existing Term Loan Facility” means the “Facility” as defined in the HoldCo Existing Term Loan Agreement.~~

“Immaterial Subsidiary” means any Subsidiary of the Borrower whose total assets (excluding intercompany receivables) at the relevant time of determination have a gross asset value of less than 5% of total assets (excluding intercompany receivables) of the Borrower and its Subsidiaries on a consolidated basis as set forth on the most recent financial statements delivered pursuant to Section 5.02(a) or Section 5.02(b) and whose total consolidated revenues (excluding intercompany sales) for the twelve (12) months ending at the relevant time of determination are less than 5% of total consolidated revenues (excluding intercompany sales) of the Borrower and its Subsidiaries as set forth on the most recent financial statements delivered pursuant to Section 5.02(a) or Section 5.02(b); provided that at no time shall all Immaterial Subsidiaries so designated pursuant to this definition have in the aggregate (x) total assets (excluding intercompany receivables) at the relevant time of determination having a gross asset value in excess of 5% of total assets (excluding intercompany receivables) of the Borrower and its Subsidiaries on a consolidated basis as set forth on the most recent financial statements delivered pursuant to Section 5.02(a) or Section 5.02(b), or (y) total consolidated revenues (excluding intercompany sales) for the twelve (12) months ending at the relevant time of determination in excess of 5% of total consolidated revenues (excluding intercompany sales) of

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

the Borrower and its Subsidiaries on a consolidated basis as set forth on the most recent financial statements delivered pursuant to Section 5.02(a) or Section 5.02(b).

~~“Increasing Lender” has the meaning set forth in Section 2.20(b).~~

~~“Incremental Loans” has the meaning set forth in Section 2.20(a).~~

~~“Incremental Term Facilities” has the meaning set forth in Section 2.20(a).~~

~~“Incremental Term Facility Amendment” has the meaning set forth in Section 2.20(d).~~

“Indebtedness” of any Person means:

(a)       all indebtedness of such Person for borrowed money,

(b)       all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

(c)       all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables not overdue for more than 180 days) that in accordance with GAAP would be included as a liability on the balance sheet of such Person,

(d)       all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person,

(e)       any Capital Lease obligations (and the amount of these obligations shall be the amount so capitalized),

(f)        all obligations, contingent or otherwise, of such Person under acceptances issued or created for the account of such Person,

(g)       all unconditional obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other Equity Interests of such Person or any warrants, rights or options to acquire such capital stock or other Equity Interests,

(h)       all net obligations of such Person pursuant to hedging transactions,

(i)        all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above, and

(j)        all Indebtedness of the type referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Financing Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Information” has the meaning set forth in Section 9.12.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06, substantially in the form of Exhibit B-2 or in such other form as the Administrative Agent and Borrower may agree.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last day of each March, June, September and December and the Maturity Date, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one week or one, two, three, six or, if agreed to by all Lenders, twelve months thereafter, as the Borrower may elect; provided that:

(a)        if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)        any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period;

(c)        any Interest Period ~~with respect to a Loan~~ that would otherwise extend beyond the Maturity Date will end on the Maturity Date; and

(d)       subject to clause (a) above, the initial Interest Period selected by the Borrower for any Eurodollar Borrowing may, if so specified in the related Borrowing Request for such Eurodollar Borrowing, be an irregular Interest Period ending on the final day of any calendar month that is not less than three Business Days after, and not more than three months after, the date of such Eurodollar Borrowing.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and~~, in the case of a Borrowing,~~ thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

“Invested Amounts” means the amounts invested by investors that are not Affiliates of the Borrower in connection with any receivables facility and paid to the Borrower or its Subsidiaries, as reduced by the aggregate amounts received by such investors from the payment of receivables and applied to reduce such invested amounts.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBOR” has the meaning set forth in the definition of “Benchmark Replacement Date”.

“Lien” means any mortgage, pledge, hypothecation, assignment, mandatory deposit arrangement, encumbrance, lien (statutory or other) or other security interest, any conditional sale or other title retention agreement, or any financing lease having substantially the same effect as any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable Governmental Rule.

“Loan Obligations” means, as at any date, the sum, computed without duplication, of (a) the aggregate outstanding principal amount of the Loans plus all accrued interest (whether arising or incurred before or after any bankruptcy of the Borrower) and fees on such amount or commitments relating thereto or with respect to the Facility, plus (b) any amounts (including, without limitation, insurance, insurance premiums, licensing fees, recording and filing fees, and Taxes) the Administrative Agent or the Lenders expend on behalf of the Borrower in accordance with the Financing Documents because the Borrower fails to make any such payment when required under the terms of any Financing Document, plus (c) all amounts required to be paid by the Borrower to the Lenders and the Administrative Agent under an indemnification, cost reimbursement or similar provision.

“Loans” means the term loans made by the Lenders to the Borrower pursuant to this Agreement. Each Loan shall be either a Base Rate Loan or a Eurodollar Loan.

~~“Macquarie” mean~~s,—~~collectively, Macquarie Infrastructure Partners Inc.—and its Affiliates, and funds, separate managed accounts or similar investment vehicles managed by it or its Affiliates.~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

“Manager” means, with respect to any Fund, any general partner, trustee, responsible entity, nominee, manager, or other entity performing a similar function with respect to such Fund.

“Mandated Lead Arrangers” means, collectively, (i) each of Mizuho Bank, Ltd., Credit Agricole Corporate and Investment Bank and The Bank of Nova Scotia, each in its capacity as joint lead arranger and joint bookrunner, and (ii) each of the Amendment No. 1 Mandated Lead Arrangers.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the validity or enforceability of the Financing Documents, (c) the ability of the Borrower to perform any of its obligations under the Financing Documents, or (d) the rights or remedies of the Administrative Agent or any Lender under the Financing Documents.

“Material Debt Financing Document” means any credit agreement, purchase agreement, indenture, note or similar contract or instrument providing for, or evidencing, the issuance or incurrence of any Indebtedness for borrowed money in an aggregate principal amount of at least $50,000,000.

“Material Subsidiary” means any Subsidiary of the Borrower, other than Immaterial Subsidiaries.

“Maturity Date” means June 28, ~~2021~~2022.

“Maximum Rate” has the meaning set forth in Section 9.14.

“Moody’s” means Moody’s Investors Service, Inc. or its successors.

“Multiemployer ERISA Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“~~Net Cash Insurance Proceeds” means, with respect to any Casualty Event of any Borrower Group Member, the gross cash proceeds of casualty insurance and casualty awards actually received by such Borrower Group Member in respect thereof; provided, that, Net Cash Insurance Proceeds shall be net of:—(a) the amount of any legal, advisory, title, transfer and recording tax expenses, commissions and other fees and expenses paid by the Borrower or the applicable Subsidiary in connection with such Casualty Event, (b) any federal, state and local income or other taxes estimated to be payable as a result of such Casualty Event (but only to the extent that such estimated taxes are in fact paid to the relevant federal, state or local Governmental Authority; provided that at the time such taxes are paid, an amount equal to the~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~amount, if any, by which such estimated taxes exceed the amount of taxes actually paid shall constitute “Net Cash Insurance Proceeds” for all purposes hereunder), (c) any repayments made or to be made by the Borrower or the applicable Subsidiary of Indebtedness to the extent that the terms of such other Indebtedness require that such Indebtedness to be repaid, (d) any reserve for adjustment in respect of any liabilities (other than taxes deducted pursuant to clause (b) above) associated with such Casualty Event retained by any Borrower Group Member after such Casualty—Event,—including—related to—environmental—matters—or with—respect to—any indemnification obligations associated with such Casualty Event, and it being understood that “Net Cash Insurance Proceeds” shall include the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (d), and (e) if the applicable cash payments are in the first instance received by a Subsidiary that is not a wholly-owned Subsidiary, the related Net Cash Insurance Proceeds shall be net of the proportionate share of the common Equity Interests of such Subsidiary (and of any intermediate Subsidiary) owned by Persons that are not wholly-owned Subsidiaries of the Borrower.~~

~~“Net Cash Proceeds” means with respect to any Disposition by any Borrower Group Member or any issuance of Indebtedness by any Borrower Group Member, the gross proceeds of all cash actually received by such Borrower Group Member in connection with such Disposition or issuance; provided that (a) Net Cash Proceeds shall be net of: (i) the amount of any legal, advisory, title, transfer and recording tax expenses, commissions and other fees and expenses paid by the Borrower or the applicable Subsidiary in connection with such transaction and (ii) any federal, state and local income or other taxes estimated to be payable as a result of such transaction (but only to the extent that such estimated taxes are in fact paid to the relevant federal, state or local Governmental Authority; provided that at the time such taxes are paid, an amount equal to the amount, if any, by which such estimated taxes exceed the amount of taxes actually paid shall constitute “Net Cash Proceeds” for all purposes hereunder), (b) with respect to any Disposition, Net Cash Proceeds shall be net of any repayments made or to be made by the relevant Borrower Group Member of Indebtedness to the extent that the terms of such other Indebtedness require that such Indebtedness be repaid, (c) for all Dispositions, Net Cash Proceeds shall be net of any earn out, indemnity or other similar obligations owed by the relevant Borrower Group Member in connection with the acquisition thereof, (d) Net Cash Proceeds shall be net of any reserve for adjustment in respect of (i) the sale price of such asset or assets established in accordance with GAAP and (ii) any liabilities (other than taxes deducted pursuant to clause (a)(ii) above) associated with such asset or assets and retained by any Borrower Group Member after such sale or other disposition thereof, including pension and other postemployment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification obligations associated with such transaction, and it being understood that “Net Cash Proceeds” shall include (A) any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by any Borrower Group Member in any such Disposition and (B) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (d), and (e) if the applicable cash payments are in the first instance received by a Subsidiary that is not a wholly- owned Subsidiary, the related Net Cash Proceeds shall be net of the proportionate share of the common Equity Interests of such Subsidiary (and of any intermediate Subsidiary) owned by Persons that are not wholly-owned Subsidiaries of the Borrower.~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

“Non-Consenting Lender” has the meaning set forth in ~~Section 9.02(d)~~Section 9.02(d).

“Non-U.S. Recipient” means a Recipient that is not a U.S. Person.

“Note” means a promissory note in the form of Exhibit F.

“OFAC” has the meaning set forth in the definition of “Anti-Terrorism Law”.

“~~Offer Date” has the meaning set forth in Section 2.09(f)(i)~~.

“~~Offer Notice” has the meaning set forth in Section 2.09(f)~~(i).

“~~Offer Payment Date” has the meaning set forth in Section 2.09(f)(i).~~

“~~Offer Procedures” has the meaning set forth in Section 2.09(f)(i).~~

“~~Offer Proceeds” means the Casualty Event Offer Amount, the Remaining Portion, the Disposition Offer Proceeds or the Available Disposition Offer Proceeds, as the context may require.~~

“~~OpCo” means Cleco Power LLC, a Louisiana limited liability company.~~

“~~OpCo~~Other Borrower Credit Agreement” means each of (a) the Credit Agreement~~,~~ dated as of April 13, 2016, ~~by and~~ among ~~OpCo (as assignee of Cleco MergerSub Inc.),~~the Borrower as borrower, the lenders party thereto from time to time and Mizuho Bank, Ltd., as administrative agent, ~~and~~(b) the Term Loan Credit Agreement dated as of June 28, 2016, among the Borrower as borrower, the lenders party thereto from time to time ~~party thereto.~~and Mizuho Bank, Ltd., as administrative agent and (c) the Uncommitted Letter of Credit Agreement dated as of October 5, 2018 between the Borrower and The Bank of Nova Scotia, each as amended, amended and restated, waived or otherwise modified from time to time.

“~~OpCo~~Other Borrower Financing Documents” means the “Financing Documents” as defined in ~~the OpCo~~each Other Borrower Credit Agreement (or similar term in any refinancing, replacement, refunding, renewal or extension thereof).

“~~OpCo Loan Facility” means the “Revolving Credit Facility” as defined in the OpCo Credit Agreement and any refinancing, replacement, refunding, renewal or extension thereof.~~

“~~OpCo Mortgage” means the indenture of mortgage, dated as of July 1, 1950, made by OpCo to Bank One Trust Company, NA, as Trustee thereunder, as amended, supplemented, amended and restated, refinanced or replaced from time to time.~~

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient negotiating, executing, delivering or performing its obligations or receiving a payment under, or enforcing, this Agreement or any

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

other Financing Document ~~or receiving or perfecting a security interest under any Financing Document~~).

~~“Other HoldCo Credit Agreement” means each of (a) the HoldCo Existing Term Loan Agreement, (b) the HoldCo Existing Revolving Credit Agreement and (c) the Bridge Loan Agreement, in each case, as in effect on the date hereof.~~

~~“~~Other HoldCo Financing Documents~~” means the “Financing Documents” as defined in each Other HoldCo Credit Agreement (or similar term in any refinancing, replacement, refunding, renewal or extension thereof).~~

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing, or any other excise or property Taxes, charges, levies or similar Taxes arising from any payment made under any Financing Document or any related credit document from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Financing Document or from the receipt or perfection of a security interest under, or otherwise with respect to any Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than as assignment made pursuant to Section 2.17).

“Participant” has the meaning set forth in Section 9.04(c).

“Participant Register” has the meaning set forth in Section 9.04(c).

“PBGC” means the Pension Benefit Guaranty Corporation, or any entity succeeding to any or all of its functions, established pursuant to Subtitle A of Title IV at ERISA.

~~“Permitted Acquisition”—means~~—any—~~acquisition—(whether by—purchase,—merger, consolidation or otherwise) or series of related acquisitions by the Borrower or any Subsidiary of the Borrower of (a) all or substantially all the assets of, or (b) all or substantially all the Equity Interests in, a Person or division or line of business of a Person, if:~~

~~(a) at the time of signing the definitive acquisition agreement with respect thereto and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing or would arise after giving effect thereto,~~

~~(b) such Person or division or line of business is engaged in the same or a similar line of business as the Borrower or business reasonably related, ancillary or synergistic thereto (including but not limited to other regulated utility businesses),~~

~~(c) at the time of signing the definitive acquisition agreement, the Borrower is in compliance on a Pro Forma Basis with the financial covenant in Section 5.12(a) as of the most recently ended Test Period, determined as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of such relevant Test Period, and~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~(d) in the case of an acquisition or merger involving the Borrower, the Borrower is the surviving entity of such acquisition or merger.~~

“~~Permitted Additional Debt” means (a) Revolving Loans under, and as defined in, the HoldCo Existing Revolving Credit Agreement, (b) any Permitted Refinancing Indebtedness incurred with commercial bank lenders in respect of Indebtedness outstanding under the HoldCo Existing Revolving Credit Facility or the HoldCo Existing Term Loan Facility, including by way of an amendment and extension of the HoldCo Existing Revolving Credit Facility or the HoldCo Existing Term Loan Facility, respectively, (c) Indebtedness up to an aggregate principal amount of $100,000,000 incurred after February 6, 2018 solely to finance costs (including for replacement and/or restoration of affected property) directly resulting from any Casualty Event, and (d) other Indebtedness incurred after February 6, 2018 by way of bank loan or credit facilities up to an aggregate principal amount of $50,000,000.~~

“Permitted Contest Conditions” means a contest, pursued in good faith, challenging the enforceability, validity, interpretation, amount or application of any Governmental Rule, any Taxes, assessment, fee, government charge or levy or any Lien or other claim or payment of any nature, or judgment or other matter (legal, contractual or other) by appropriate proceedings timely instituted if (a) the Borrower or the applicable Subsidiary diligently pursues such contest, (b) the Borrower or the applicable Subsidiary establishes adequate reserves with respect to the contested claim to the extent required by GAAP and (c) such contest would not reasonably be expected to result in a breach of ~~Section 6.04~~ Section 6.06 or an Event of Default under clause ~~(i)~~(i) in Article VII or any criminal or unindemnified civil liability (in the case of any such civil liability, otherwise required to be indemnified by the Borrower under the Financing Documents), being incurred by the Administrative Agent or any of the Lenders.

“Permitted ~~Debt~~Liens” has the meaning set forth in ~~Section 6.03~~Section 6.06.

~~“Permitted Investments” has the meaning set forth in Section 6.05.~~

~~“Permitted Liens” means:~~

~~(a) Liens that secure any Permitted Debt (excluding Liens securing (i) Indebtedness incurred or created under the Financing Documents, the Other HoldCo Financing Documents (including the 2019 Revolving Credit Increase and any other incremental facility permitted under the HoldCo Existing Revolving Credit Agreement), (ii) Indebtedness permitted pursuant to Section 6.03(q), (iii) Refinancing Senior Debt and (iv) the Senior Notes, unless, in each case, the Loan Obligations are also secured on a pari passu basis);~~

~~(b) Liens that secure any Permitted Debt of OpCo or any other Subsidiary of Borrower so long as (a) the Loan Obligations (as such term is defined in the OpCo Credit Agreement or any similar term in any refinancing, replacement, refunding, renewal or extension thereof) are secured on a pari passu basis or (b) such Liens are otherwise permitted under the OpCo Financing Documents or any refinancing, replacement, refunding, renewal or extension thereof, in each case, at the time of incurrence thereof;~~

~~(c) Liens, deposits or pledges incurred or created by any Borrower Group Member in the ordinary course of business or under applicable Governmental Rules in connection with or to~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~secure the performance of bids, tenders, contracts, leases, statutory obligations, surety bonds or appeal bonds;~~

~~(d) mechanics’, materialmen’s, workers’, repairmens’, employees’, warehousemen’s, carriers’ or other like Liens arising in the ordinary course of business or under Governmental Rules securing obligations which are not yet due, or which are adequately bonded and which are being contested pursuant to the Permitted Contest Conditions;~~

~~(e) Liens for Taxes, assessments or governmental charges, which are not yet due or which are being contested pursuant to the Permitted Contest Conditions;~~

~~(f) Liens arising out of judgments or awards fully covered by insurance or with respect to which an appeal or proceeding for review is being prosecuted pursuant to the Permitted Contest Conditions;~~

~~(g) easements, rights~~-~~of~~-~~way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property of any Borrower Group Member which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of any Borrower Group Member;~~

~~(h) Liens arising in the ordinary course of business from netting services, overdraft protection, banking services obligations and otherwise in connection with deposit, securities and commodities accounts;~~

~~(i) Liens securing judgments that do not constitute an Event of Default under clause (i) of~~ Article VII~~;~~

~~(j) Liens for purchase money security interests or Capital Lease obligations which are secured solely by the assets acquired securing Indebtedness permitted under~~ Section 6.03(d)~~;~~

~~(k) zoning, building and other generally applicable land use restrictions, which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of any Borrower Group Member;~~

~~(l) Liens that have been placed by a third party on the fee title of leased real property or property over which any Borrower Group Member has easement rights, and subordination or similar agreements relating thereto;~~

~~(m) Liens created or incurred by OpCo and its subsidiaries or by the Purchaser or its subsidiaries, in each case, securing obligations arising under natural gas purchase agreements, natural gas transportation and storage agreements, and Hedging Arrangements permitted under~~ Section 6.12~~;~~

~~(n) Liens securing other obligations in an aggregate amount not exceeding $100,000,000 at any time outstanding;~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~(o) Liens created or incurred by OpCo and its subsidiaries securing any Permitted Receivables Financing;~~

~~(p) Liens on the assets of OpCo and its Subsidiaries under the OpCo Financing Documents to secure the Liens under the OpCo Financing Documents;~~

~~(q) Liens on (i) Permitted Refinancing Indebtedness permitted under the definition thereof, and (ii) Permitted Refinancing Indebtedness (as defined in the OpCo Credit Agreement) permitted under the OpCo Financing Documents;~~

~~(r) Liens on any cash collateral for letters of credit issued or permitted under any Other HoldCo Credit Agreement;~~

~~(s) Liens created or incurred by the Borrower Group Members in favor of Governmental Authorities encumbering assets acquired in connection with a government grant program, and the right reserved to, or vested in, any Governmental Authority by the terms of any right, power, franchise, grant, license, or permit, or by any provision of law, to purchase, condemn, recapture or designate a purchaser of any property;~~

~~(t) agreements for an obligation (other than repayment of borrowed money) relating to the joint or common ownership, operation, and use of property, including Liens under joint venture or similar agreements securing obligations incurred in the conduct of operations or consisting of a purchase option, call or right of first refusal with respect to the Equity Interests in such jointly owned Person or assets;~~

~~(u) Liens on any Acquired Assets in existence on or prior to the Effective Date;~~

~~(v) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any of its Subsidiaries, or existing on any property of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary or that is merged with or into or consolidated with the Borrower or any Subsidiary prior to such merger or consolidation, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary or such merger, as the case may be, (ii) such Lien shall not apply to any other property or asset of the Borrower or any of the Subsidiaries, and (iii) such Lien shall secure only those obligations and liabilities that it secures on the date of such acquisition or the date such Person becomes a Subsidiary of the Borrower or such merger, as the case may be, and any extensions, renewals, refinancings and replacements thereof that do not increase the outstanding amount thereof;~~

~~(w) Liens (including precautionary Liens in connection with Capital Leases) on fixed or capital assets and other property (including any natural gas, oil or other mineral assets, pollution control facilities, electrical generating plants, equipment and machinery, and related accounts, financial assets, contracts and general intangibles) acquired, constructed, explored, drilled, developed, improved, repaired or serviced (including in connection with the financing of working capital and ongoing maintenance) by the Borrower or any Subsidiary,~~ provided ~~that (i~~) ~~such security interests and the obligations and liabilities secured thereby are incurred prior to or within two hundred seventy (270) days after the acquisition of the relevant asset or the completion of the relevant construction, exploration, drilling, development, improvement, repair~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~or servicing (including the relevant financing of working capital and ongoing maintenance), or within two hundred seventy (270) days after the extension, renewal, refinancing or replacement of the obligations and liabilities secured thereby, as the case may be, (ii) the obligations and liabilities secured thereby do not exceed the cost of acquiring, constructing, exploring, drilling, developing, improving, repairing or servicing (including the financing of working capital and ongoing maintenance in respect of) the relevant assets, and (iii) such security interests shall not apply to any other property beyond the relevant property set forth in this clause (w) (and in the case of construction or improvement, any theretofore unimproved real property on which the property so constructed or the improvement is located) and clause (x), as applicable, of the Borrower or any Subsidiary, and (iv) recourse for such obligations and liabilities under any financing secured under this clause (w) shall be limited to the property subject to Liens permitted under this clause (w) and clause (x) and (A) in the case of any financing of the OpCo, to the OpCo and (B) in the case of any other financing, to a special purpose, bankruptcy~~-~~remove Person described in clause (x);~~

~~(x) Liens on any Equity Interest owned or otherwise held by or on behalf of the Borrower or any Subsidiary in any Person created in connection with any project financing;~~

~~(y) Liens on assets of OpCo securing the payment of Indebtedness of OpCo to a state of the United States or any political subdivision thereof issued in a transaction in which such state or political subdivision issued industrial revenue bonds or other obligations, the interest on which is excludable from gross income by the holders thereof pursuant to the provisions of the Code, as in effect at the time of the issuance of such obligations, and Indebtedness to the issuer of a letter of credit, bond insurance or guaranty to support any such obligations to the extent OpCo is required to reimburse such issuer for drawings under such letter of credit, bond insurance or guaranty with respect to the principal of or interest on such obligations, including Liens arising pursuant to a pledge of OpCo’s mortgage bonds issued under the OpCo Mortgage; provided that such pledged bonds shall not exceed an aggregate principal amount of $125,000,000 at any time;~~

~~(z) Liens created for the sole purpose of extending, renewing or replacing in whole or in part Indebtedness secured by any lien, mortgage or security interest referred to in this definition of “Permitted Liens”; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property or Indebtedness that secured the lien or mortgage so extended, renewed or replaced (and any improvements on such property);~~

~~(aa) Liens created by any Finsub for any Securitization Financing pursuant to any order of the applicable regulatory Governmental Authority (such as the Louisiana Public Service Commission) which allows for a securitization financing by the OpCo and/or a Finsub authorized by a Securitization Statute (any such order, a “Securitization Financing Order”);~~

~~(bb) Liens on cash or invested funds used to make a defeasance, covenant defeasance or in substance defeasance of any Debt pursuant to an express contractual provision in the~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~agreements governing such Debt or GAAP, provided that immediately before and immediately after giving effect to the making of such defeasance, no Default or Event of Default shall exist;~~

~~(cc) Liens created to secure Debt of any subsidiary of Opco to OpCo or to any of OpCo’s other subsidiaries and Liens created to secure Debt of any subsidiary of the Purchaser to the Purchaser or to any of the Purchaser’s other subsidiaries;~~

~~(dd) the Lien evidenced by the OpCo Mortgage as renewed or replaced from time to time; provided, however, that such Lien shall not extend to or over any property of a character not subject on the Effective Date to the Lien granted under the OpCo Mortgage; or~~

~~(ee) “permitted liens” as defined under Section 1.04 of the OpCo Mortgage, as in effect on the Effective Date, other than “funded liens” described in clause (ix) of said Section 1.0~~4~~, and other Liens not otherwise prohibited by Section 5.05 of the OpCo Mortgage, as in effect on the Effective Date, and in the event the OpCo Mortgage is terminated, Liens of the same type and nature as the foregoing Liens referred to in this clause (ee), provided, that the amounts secured by such other Liens shall not exceed the amounts that may be secured by such foregoing Liens as of the last day on which the OpCo Mortgage was in effect.~~

“Permitted Receivables Facility Assets” means (a) receivables (whether now existing or arising in the future) of ~~OpCo~~Power and its subsidiaries which are transferred or pledged to a Receivables Entity pursuant to a Permitted Receivables Financing and any related Permitted Receivables Related Assets which are also so transferred or pledged to such Receivables Entity and all proceeds thereof and (b) loans to the Borrower and its Subsidiaries secured by receivables (whether now existing or arising in the future) and any Permitted Receivables Related Assets of ~~OpCo~~Power and its ~~Subsidiaries~~subsidiaries which are made pursuant to a Permitted Receivables Financing.

“Permitted Receivables Financing” means any receivables facility providing for the sale or pledge by ~~OpCo~~Power and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Borrower and such Receivables Sellers) to a Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell or pledge interests in the respective Permitted Receivables Facility Assets to third-party investors (with the Receivables Entity permitted to issue investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by the Receivables Entity to purchase the Permitted Receivables Facility Assets from ~~OpCo~~Power and/or the respective Receivables Sellers~~.~~, in an aggregate for all such facilities not to exceed at any time an amount equal to 10% of the aggregate receivables of the Borrower and its Subsidiaries as set forth in the most recent audited financial statements delivered pursuant to Section 5.02(a). For purposes of this definition, the “principal amount” of any receivables facility shall mean the Invested Amount.

“Permitted Receivables Related Assets” means any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to receivables and any collections or proceeds of any of the foregoing.

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~“Permitted Refinancing Indebtedness” means any Indebtedness of any Borrower Group Member issued in exchange for, or the Net Cash Proceeds of which are used to refund, refinance, replace, defease or discharge, other Indebtedness of such Person; provided that:~~

~~(a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on such Indebtedness and the amount of all reasonable out~~-~~of~~-~~pocket expenses and premiums, underwriting, issuance, commitment, syndication and other similar fees, costs and expenses reasonably incurred in connection therewith);~~

~~(b) such Permitted Refinancing Indebtedness has a weighted average life to maturity equal to or greater than the weighted average life to maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;~~

~~(c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Loan Obligations, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Loan Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided tha~~t ~~a certificate of an Authorized Officer of the Borrower is delivered to the Administrative Agent at least five (5) Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such subordination terms or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);~~

~~(d) the direct or any contingent obligor with respect to such Permitted Refinancing Indebtedness is not changed from the direct or contingent obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;~~

~~(e) the Permitted Refinancing Indebtedness is not secured by any collateral not granted to the holders of the Indebtedness being financed, renewed, replaced, defeased or refunded;~~

~~(f) such Permitted Refinancing Indebtedness shall have terms which shall be no more restrictive taken as a whole, and shall not, taken as a whole, be materially less favorable, in any respect on the Borrower or its Subsidiaries than the provisions of the Indebtedness being refinanced, renewed, replaced, defeased or refunded; provided, however, that the foregoing requirements shall not apply to pricing terms in respect of any Indebtedness being so refinanced, renewed, replaced, defeased or refunded so long as such pricing is consistent with then prevailing market pricing; and~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~(g) no Default or Event of Default shall have occurred and be continuing at the time of the incurrence of such Permitted Refinancing Indebtedness, or would occur as a result of the incurrence of such Permitted Refinancing Indebtedness.~~

“~~Permitted Subordinated Debt” means any unsecured subordinated Indebtedness incurred by Borrower or OpCo; provided that, all such Indebtedness shall (a) have a maturity date not earlier than six (6) months after the Maturity Date, (b) be fully subordinated in right of payment and liquidation to the prior payment in full of the Facility (in the case of the Borrower) and the OpCo Loan Facility (in the case of OpCo) in accordance with the terms set forth on Exhibit H hereto, and (c) in the case of any such Indebtedness owing by OpCo, be owed to the Borrower.~~

“Person” means any individual, corporation, limited liability company, company, voluntary association, partnership, joint venture, trust, or other enterprises or unincorporated organization or government (or any agency, instrumentality or political subdivision thereof) or other entity.

“~~Prepayment Portion” means (a) the aggregate amount of the Net Cash Proceeds received with respect to a Casualty Event, Disposition or issuance of Refinancing Senior Debt, as the case may be, times (b) a fraction, the numerator of which is the aggregate principal amount of Loans outstanding on the date of prepayment or the date of the offer to make a prepayment under Section 2.09 and the denominator of which is the aggregate amount of Indebtedness of the Borrower outstanding on the date of prepayment or the date of the offer to make a prepayment under Section 2.09 that is required to be similarly prepaid.~~

“Power” means Cleco Power LLC, a Louisiana limited liability company.

“Power Credit Agreements” means, collectively, (a) the Credit Agreement, dated as of April 13, 2016, by and among Power, as borrower, Mizuho Bank, Ltd., as administrative agent, and the lenders from time to time party thereto and (b) the Uncommitted Letter of Credit Agreement dated as of April 30, 2018 between Power and The Bank of Nova Scotia, each as amended, amended and restated, waived or otherwise modified from time to time,.

“Power Financing Documents” means the “Financing Documents” as defined in the Power Credit Agreement (or similar term in any refinancing, replacement, refunding, renewal or extension thereof).

“Power Mortgage” means the Indenture of Mortgage, dated as of July 1, 1950, between Power (successor to Cleco Utility Group Inc., formerly Central Louisiana Electric Company, Inc.) and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A., successor to J.P. Morgan Trust Company, N.A., successor to Bank One Trust Company, N.A., formerly The National Bank of Commerce in New Orleans), as Trustee thereunder, as amended, modified, supplemented, renewed, restated, refinanced or replaced from time to time.

“Prime Rate” means the rate of interest per annum published in the Wall Street Journal Eastern Edition as the “prime rate” for such day, and if the Wall Street Journal Eastern Edition does not publish such rate on such day, then such rate as most recently published prior to such day, or if for any reason such rate is no longer published or available, the rate publicly

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

announced from time to time by the Administrative Agent (or any Lender (which agrees in writing to have its rates so used) selected by the Administrative Agent) as its prime rate.

“~~Pro Forma Balance Sheet” has the meaning set forth in Section 4.01(c)~~.

“Pro Forma Basis” means, with respect to any event, that the Borrower is in compliance on a pro forma basis with the applicable covenant, calculation or requirement herein recomputed as if the event with respect to which compliance on a Pro Forma Basis is being tested had occurred on the first day of the most recently ended Test Period and otherwise in accordance with Section 1.04(b) herein.

“Property” means any right or interest in or to property of any kind whatsoever, whether real or personal, or mixed and whether tangible or intangible, and including, for the avoidance of doubt, revenues and contractual rights.

~~“Proportional Share” means, with respect to any Lender and any offer in accordance with Section 2.09(f), a fraction, (a) the numerator of which is the outstanding principal amount of Loans held by such Lender as of the date of determination and (b) the denominator of which is the principal amount of all outstanding Loans held by all Lenders as of such date of determination.~~

“~~Purchase~~rPTE” has the meaning set ~~for the Recitals hereto~~forth in Section 8.11(c).

“Qualified Eligible Assignee” means any Person that (immediately prior to giving effect to the relevant assignment under this Agreement) is (a) a Lender or (b) an Affiliate or an Approved Fund of a Lender.

“Qualifying IPO” shall mean the issuance by the Borrower or any other direct or indirect parent of the Borrower of its common stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the Securities and Exchange Commission (or any Governmental Authority succeeding to any of its principal functions) in accordance with the Securities Act of 1933 (whether alone or in connection with a secondary public offering).

“Quarter End Date” means March 31, June 30, September 30 and December 31 of each year.

“Rating Agency” means any of S&P, Moody’s or Fitch or any similar entity or any of their respective successors.

“Receivables Entity” means a wholly-owned direct or indirect Subsidiary of the Borrower which engages in no activities other than in connection with the financing of accounts receivable of Receivables Sellers and which is designated (as provided below) as the “Receivables Entity”

(a)        no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is Guaranteed by the Borrower or any other Subsidiary of the Borrower (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any other Subsidiary of the Borrower in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(b)     with which neither the Borrower nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to documents relating to the relevant Permitted Receivables Financing (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Borrower, and

(c)     to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer’s certificate of the Borrower certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions. For the avoidance of doubt, the representations, warranties, covenants and events of default contained in the Financing Documents shall not apply to any Receivables Entity.

“Receivables Seller” means ~~OpCo~~Power and any direct or indirect subsidiary of ~~OpCo~~Power that are from time to time party to a Permitted Receivables Financing.

“Recipient” means, as applicable, (a) the Administrative Agent and (b) any Lender (and, in the case of a Lender that is classified as a partnership for U.S. federal tax purposes, a Person treated as the beneficial owner thereof for U.S. federal tax purposes).

“~~Refinancing Senior Debt” means any Indebtedness of the Borrower issued in exchange for, or the Net Cash Proceeds of which are used to refund, refinance, replace, defease or discharge, other Indebtedness of the Borrower; provided t~~hat:

~~(a) no loans are then outstanding under the Bridge Loan Agreement (or would remain outstanding after application of the proceeds of such Refinancing Senior Debt);~~

~~(b) the Prepayment Portion of the Net Cash Proceeds of such Refinancing Senior Debt shall be used to prepay the Loans, in whole or in part, in accordance with Section 2.09(b) herein~~;

~~(c) the Net Cash Proceeds of such Refinancing Senior Debt shall not exceed an amount equal to the aggregate principal amount of such Indebtedness (including the Loans) so repaid (or to be repaid) in accordance with Section 2.09(b);~~

~~(d) such Refinancing Senior Debt shall have a weighted average life to maturity equal to or greater than the weighted average life to maturity of the then~~-~~outstanding principal amount of the Loans;~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~(e) such Refinancing Senior Debt shall not benefit from any Liens; and~~

~~(f) no Default or Event of Default shall have occurred and be continuing at the time of the issuance of such Refinancing Senior Debt, or would occur as a result of the issuance of such Refinancing Senior Debt.~~

“Register” has the meaning set forth in Section 9.04(b)(iv).

~~“Reinvestment Deadline” has the meaning set forth in Section 2.09(e).~~

~~“Reinvestment Rights” has the meaning set forth in Section 2.09(e).~~

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, attorneys-in-fact, and advisors of such Person.

“Releases” means with respect to any Hazardous Material, any release, spill, emission, emanation, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of such Hazardous Material into the indoor or outdoor environment, including, without limitation, the movement of such Hazardous Material through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

“~~Remaining Portion~~Relevant Governmental Body” has the meaning set forth in ~~Section 2.09(a)~~Section 2.15(e).

“Removal Effective Date” has the meaning set forth in Section 8.06(b).

“~~Replacement Deadline” has the meaning set forth in Section 2.09(a)~~.

“~~Replacement Rights” has the meaning set forth in Section 2.09(a).~~

“Required Lenders” means, at any time, subject to Section 2.18, Lenders holding outstanding Loans representing more than 50% of the sum of the principal amount of all Loans outstanding at such time.

“Resignation Effective Date” has the meaning set forth in Section 8.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Party” means any Person listed (a) in the Exhibit to Executive Order No. 13224 of September 23, 2001 - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism; (b) on the “Specially Designated Nationals and Blocked persons” list maintained by the OFAC; (c) in any sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State or any country, region or territory which is itself the subject or target of any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time pursuant to Anti-Terrorism Laws, (d) in any successor list to either of the foregoing; or (e) any Person operating, organized or resident in or owned or controlled by any such Person or Persons

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

described in the foregoing clauses (at the time of this Agreement, the parties hereto acknowledge that Restricted Parties include the Crimea region of Ukraine, Cuba, Iran, North Korea~~, Sudan~~ and Syria).

“S&P” means ~~Standard & Poor’s Rating Services~~S&P Global Ratings or its successors.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person, contemporaneously with the lease of such property or asset by the seller thereof as lessee.

“Securitization Financing” means an issuance of any bonds, other evidence of indebtedness or certificates of participation or beneficial interests that, in compliance with Internal Revenue Service Revenue Procedure 2005-62, is (a) issued by a Finsub and (b) secured by the intangible property right to collect charges for the recovery of specified costs and such other assets, if any, of a Finsub.

“Securitization Financing Order” has the meaning specified in ~~clause (aa) of the definition of “Permitted Liens”~~Section 6.06(ff).

“Securitization Statute” means any Law, including the Louisiana Electric Utility Storm Recovery Securitization Act and the Louisiana Electric Utility Investment Recovery Securitization Act, that (a) is enacted to facilitate the recovery of certain specified costs incurred by ~~OpCo~~Power; (b) authorizes ~~OpCo~~Power to apply for, and authorizes the applicable regulatory Governmental Authority to issue, a financing order determining the amount of specified costs ~~OpCo~~Power will be allowed to recover; (c) provides that pursuant to the financing order, ~~OpCo~~Power acquires an intangible property right to charge, collect, and receive amounts necessary to provide for the full recovery of the specified costs determined to be recoverable, and assures that the charges are non-bypassable; (d) guarantees that the applicable regulatory Governmental Authority will not rescind or amend the financing order, revise the amount of specified costs, or in any way reduce or impair the value of the intangible property right, except as may be contemplated by periodic adjustments authorized by such legislation; (e) provides (if applicable) procedures assuring that the sale, if any, of the intangible property right from ~~OpCo~~Power to any special purpose bankruptcy remote Person that is a wholly owned (directly or indirectly) ~~Subsidiary of OpCo~~subsidiary of Power organized solely for the purpose of engaging in any securitization financing pursuant to any order of the applicable regulatory Governmental Authority will be perfected under applicable law as an absolute transfer of ~~OpCo’s~~Power’s right, title, and interest in the property, and (f) authorizes the securitization of the intangible property right to recover the fixed amount of specified costs through the issuance of bonds, other evidences of Indebtedness, or certificates of participation or beneficial interest that are issued pursuant to an indenture, contract or other agreement of ~~the OpCo~~Power or a such special bankruptcy remote Person.

“~~Seller” has the meaning set forth in the Recitals hereto.~~

“Senior Debt Rating” means at any date, the credit rating identified by S&P, Fitch, or Moody’s as the credit rating which (a) it has assigned to long term senior unsecured debt of the

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

Borrower or (b) it would assign to long term senior unsecured debt of the Borrower were the Borrower to issue or have outstanding any long term senior unsecured debt on such date.

“Senior Notes” means each of (i) (a) the $535,000,000 3.743% Senior Notes due 2026 issued by the Borrower on May 17, 2016, (b) the $350,000,000 4.973% Senior Notes due 2046 issued by the Borrower on May 17, 2016 and (c) the $165,000,000 3.25% Senior Notes due 2023 issued by the Borrower on May 24, 2016, in each case, pursuant to the Indenture, dated as of May 17, 2016, by and between the Borrower and Wells Fargo Bank, N.A., as trustee, as supplemented from time to time~~.~~, and (ii) the $300,000,000 3.375% Senior Notes due 2029 issued by the Borrower on September 11, 2019 pursuant to the Indenture, dated as of September 11, 2019, by and between the Borrower and Regions Bank, as trustee, as supplemented from time to time.

“SOFR” has the meaning set forth in Section 2.15(e).

“Solvent” means, when used with respect to any Person, as of any date of determination, that (a) such Person is able to pay all of its liabilities as such liabilities become due, (b) the sum of the debt (including contingent liabilities) of such Person and its subsidiaries, on a consolidated basis, does not exceed the fair value of the present assets of such Person and its subsidiaries, on a consolidated basis, and (c) the capital of such Person and its subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business, taken as a whole, as contemplated on such date of determination (provided that, as used in this definition, the amount of any contingent liability shall be the amount that, in light of all of the facts and circumstances existing as of such date of determination, represents the amount that can reasonably be expected as of that date to become due and payable as an actual or matured liability (and for avoidance of doubt, excluding any liabilities treated as pass-through costs under the applicable regulatory regime), as determined reasonably and in good faith by such Person).

~~“Specified Representations” means the representations and warranties of the Borrower in Section 3.01, 3.02, 3.03, 3.04, 3.15, 3.16, 3.18, 3.21, 3.23, 3.24 and 3.25.~~

“Sponsors” means, collectively, MIP Cleco Partners L.P. (f/k/a Como B L.P.), bcIMC Como Investment Limited Partnership and John Hancock Life Insurance Company (U.S.A.), and each of their respective Affiliates.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any of its Subsidiaries in connection with a Permitted Receivables Financing which are reasonably customary in accounts receivable financing transactions.

“Subordinated Indebtedness” means any Indebtedness of the Borrower or any Subsidiary the payment of which is subordinated in right to the Loan Obligations.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

~~“Target” has the meaning set forth in the Recitals hereto.~~

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, additions to tax, penalties or similar liability with respect thereto.

“Term Loan Facility” has the meaning set forth in the Recitals hereto.

“Term SOFR” has the meaning set forth in Section 2.15(e).

“Test Period” means, as of any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 5.02(a) or 5.02(b). Any financial ratio or compliance with any covenant in respect of any Test Period shall be determined on the date on which the financial statements pursuant to Section 5.02(a) or Section 5.02(b) have been, or should have been, delivered for the applicable fiscal period ending on such Quarter End Date.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Financing Documents, the borrowing of ~~the~~ Loans and the use of the proceeds thereof.

“Type” means, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Eurodollar Rate or the Base Rate.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

“Unadjusted Benchmark Replacement” has the meaning set forth in Section 2.15(e).

“United States” and “U.S.” mean the United States of America.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Tax Code.

“U.S. Tax Certificate” has the meaning set forth in Section 2.15(f)(ii)(D).

“Withdrawal Liability” means liability to a Multiemployer ERISA Plan as a result of a complete or partial withdrawal from such Multiemployer ERISA Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means~~,~~:

(a)        with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~; and

(b)       with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02     Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “Eurodollar Loan”).—~~Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowin~~g”).

SECTION 1.03    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules, Recitals, paragraphs, clauses, Appendices shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement (and Articles, Sections, etc. shall be deemed to be incorporated by reference into this Agreement), (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (g) all actions by specified officers of a Person shall be deemed to be taken by such specified officer solely in such specified officer’s capacity as such officer, (h) all calculations are to be made without duplication unless otherwise specified, (i) references to “days” means calendar days unless the term “Business Days” is used, and (j) references to a time of day means such time in New York, New York unless otherwise specified.

SECTION 1.04    Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose) (including, without limitation, any change in GAAP resulting in any operating lease being reclassified as a capital lease), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards (“ASC”) 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under ASC 470-20-15 (previously referred to as Financial Accounting Standards Board Staff Position APB 14-1) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding anything herein to the contrary, in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence before ASC 842 took effect) that would constitute capital leases in conformity with GAAP before ASC 842 took effect shall be

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

considered capital leases, and all calculations and deliverables under this Agreement or any other Financing Document shall be made or delivered, as applicable, in accordance therewith.

(b)       All computations on a Pro Forma Basis with respect to any period shall be made giving effect to any acquisition, investment or disposition, or issuance, incurrence or assumption of or amendment to Indebtedness, or other transaction that occurred after the first day of such period, in each case, as if such acquisition, investment or disposition, or issuance, incurrence or assumption of or amendment to Indebtedness, or other transaction had occurred on the first day of such period (or, in the case of any balance sheet item, on the last day of the relevant period), and, to the extent applicable, giving pro forma effect to historical earnings and cash flows associated with assets acquired and investments made and excluding the pro forma effect of historical earnings and cash flows associated with assets disposed of, in each case, during such relevant period (but, in each case, without giving effect to any synergies or cost savings therefrom) and any related incurrence or reduction of Indebtedness, including adjustments in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Arrangements applicable to such Indebtedness).

SECTION 1.05    Status of Obligations. In the event that the Borrower shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take all such actions as shall be necessary to cause the Loan Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent (and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to this Agreement), and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Loan Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Administrative Agent (and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to this Agreement), the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

SECTION 1.06     Divisions. For all purposes under the Financing Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

ARTICLE II

THE CREDITS

SECTION 2.01    Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single Loan in Dollars to Borrower on the Effective Date in the original aggregate principal amount equal to its Commitment or its Applicable Percentage of the amount of all Loans requested by Borrower. Amounts paid or prepaid in respect of Loans may not be reborrowed. To the extent Borrower requests less than all of the aggregate Commitments for funding on the Effective Date, the remaining unfunded commitment shall be deemed terminated at the end of business on the Effective Date.

SECTION 2.02    Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Applicable Percentages. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)       Subject to Section 2.12, each Borrowing shall be comprised entirely of Base Rate Loans or Eurodollar Loans as the Borrower may request in accordance herewith~~; provided, that, except to the extent the Administrative Agent shall have received an indemnification substantially consistent with the terms of Section 2.13 not less than three (3) Business Days prior to the Effective Date, all Borrowings made on the Effective Date must be made as Base Rate Borrowings but may be converted into Eurodollar Borrowings in accordance with Section 2.06~~. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Section 2.12, 2.13, 2.14 and 2.15 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)       Each Borrowing of Eurodollar Loans shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $5,000,000. Each Borrowing of Base Rate Loans shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurodollar Borrowings outstanding.

SECTION 2.03     Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone, hand delivery, facsimile or electronic transmission, which such notice shall be in the form of (or, in the case of telephonic notification, promptly confirmed in the form of) a written Borrowing Request signed by the Borrower (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing, not later than ~~11:00 a~~1:00 p.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable. Each such telephonic

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)       the aggregate amount of the requested Borrowing;

(ii)      the date of such Borrowing, which shall be a Business Day;

(iii)     whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing;

(iv)     in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)      the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04     Reserved.

SECTION 2.05     Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request.

(b)      Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing or (ii) in the case of the Borrower,

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c)       If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in this Section 2.05, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

SECTION 2.06    Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)      To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone, hand delivery, facsimile or electronic transmission by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be in the form of (or in the case of telephonic notice, shall be confirmed promptly by hand delivery, facsimile or electronic transmission to the Administrative Agent of) a written Interest Election Request signed by the Borrower. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to ~~(i)~~ elect an Interest Period for Eurodollar Loans that would end after the Maturity Date ~~or (ii) convert any Borrowing to a Borrowing of a Type not available under the Commitments~~.

(c)       Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)         the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)         the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

(iii)        whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

(iv)        if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)       Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)       If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing the Borrower may only elect Interest Periods not in excess of one month; provided that the Administrative Agent may (or, if so instructed by the Required Lenders, shall) notify the Borrower otherwise, whereupon each Eurodollar Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.07     Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the ratable account of each Lender ~~the then unpaid principal amount of each Loan~~ on the Maturity Date the aggregate principal amount of all Loans then outstanding.

(b)       Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)       The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)       The entries made in the accounts maintained pursuant to clause (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

(e)       Any Lender may request that Loans made by it be evidenced by a Note in substantially the form of Exhibit F. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

SECTION 2.08     Optional Prepayment of Loans.~~.~~— The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.08~~; provided that no prepayments of any Loans shall be permitted if loans under the Bridge Loan Facility are then outstanding~~. The Borrower shall notify the Administrative Agent by telephone, hand delivery, facsimile or electronic transmission (promptly confirmed, in the case of telephonic notice, by hand delivery, facsimile or electronic transmission) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of prepayment or (ii) in the case of prepayment of a Base Rate Borrowing, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify (x) the prepayment date, (y) the principal amount of each Borrowing or portion thereof to be prepaid and (z) the Type of Borrowing to be prepaid; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or the consummation of another transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in a minimum aggregate amount of $1,000,000 and $500,000 increments in excess thereof. Any such prepayment will be applied to the relevant Loans of the same type designated by the Borrower, at its sole discretion~~; provided, however, no optional prepayments or redemptions may be made in respect of any Refinancing Senior Debt unless the Loans are prepaid on at least a pro rata basis~~. Prepayments shall be payable without penalty or premium and shall be accompanied by (i) accrued interest to the extent required by Section 2.11 and (ii) break funding payments to the extent required by Section 2.14.

~~SECTION 2.09     Mandatory Prepayments and Mandatory Offers.~~

~~(a) Mandatory Offer with the Net Cash Insurance Proceeds of Casualty Events. On each applicable Offer Date, the Borrower shall make a mandatory offer to each Lender for the prepayment of outstanding Loans in an amount equal to 100% of the Prepayment Portion of any Net Cash Insurance Proceeds received by the Borrower or any of its Subsidiaries since the last Interest Payment Date (and not yet applied in accordance with this Section 2.09(a)) to the extent all such Net Cash Insurance Proceeds received in such fiscal year exceed $30,000,000 (such amount, the “Casualty Event Offer Amount”); provided, however, no such mandatory offer shall be required under this Section 2.09(a) to the extent the Borrower notifies the Administrative Agent in writing no later than five (5) Business Days before the relevant Offer Date that the Borrower or such Subsidiary has elected to apply such Casualty Event Offer Amount to restore~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~or replace the affected Property or otherwise to reinvest in Property of a kind then used or usable in the Business (including reinvestments in Permitted Acquisitions) within three-hundred sixty (360) days of the receipt of such Casualty Event Offer Amount (the “Replacement Deadline” and such rights, the “Replacement Rights”); provided, further, to the extent the Borrower or Subsidiary fails to apply any or all of such Casualty Event Offer Amount to any such restoration, replacement or reinvestment by the Replacement Deadline (any amount of the relevant Net Cash Insurance Proceeds not so applied, the “Remaining Portion”), the Borrower shall make a mandatory prepayment offer in accordance with the procedures set forth in Section 2.09(f) below.~~

~~(b) Mandatory Prepayment with the Net Cash Proceeds of Refinancing Senior Debt. O~~n ~~the Business Day the Borrower receives any such Net Cash Proceeds or, if so agreed by the Administrative Agent (acting on the instructions of the Required Lenders), on the next Interest Payment Date thereafter, the Borrower shall make a mandatory prepayment of the Loans in an amount equal to 100% of the Prepayment Portion of the Net Cash Proceeds received by the Borrower on account of the issuance of Refinancing Senior Debt since the last Interest Payment Date. Any such amount required to be prepaid hereunder shall be applied in accordance with Section 2.09(g) and Section 2.09(h) below.~~

~~(c) Mandatory Prepayment of the Cure Amount. On each Interest Payment Date (or, at the Borrower’s election, on any earlier date, subject to the payment of breakage costs in accordance with Section 2.1~~4~~, if applicable), the Borrower shall make a mandatory prepayment of the Loans in an amount equal to 100% of the Cure Amount received by the Borrower since the last Interest Payment Date and not yet applied in accordance with this Section 2.09(c). Any such amount required to be prepaid hereunder shall be applied in accordance with Section 2.09(g) and Section 2.09(h) below.~~

SECTION 2.09     ~~(d)-~~Reserved.

~~(e) Mandatory Offer with Net Cash Proceeds of a Disposition. On each applicable Offer Date, the Borrower shall make a mandatory offer to each Lender for the prepayment of outstanding Loans in an amount equal to 100% of the Prepayment Portion of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries on account of any Disposition pursuant to Section 6.01(b) herein since the last Interest Payment Date (and not yet subject to an offer in accordance with this Section 2.09(e)) to the extent all such Net Cash Proceeds received in such fiscal year exceed $30,000,000 (the “Disposition Offer Proceeds”); provided, however~~, ~~no such offer shall be required under this Section 2.09(e) to the extent the Borrower notifies the Administrative Agent in writing no later than five (5) Business Days before the relevant Offer Date that the Borrower or such Subsidiary has elected to apply such Disposition Offer Proceeds to reinvest in Property of a kind then used or usable in the Business (including reinvestments in Permitted Acquisitions) within three~~-~~hundred sixty (360) days of the receipt of such Disposition Offer Proceeds (the “Reinvestment Deadline” and such rights, the “Reinvestment Rights”); provided, further, to the extent the Borrower or Subsidiary fails to apply any or all of such Disposition Offer Proceeds to any such reinvestment by the Reinvestment Deadline (any amount of the Disposition Offer Proceeds not so applied, the “Available Disposition Offer Proceeds”),~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~the Borrower shall make a mandatory prepayment offer in accordance with the procedures set forth in Section 2.09(f) below~~.

~~(f) Mandatory Offer Procedures.—Any mandatory offer pursuant to Section 2.09(a) or Section 2.09(e) shall be made in accordance with the following procedures:~~

~~(i) not more than thirty (30) days after (x) in the event the Borrower does not exercise its Replacement Rights, receipt of the Casualty Event Offer Amount or, in the event the Borrower does exercise its Replacement Rights, the Replacement Deadline, or (y) in the event the Borrower does not exercise its Reinvestment Rights, receipt of the Disposition Offer Proceeds or, in the event the Borrower does exercise its Reinvestment Rights, the Reinvestment Deadline, as applicable (the “Offer Date”), the Borrower shall send a notice to the Administrative Agent for distribution to each Lender (such notice, the “Offer Notice” and the procedures set forth therein, the “Offer Procedures”) stating:~~

~~(A) that a prepayment offer is being made pursuant to Section 2.09(a) or Section 2.09(e), as applicable,~~

~~(B) the amount of Offer Proceeds subject to such offer,~~

~~(C) that any Lender that accepts such offer in accordance with this Section 2.09(f)(i) shall receive a prepayment of its Loans equal to its Proportional Share of the Offer Proceeds determined as of the Offer Payment Date, to be applied in accordance with Section 2.09(h) of this Agreement,~~

~~(D) the time and date by which such Lender must deliver to the Administrative Agent and Borrower written notice of its acceptance of such offer (which, in any case, shall not be less than five (5) Business Days nor longer than twenty (20) Business Days after the distribution of the Offer Notice) (the “Acceptance Deadline”),~~

~~(E) the date such prepayment is to occur (which, in any case, shall be no later than the next Interest Payment Date occurring after the Acceptance Deadline) (the “Offer Payment Date”)~~

~~(F) that any Lender accepting such offer shall be required to surrender the Notes (if any) held by such Lender to be so prepaid by no later than the Offer Payment Date (unless such requirement is waived by the Borrower in its sole discretion), if applicable, subject to receipt of, and only in exchange for, a replacement Note pursuant to clause (iii) below, and~~

~~(G) that any Lender that accepts the offer shall be entitled to withdraw its election if the Administrative Agent receives written notice thereof by no later than 5:00 p.m. New York City time on the date before the Offer Payment Date.~~

~~(ii) Any Loans held by a Lender that validly accepts such offer by the Acceptance Deadline will continue to accrue interest at the rate otherwise required hereunder until (but excluding) the Offer Payment Date (or, if different, the date actually repaid).~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~(iii) The Lenders whose Loans are being repaid only in part will, if requested, be issued new Notes equal in principal amount to the unpaid portion of the Loans.~~

~~(iv) The Loans to be prepaid pursuant to the offer shall be paid without penalty or premium and shall be accompanied by (A) accrued interest to the extent required by Section 2.11 and (B) break funding payments to the extent required by Section 2.14.~~

~~(v) The Proportional Share of the Offer Proceeds of any Lender that does not accept the offer in accordance with the Offer Procedures shall be retained by the Borrower.~~

~~(vi) The offer and prepayment will be carried out in accordance with the applicable Offer Procedures.~~

~~(g) Notice; Interest. The Borrower shall notify the Administrative Agent by telephone, hand delivery, facsimile or electronic transmission (promptly confirmed, in the case of telephonic notice, by hand delivery, facsimile or electronic transmission) of any prepayment under Section 2.09(b) or Section 2.09(c) (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of prepayment and (ii) in the case of prepayment of a Base Rate Borrowing, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall specify (x) the prepayment date, (y) the principal amount of each Borrowing or portion thereof to be prepaid and (z) the Type of Loans to be prepaid in accordance with Section 2.09(h). Prepayments shall be payable without penalty or premium and shall be accompanied by (i) accrued interest to the extent required by Section 2.11 and (ii) break funding payments to the extent required by Section 2.14.~~

~~(h) Application of Mandatory Prepayments and Mandatory Offers. Prepayments required to be made pursuant to Section 2.09(b), Section 2.09(c) and Section 2.09(f) shall be applied to the outstanding Loans on a pro rata basis in accordance with the amount of Loans held by each Lender.~~

~~Amounts to be applied pursuant to this Section 2.09(h) to the prepayment of Loans shall be applied, first, to reduce outstanding Base Rate Loans and, then, to reduce outstanding Eurodollar Loans, unless otherwise directed by the Borrower.~~

SECTION 2.10     Fees~~(A)~~ . (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender on the Effective Date an upfront fee in accordance with the Fee ~~Letter~~Letters.

(b)       The Borrower agrees to pay to the Administrative Agent, for its own account, agency fees in accordance with the Fee ~~Letter~~Letters.

(c)       All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

SECTION 2.11     Interest. (a) The Loans comprising each Base Rate Borrowing shall bear interest at the Base Rate plus the Applicable Margin; provided that notwithstanding the foregoing, such interest rate shall at no time be less than 0.00% per annum.

(b)        The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin; provided that notwithstanding the foregoing, such interest rate shall at no time be less than 0.00% per annum.

(c)        Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in clause (a) or (b) of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to Base Rate Loans as provided in clause (a) of this Section.

(d)        Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to clause (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor in accordance with this Agreement, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)        All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate, Adjusted Eurodollar Rate or Eurodollar Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.12     Alternate Rate of Interest~~. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:~~; Effect of Benchmark Transition Event.

~~(a)        the Administrative Agent determines (acting reasonably and taking into consideration the conditions in the bank credit markets generally) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate or the Eurodollar Rate, as applicable, for such Interest Period; or~~

~~(b)       the Administrative Agent is advised by the Required Lenders (acting reasonably and taking into consideration the conditions in the bank credit markets generally) that the Adjusted Eurodollar Rate or the Eurodollar Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or electronic transmission as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (and the Administrative Agent shall provide such notice promptly following such circumstances no longer existing as determined by the Administrative Agent in its sole discretion (or, in the case of clause (b) above, promptly following the Administrative Agent being advised thereof by the Required Lenders)), (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be converted or continued as a Base Rate Borrowing on the last day of the then current Interest Period applicable thereto and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Borrowing.~~

(a)        Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Financing Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the Eurodollar Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the Eurodollar Rate with a Benchmark Replacement pursuant to this Section will occur prior to the applicable Benchmark Transition Start Date.

(b)        Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right, acting in good faith, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)        Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, shall be made in good faith and shall be conclusive and binding absent manifest error and may be made in its or their sole discretion and

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.

(d)       Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon the Eurodollar Rate will not be used in any determination of Base Rate.

(e)        Certain Defined Terms. As used in this Agreement, each of the following capitalized terms has the meaning given to such term below:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Eurodollar Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the Eurodollar Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurodollar Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurodollar Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the Eurodollar Rate:

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the London interbank offered rate (“LIBOR”) permanently or indefinitely ceases to provide LIBOR; or

(2)       in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Eurodollar Rate:

(1)       a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(2)       a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(3)       a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Eurodollar Rate and solely to the extent that the Eurodollar Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

occurred if, at such time, no Benchmark Replacement has replaced the Eurodollar Rate for all purposes hereunder in accordance with Section 2.15 and (y) ending at the time that a Benchmark Replacement has replaced the Eurodollar Rate for all purposes hereunder pursuant to Section 2.15.

“Early Opt-in Election” means the occurrence of:

(1)         (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.15, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Eurodollar Rate, and

(2)         (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

SECTION 2.13     Increased Costs; Illegality. (a) If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Eurodollar Rate);

(ii)         impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender; or

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

(iii)        subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes);

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)       If any Lender determines that any Change in Law, or directive from the BIS or another regulatory authority that such Lender is regulated by, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), by an amount deemed by such Lender to be material, then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)        A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d)       Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than two hundred ten (210) days prior to the date that such Lender notifies the Borrower of the Change in Law or directive giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the two hundred ten (210)-day period referred to above shall be extended to include the period of retroactive effect thereof.

Notwithstanding the foregoing, (i) to the extent that (x) a Lender will increase its level of capital or liquidity above the level that would have been maintained by such Lender had the Effective Date occurred on October 17, 2014 and there has not been a Change in Law or a directive from BIS or another regulatory authority that such Lender is regulated by or (y) there has been a Change in Law or a directive from BIS or another regulatory authority that such Lender is regulated by and a Lender will increase its level of capital or liquidity by an amount greater than

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

the increase attributable thereto, the Borrower will not be required to pay any amount or amounts pursuant to this Section 2.13 with respect to such increase in capital above that required by the Change in Law and (ii) to the extent that an assignment of all or any portion of the Loan or commitment of any Lender would, at the time of such assignment, result in an increase in costs from those being charged by the assigning Lender prior to the assignment, then the Borrower will not be required to pay such increased costs.

(e)        If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its lending office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Loans or to convert Base Rate Loans to Eurodollar Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate (and such Lender shall use commercially reasonable efforts to provide such notice promptly following such circumstances no longer existing as determined by such Lender in its sole discretion). Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.14     Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.08 or Section 2.09), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Eurodollar Rate (excluding, for the avoidance of doubt, the Applicable Margin) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

SECTION 2.15     Taxes. (a) Withholding of Taxes; Gross-Up. Each payment by the Borrower under any Financing Document shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the Borrower shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.

(b)        Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)       Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)       Indemnification by the Borrower. The Borrower shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Financing Document (including amounts paid or payable under this Section 2.15(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.15(d) shall be paid within ten (10) days after the Recipient delivers to the Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing in reasonable detail the basis of the indemnity claim. Such certificate shall be conclusive of the amount so payable absent manifest error; provided that the Borrower will not be required to indemnify a Lender pursuant to this Section 2.15 for any amounts paid by such Lender more than two hundred ten (210) days prior to the date of

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

delivery of such certificate. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e)        Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) attributable to such Lender that are paid or payable by the Administrative Agent or the Borrower (as applicable) in connection with any Financing Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.15(e) shall be paid within ten (10) Business Days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f)        Status of Lenders.

(i)          Any Recipient that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Financing Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Recipient, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Recipient is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(f)(ii)(A) through Section 2.15(f)(ii)(E) below) shall not be required if in the Recipient’s judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient. Upon the reasonable request of the Borrower or the Administrative Agent, any Recipient shall update any form or certification previously delivered pursuant to this Section 2.15(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Recipient, such Recipient shall promptly (and in any event within ten (10) days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii)         Without limiting the generality of the foregoing, if the Borrower is a U.S. Person, any Recipient shall, if it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies reasonably requested by the

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

Borrower and the Administrative Agent) on or prior to the date on which such Recipient becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A)         in the case of a Recipient that is a U.S. Person, IRS Form W-9 certifying that such Recipient is exempt from U.S. federal backup withholding tax;

(B)         in the case of a Non-U.S. Recipient claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Financing Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Financing Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C)         in the case of a Non-U.S. Recipient for whom payments under any Financing Document constitute income that is effectively connected with such Recipient’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D)         in the case of a Non-U.S. Recipient claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or W-8BEN-E, as applicable, and (2) a certificate substantially in the form of Exhibit G (a “U.S. Tax Certificate”) to the effect that such Recipient is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E)          in the case of a Non-U.S. Recipient that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this Section 2.15(f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Recipient is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Recipient may provide a U.S. Tax Certificate on behalf of such partners; or

(F)        any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii)        If a payment made to a Recipient under any Financing Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine whether such Recipient is in compliance with such Recipient’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.15(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)        Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including additional amounts paid pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.15(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.15(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.15(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

SECTION 2.16     Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs.

(a)       The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.13, Section 2.14 or Section 2.15, or otherwise) prior to 1:00 p.m., New York City time on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at Harborside Financial Center, 1800 Plaza Ten, Jersey City, NJ 07311-4098, Attention of Nobu Sakyo, (Telecopy No. 201-626-9335), (Telephone No. 201-626-9333), except that payments pursuant to Section 2.13, Section 2.14, Section 2.15 and Section 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b)        If at any time insufficient funds are received by ~~and available to~~ the Administrative Agent to pay fully all amounts of principal, interest and fees or other sums then due ~~hereunder~~under the Financing Documents, such funds shall be applied ratably as follows:

first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent from the Borrower,

second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower,

third, to pay interest then due and payable on the Loans ratably,

fourth, to prepay principal on the Loans ~~then due and payable~~, and fifth, to the payment of any other Loan Obligation then due and payable to the Administrative Agent or any Lender by the Borrower.

(c)        Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default or Event of Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any Eurodollar Loan, except (i) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or (ii) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrower shall pay the break funding payment required in accordance with Section 2.14. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Loan Obligations.

(d)       At the election of the Administrative Agent, all payments of principal, interest, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Financing Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section.

(e)        If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery,

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(f)        Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the applicable Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(g)        If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b), 2.15(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.17    Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.13, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or Section 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          ~~(a)~~ If (i) any Lender requests compensation under Section 2.13 ~~or~~, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

for the account of any Lender pursuant to Section 2.15~~,~~ or (iii) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Financing Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have paid to the Administrative Agent the assignment fees (if any) specified in Section 9.04, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments and (D) such assignment does not conflict with applicable Governmental Rules. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

In the event that a Lender being replaced hereunder does not execute an Assignment and Assumption pursuant to this Section within three (3) Business Days after receipt by such Lender of a notice of replacement pursuant to this Section, the Administrative Agent shall be entitled (but not obligated) to execute such an Assignment and Assumption on behalf of such Lender, and any such Assignment and Assumption so executed by the Administrative Agent and the replacement Lender shall be effective for purposes of this Agreement.

SECTION 2.18    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows:

first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;

second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;

third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement;

fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;

fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and

sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.17. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.18 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

SECTION 2.19     Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or

(iii)         the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~SECTION 2.20 Expansion Option(A) . (a) The Borrower may from time to time elect to add one or more additional tranches of term loans or increase the existing Loan (each an “Incremental Term Facility” and the loans extended thereunder, the “Incremental Loans”) or a combination thereof in (i) an unlimited amount so long as, on a Pro Forma Basis after giving effect to the incurrence of any such Incremental Term Facility (assuming the full amount thereof is drawn) and after giving effect to any acquisition consummated in connection therewith and all other appropriate pro forma adjustments, the Borrower is in compliance with the financial covenant in Section 5.12(a) as of the last date of the immediately preceding Test Period plus~~, ~~(ii~~) ~~the amount of any optional prepayments of the Loans or any Incremental Loans since the Effective Date (it being understood that any such voluntary prepayment financed with the proceeds of a substantially concurrent borrowing under an Incremental Term Facility shall be permitted under this clause (ii)), in each case, subject solely to the following terms and conditions:~~

~~(i) no existing Lender will be required to participate in any such Incremental Term Facility without its consent;~~

~~(ii) no Default or Event of Default under the Financing Documents would exist after giving effect thereto, or, if the proceeds of any Incremental Term Facility are being used to finance a Permitted Acquisition or other permitted investment, no Default or Event of Default would exist as of the date of signing the definitive agreement with respect to such Permitted Acquisition or other permitted investment;~~

~~(iii) (y) the maturity date of such Incremental Term Facilities shall be no earlier than the Maturity Date or, if later, the latest maturity date of any other Incremental Term Facility then outstanding and (z) if such Incremental Term Facility (a) is made a part of the existing tranche of Loans, shall be on the exact same terms and pursuant to the exact same documentation applicable to the Facility (other than with respect to closing fees, upfront fees and similar closing payments which shall be as agreed between the Borrower and the Increasing Lender) or (b) consists of an additional tranche of term loans, shall have such terms as determined by the Borrower and the Augmenting Lenders; and~~

~~(iv) the interest rate margins and (subject to clause (iii)(z)) amortization schedule applicable to any Incremental Term Facility shall be determined by the Borrower and the Augmenting Lenders or other lenders thereunder.~~

~~(b) The Borrower may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its existing Loan, or to participate in such Incremental Term Facility, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”), to increase their existing Loan, or to participate in such Incremental Term Facility, as the case may be; provided that (i) each Increasing Lender and Augmenting Lender shall be subject to the approval of the Borrower and the Administrative Agent and (ii) (x) in the case of an Increasing Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit C hereto, and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit D hereto.—Incremental Term Facilities created pursuant to this Section 2.20~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof.~~

~~(c)        The Incremental Term Facilities shall rank pari passu in right of payment with the Facility.~~

~~(d)        Incremental Term Facilities may be made pursuant to separate documentation (which shall be subject to a pari passu intercreditor agreement, if applicable) or hereunder pursuant to an amendment or restatement (an “Incremental Term Facility Amendment”) of this Agreement and, as appropriate, the other Financing Documents, executed by the Borrower, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Financing Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Loan hereunder, or provide Incremental Term Facilities, at any time. This Section 2.20 shall supersede any provisions herein requiring pro rata treatment of the Lenders or Section 9.02 to the contrary.~~

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

SECTION 3.01     Organization. The Borrower is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Louisiana.

SECTION 3.02     Authority. The Borrower and each of its Subsidiaries has the full power and authority to conduct its business as now conducted and as proposed to be conducted by it and to execute, deliver and perform its respective obligations under the Financing Documents to which it is a party.

SECTION 3.03     Necessary Action. All necessary action on the part of the Borrower ~~or any of its Subsidiaries~~and its Affiliates required to authorize the execution, delivery and performance of the Financing Documents has been duly and effectively taken.

SECTION 3.04     Due Authorization, Etc. The execution, delivery and performance of the Financing Documents have been duly authorized by all necessary action on the part of the Borrower ~~and each of its Subsidiaries party thereto~~, and the Financing Documents have been executed and delivered by the Borrower and ~~each such Subsidiary and~~ constitute the legal, valid and binding obligations of the Borrower ~~and each such Subsidiary~~, enforceable against the Borrower ~~and each such Subsidiary~~ in accordance with the terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

conveyance or similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether considered in equity or at law).

SECTION 3.05     Compliance with Law. Except as otherwise disclosed in writing to the ~~Mandated Lead Arrangers~~Lenders prior to ~~February 6, 2018~~the Amendment No. 1 Effective Date, the Borrower and each of its Subsidiaries is in compliance with all Governmental Rules (including Environmental Law) applicable to the Borrower and such Subsidiary and with the terms of all Governmental Approvals obtained by the Borrower except ~~to the extent~~ thatwhere (i) any failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (ii) the necessity of compliance therewith is contested pursuant to Permitted Contest Conditions.

SECTION 3.06     No Litigation. Except as otherwise disclosed to the ~~Mandated Lead Arrangers~~Lenders prior to ~~February 6, 2018~~the Amendment No. 1 Effective Date, no action, suit or other proceeding is pending and, to the Borrower’s Actual Knowledge, no action, suit or proceeding has been threatened in writing or any investigation instituted, in each case with respect to the execution and delivery of the Financing Documents or the performance of any of the Borrower’s obligations thereunder that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, except that the commencement by the Borrower or any of its Subsidiaries or any Governmental Authority of a rate proceeding, fuel adjustment clause audit, earnings review or market power filing before such Governmental Authority shall not constitute such an action, suit or proceeding unless and until such Governmental Authority has made a final determination thereunder that would reasonably be expected to have a Material Adverse Effect.

~~SECTION 3.07 Title. As of the Effective Date, (a) OpCo has a valid ownership interest in and good title in all material property it purports to own, and (b) the Borrower has a valid ownership interest and good title in the membership interests of OpCo it purports to own and in all other material property it purports to own, in each case free and clear of Liens, subject only to Permitted Liens (limited in the case of equity interests in OpCo to Liens securing the Loan Obligations and non~~-~~consensual Permitted Liens that do not secure any Indebtedness) and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or reasonably anticipated to be conducted or to utilize such properties for their intended purposes.~~

SECTION 3.07    ~~SECTION 3.08~~ Governmental Approvals. All Governmental Approvals required to be obtained by the Borrower and each of its Subsidiaries in connection with (i) the execution and delivery of, and performance by it of its obligations, and the exercise of its rights, under and in accordance with, the Financing Documents, (ii) the ownership and operation of the Borrower and its Subsidiaries in accordance with all Governmental Rules (including all applicable material Environmental Laws) and (iii) the validity and enforceability of the Financing Documents to which it is a party have been obtained, except in any such case, to the extent not required to be obtained at the date this representation is made or repeated or where any failure to obtain the same would not reasonably be expected to result in a Material Adverse Effect. Such Governmental Approvals that are required to be in effect on or prior to the date this representation is made or repeated have been validly issued and are in full force and effect. With respect to any Governmental Approval not required to be obtained as of

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

such date, the Borrower has no reason to believe that such Governmental Approval will not be obtained in the ordinary course of business as and when needed except to the extent that the failure to obtain any such Governmental Approval would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08     ~~SECTION 3.09~~ Financial Condition. The Borrower’s ~~(a) Pro Forma Balance Sheet provided on the Effective Date, a copy of which shall have been delivered to the Administrative Agent, presents fairly, in all material respects, the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the date thereof and (b)~~ latest financial statements provided on any date subsequent to the Effective Date, copies of which shall have been delivered to the Administrative Agent, have been prepared in conformity with GAAP and, in each case, present fairly, in all material respects, (a) the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the Effective Date or the date of such financial statements, as applicable, and~~, and~~ (b) all material liabilities, direct and contingent, of the Borrower and its Subsidiaries, which are required by GAAP to be so disclosed, existing as of the date of such financial ~~statement or Pro Forma Balance Sheet, as applicable,~~statements are disclosed in such statements. No Material Adverse Effect shall have occurred and be continuing since the date of the ~~Pro Forma Balance Sheet~~most recent audited annual financial statements of the Borrower delivered pursuant to Section 5.02(a).

~~SECTION 3.10 Capitalization. On the Effective Date:~~

~~(a) the Sponsors collectively own, directly or indirectly, 100% of the equity interests of the Borrower; and~~

~~(b) the Borrower owns 100% of the Equity Interests of OpCo and all Permitted Subordinated Debt owed by OpCo or any Subsidiary of OpCo and, after giving effect to the Acquisition, the Borrower owns, indirectly, 100% of the Equity Interests of the Purchaser and all Permitted Subordinated Debt owed by the Purchaser or any Subsidiary of the Purchaser, in each case free and clear of all Liens other than non-consensual Permitted Liens that do not secure any Indebtedness.~~

~~SECTION 3.11 Subsidiaries. As of the Effective Date, the Borrower has no subsidiaries other than those that have been created or acquired in accordance with the Financing Documents that have been (or will promptly be) disclosed in writing to the Administrative Agent.~~

~~SECTION 3.12 Taxes.~~—~~The Borrower and each of its Subsidiaries has timely filed or caused to be filed all material income Tax returns and all other material Tax returns and reports which are required to be filed by it, and has paid or caused to be paid all material income Taxes and all other material Taxes due, except such Taxes, if any, as are being contested pursuant to Permitted Contest Conditions.~~

~~SECTION 3.13 No Default~~.—~~No Default or Event of Default has occurred and is continuing under the Financing Documents to which it is a party.~~

~~SECTION 3.1~~4 ~~ERISA.—No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.~~

SECTION 3.09     ~~SECTION 3.15~~ No Violation. None of the execution, delivery or performance by the Borrower ~~or any of its Subsidiaries~~ of the Financing Documents ~~to which it is a party~~ (i) violates, contravenes or conflicts with the terms of the Borrower’s or such Subsidiary’s Constitutive Documents or (ii) violates or constitutes a default or requires consent (except for such consents that have been obtained or are not required at the date this representation is made or repeated) by the Borrower or any of its Subsidiaries under any material Governmental Rule applicable to the Borrower or any of its Subsidiaries or ~~the Acquired Assets or~~  any other material contractual obligation to which the Borrower or any such Subsidiary is a party, except for, with respect solely to clause (ii) hereof, for any defaults or violations or consents that would not reasonably be expected to result in a Material Adverse Effect. None of the execution, delivery or performance of the Financing Documents results in, or requires, the creation or imposition of any Lien on properties or revenues of the Borrower or any of its Subsidiaries except for Permitted Liens.

SECTION 3.10     ~~SECTION 3.16~~ Not Investment Company. The Borrower is not, and is not required to be registered as, an “Investment Company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.11     ~~SECTION 3.17~~ Accuracy of Disclosures. The written information furnished by or on behalf of the Borrower to the Administrative Agent and the Lenders in connection with the Financing Documents or delivered thereunder (other than any report prepared by an independent third party consultant), that relates to the Borrower, or any of its Subsidiaries~~, the Acquired Assets or the Acquisition~~, other than any projections, forecasts, estimates, budgets and other forward-looking statements, does not contain, as of the date furnished any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, not materially misleading in light of the circumstances under which they were made, provided that with respect to projections, forecasts, estimates, budgets and other forward-looking statements and information, the Borrower only represents that such projections, forecasts, estimates, budgets and other forward-looking information were prepared in good faith upon assumptions believed by the Borrower to be reasonable at the time made.

SECTION 3.12     ~~SECTION 3.18~~ Margin Regulations. The use of proceeds of the Facility will not violate or result in a violation of Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States of America. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying margin stock.

~~SECTION 3.19 Labor Relations. Except as would not reasonably be expected to have a Material Adverse Effect, there is (a) no unfair labor practice complaint pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~under a collective bargaining agreement is so pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened, (b) no strike, labor dispute, slowdown or stoppage pending or threatened against the Borrower or any of its Subsidiaries, and (c) no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and, no union organizing activities are taking place with respect to any thereof.~~

SECTION 3.13     ~~SECTION 3.20~~ Environmental Matters. Except as otherwise disclosed in writing to the ~~Mandated Lead Arrangers prior to February 6, 2018 (including, without limitation, the draft of the disclosure letter delivered by the Borrower in connection with the Merger Agreement):~~Lenders prior to the Amendment No. 1 Effective Date:

(a)        To the Borrower’s knowledge, the facilities and properties owned, leased or operated by the Borrower and its Subsidiaries (as used in this ~~Section 3~~.20Section 3.13, “properties”) do not contain any Hazardous Materials in amounts or concentrations which (i)  constitute or constituted a violation of, or (ii) could give rise to liability under, any applicable Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

(b)       To the Borrower’s knowledge, (i) except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect, the properties and all operations at the properties are in compliance, and have, for the last five years, been in compliance in all material respects with all applicable Environmental Laws and Environmental Permits, and (ii) there is no contamination at, under or about the properties or violation of any applicable Environmental Law or Environmental Permit with respect to the properties or the Business except as would not reasonably be expected to have a Material Adverse Effect. All Environmental Permits necessary in connection with the ownership and operation of the Borrower’s or its Subsidiaries’ businesses have been obtained and are in full force and effect, except where any such failure to obtain and maintain in full force and effect (individually or in the aggregate) has not had and is not reasonably likely to result in a Material Adverse Effect.

(c)       Neither the Borrower nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability pursuant to Environmental Laws or Environmental Permits with regard to any of the properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in a Material Adverse Effect.

(d)        To the Borrower’s knowledge, Hazardous Materials have not been transported or disposed of from the properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any applicable Environmental Law, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

(e)        No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law against the Borrower or any of its Subsidiaries with respect to any of the properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements or liens outstanding under any Environmental Law with respect to any of the properties or the Business, except insofar as such proceeding, action, decree, order or other requirement or lien, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

(f)        To the Borrower’s knowledge ~~of the Borrower~~, there has been no release or threat of release of Hazardous Materials at or from any of the properties arising from or related to the operations of the Borrower or any of its Subsidiaries in connection with any of the properties or otherwise in connection with the Business in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under applicable Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

SECTION 3.14     ~~SECTION 3.21~~—Anti-Terrorism Laws—and; Sanctions~~.~~; Anti-Corruption Laws. (a) The Borrower and each of its Subsidiaries has not, directly or indirectly, (i) knowingly conducted any business or engaged in making or receiving any contribution of funds (including the proceeds from any Borrowing), goods or services to or for the benefit of any Restricted Party, (ii) knowingly dealt in, or otherwise engaged in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, or (iii) knowingly engaged in or conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. To the knowledge of the Borrower, its employees and agents are in compliance with Anti-Terrorism Laws applicable to the Borrower in all material respects. As of the Amendment No. 1 Effective Date, the information included in any Beneficial Ownership Certification~~, if applicable,~~ (to the extent required to be provided) is true and correct in all respects.

(b)        The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with applicable Anti-Corruption Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws

~~SECTION 3.22 Immunity.—Neither the Borrower nor any of its material assets or material properties is entitled to any immunity from jurisdiction or legal process.~~

~~SECTION 3.23 Pari Passu Rankings.—The obligations of the Borrower under the Financing Documents rank at least pari passu in right of payment with the claims of all of its other unsecured and unsubordinated creditors.~~

~~SECTION 3.2~~4 ~~Solvency.—After giving effect to the incurrence of the Debt being incurred in connection herewith on the Effective Date, the Borrower and each of its Subsidiaries, on a consolidated basis, will be Solvent.~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~SECTION 3.25 Use of Proceeds. The Borrower is using or has used the proceeds of the Loans exclusively for the purposes specified in Section 5.01.~~

ARTICLE IV

CONDITIONS

SECTION 4.01      Reserved.

~~SECTION~~ 4~~.01 Effective Date. The effectiveness of the Facility and the obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02) (the making of such Loans being conclusively deemed to be its satisfaction or waiver of the conditions precedent):~~

~~(a) This Agreement and the Bridge Loan Agreement shall have been duly authorized, executed, and delivered by the Borrower and shall be in full force and effect, and the Administrative Agent shall have received a copy of each Other HoldCo Credit Agreement, certified as true, complete and correct by an Authorized Officer of the Borrower.~~

~~(b) The Acquisition Agreement (i) shall have been duly authorized, executed, and delivered by the Persons who are (or are intended to be) parties thereto; (ii) shall be in substantially the same form as the draft provided to the Mandated Lead Arrangers as of February 6, 2018, subject to amendments, modifications and waivers, in each case, that are not materially adverse to the interests of the Lenders in the aggregate or that have been approved by the prior written consent of the Mandated Lead Arrangers (it being understood and agreed that (A) any reduction in the Base Purchase Price (as defined in the Acquisition Agreement) or change in the Aggregate Target Net Working Capital Amount (as defined in the Acquisition Agreement) shall not be deemed materially adverse to the interests of the Lenders in the aggregate but that any such reduction or change (except as contemplated in the Acquisition Agreement) that exceeds ten percent (10%) of the Base Purchase Price or Aggregate Target Net Working Capital Amount, as applicable, shall reduce, as to the portion exceeding such amount, on a dollar-for-dollar basis applied ratably, (x) the amounts required to be contributed to the equity of the Borrower and as Permitted Subordinated Debt, in each case on the Effective Date and (y) amounts available under the Facility and the Bridge Loan Facility, and (B) any change, adverse to the interests of the Lenders in any material respect, to the definition of “‘Material Adverse Effect’ with respect to Seller or any Company Entity” in the Acquisition Agreement, shall require the consent of each Mandated Lead Arranger); and (iii) shall be in full force and effect, and a fully executed true, complete and correct copy of the Acquisition Agreement shall have been delivered to the Administrative Agent certified as of the Effective Date by an Authorized Officer of the Borrower as to delivery of a true, complete and correct copy thereof and its being in full force and effect.~~

~~(c) The Administrative Agent shall have received a copy, certified as true and correct by an Authorized Officer of the Borrower, of a pro forma balance sheet setting forth the consolidated assets and liabilities of the Borrower and its Subsidiaries as of the Effective Date, which such pro forma balance sheet may be prepared based on the balance sheet as of last day of the most recently completed four-fiscal quarter period ended at least forty-five (45) days prior to~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~the Effective Date (and provided with respect to the Target based on the information available to the Borrower under the Acquisition Agreement, including an unaudited consolidated balance sheet of the Target as of September 30, 2017) or as of such later date as the Borrower may elect in its sole discretion and shall be prepared after giving effect to the transactions contemplated hereby and by the Acquisition Agreement as if the transactions contemplated hereby or thereby had occurred as of such date (the “Pro Forma Balance Sheet”).~~

~~(d)        The Administrative Agent shall have received the following documents, each certified as indicated below:~~

~~(i) a copy of a certificate as to the existence/authorization of the Borrower from the Secretary of State of the Borrower’s state of organization dated as of a recent date;~~

~~(ii) a copy of the articles of incorporation or certificate of formation (or such other Constitutive Documents as the case may be) of the Borrower, together with any amendments thereto, certified by the Secretary of State of the Borrower’s state of organization dated as of a recent date; and~~

~~(iii) a certificate of the Borrower, executed by an Authorized Officer of such Person certifying:~~

~~(A) that attached to such certificate is a true and complete copy of the Constitutive Documents of the Borrower, as amended and in effect on the date of such certificate;~~

~~(B) that attached to such certificate is a true and complete copy of resolutions duly adopted by the authorized governing body of the Borrower, authorizing the execution, delivery and performance of the Financing Documents to which it is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and~~

~~(C) as to the incumbency and specimen signature of each officer, member or partner (as applicable) of the Borrower, executing the Financing Documents to which the Borrower is a party and each other document to be delivered by the Borrower, from time to time pursuant to the terms thereof (and the Administrative Agent and each Lender may conclusively rely on such incumbency certification until it receives notice in writing from the Borrower).~~

~~(e)        The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Baker Botts LLP, New York counsel for the Borrower, in substantially the form attached hereto as Exhibit I-1, (ii~~) ~~Phelps Dunbar L.L.P., Louisiana regulatory counsel for the Borrower, in substantially the form attached hereto as Exhibit I~~-~~2, and (iii) Norton Rose Fulbright US LLP, federal regulatory counsel for the Borrower, in substantially the form attached hereto as Exhibit I~~-~~3.~~

~~(f)        The Administrative Agent and the Lenders shall have received, or simultaneously with the Effective Date shall receive, all fees, expenses and other amounts due and payable to, or~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~for the account of, the Administrative Agent, Mandated Lead Arrangers and Lenders on or prior to the Effective Date.~~

~~(g) All conditions precedent to the Closing under and as defined in the Acquisition Agreement shall have been satisfied without any amendment, modification or waiver thereof except as permitted under Section 4.01(b) hereto.~~

~~(h) The Administrative Agent shall have received, at least three Business Days prior to the requested funding date in the case of Eurodollar Loans and on the requested funding date in the case of Base Rate Loans, a Borrowing Request, duly executed by an Authorized Officer of the Borrower, requesting the funding of the Loans.~~

~~(i) (i) The representations and warranties made by the Seller or with respect to the Acquired Assets in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower has the right to terminate its obligations under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement, determined without regard to whether any notice is required to be delivered by the Borrower and (ii) the Specified Representations, in each case, shall be true and correct in all material respects (and to the extent that any such representation and warranty is otherwise qualified by materiality or material adverse effect, such representation and warranty shall be true and correct in all respects) on and as of the Effective Date (or to the extent that such representations and warranties specifically refer to a specified date, as of such specified date).~~

~~(j) The Lenders shall, to the extent the Borrower shall have received a reasonable request therefor at least ten (10) Business Days in advance, have received at least three (3) Business Days in advance of the Effective Date all documentation and other information reasonably required by the Lenders to comply with any requirements of bank regulatory authorities under applicable “know your customer” and anti~~-~~money laundering rules and regulations, including without limitation the USA Patriot Act. (Title III of Pub. Law 107~~-~~56 (signed into law October 26, 2001), as amended.—At least three (3) Business Days prior to the Effective Date, the Borrower shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to the Borrower.~~

~~(k) There has been no “material adverse effect with respect to Seller or any Company Entity” (as defined in the Acquisition Agreement) since the date of the Acquisition Agreement.~~

~~(l) The Administrative Agent shall have received the Base Case Model, certified as such by an Authorized Officer of the Borrower.~~

~~(m) The Administrative Agent shall have received a certificate signed by an Authorized Officer of the Borrower attesting that Section 3.24 is satisfied.~~

~~(n) The Administrative Agent shall have received certified copies of UCC, tax and judgment lien searches, or equivalent reports or searches, each as of a recent date prior to the Effective Date listing all effective financing statements, lien notices or comparable documents (together with copies of such financing statements and documents) that name the Borrower as debtor and that are filed in those state and county jurisdictions in which the Borrower is~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~organized or maintains its principal place of business, none of which encumber the Borrower’s property (other than Permitted Liens).~~

~~(o) At the time of and immediately after giving effect to such Loans, no Default or Event of Default shall have occurred and be continuing, or would occur as a result of such Loans.~~

~~(p) The Administrative Agent shall have received evidence all conditions of disbursement under the Bridge Loan Agreement shall have been satisfied, or waived, pursuant to the terms thereof, and the loans under the Bridge Loan Agreement shall have funded concurrently with the Loans.~~

~~(q) The 2019 Revolving Credit Increase shall have occurred on or before the Effective Date.~~

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other Loan Obligations shall have been paid in full, the Borrower covenants and agrees with the Lenders that the Borrower will, and will cause its Subsidiaries (other than any Receivables Entity or any Finsub) to:

SECTION 5.01     Use of Proceeds. The Borrower shall use the proceeds of the Loans ~~(a) to fund, in part, the purchase price for the Acquisition, (b) to pay transaction costs, fees and expenses related to the Acquisition and the other transactions contemplated by the Transactions and (c)~~ for general corporate purposes.

SECTION 5.02     Financial Statements. Deliver to the Administrative Agent (for prompt further distribution to each Lender):

(a)       within one-hundred twenty (120) days after the end of each fiscal year of the Borrower, a copy of the audited balance sheet, and related statements of comprehensive income, stockholder’s equity and cash flows of the Borrower and its Subsidiaries on a consolidated basis as of the end of and for such fiscal year, setting forth in comparative form the respective audited figures for the previous fiscal year, if such comparative figures shall be available, prepared in accordance with GAAP and certified by an independent public accounting firm of recognized national standing or any other independent registered public accounting firm acceptable to the Required Lenders (without qualification or exception as to scope of the audit) to the effect that the financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, consistently applied;

(b)       within sixty (60) days after the end of each fiscal quarter of the Borrower (commencing with the first full quarter to end following the Effective Date), copies of the unaudited consolidated balance sheet and related statements of comprehensive income, stockholder’s equity and cash flows of the Borrower and its consolidated Subsidiaries as of the end of such quarterly period or for the portion of the fiscal year then-ended prepared in

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

accordance with GAAP and stating in comparative form the respective figures for the corresponding period in the previous fiscal year, if such comparative figures shall be available, all certified by one of the Borrower’s Authorized Officers as presenting fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as to the end of such period and the results of its operations as of the end of such period in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of footnotes; and

(c)        concurrently with the delivery of the annual and quarterly financial statements of the Borrower under Section 5.02(a) or Section 5.02(b), (i) a certificate of an Authorized Officer of the Borrower (A) certifying whether, to such Authorized Officer’s Actual Knowledge, a Default or Event of Default has occurred at any time since the delivery of the prior certificate delivered pursuant to this Section 5.02(c) (or, with respect to the first such certificate, since the Effective Date) and, if a Default or Event of Default has occurred and is continuing, a statement specifying the nature thereof and any action taken or proposed to be taken with respect thereto to remedy the same and (B) if any change has occurred in GAAP or in the application thereof since the date of the most recent audited financial statements of the Borrower previously delivered to the Administrative Agent pursuant to Section 5.02(a) that has had a material effect on the financial statements accompanying such certificate, specifying the effect of such change, and (ii) a certificate of a Financial Officer of the Borrower in the form attached as Exhibit E (a “Financial Ratio Certificate”) together with the supporting documentation therein specified.

SECTION 5.03     Notices of Material Events.

(a)          The Borrower will, as soon as practicable and in any event within five (5) Business Days after the Borrower obtains Actual Knowledge of any of the following, give written notice to the Administrative Agent:

(i)            the occurrence of any Default or Event of Default (with a description of any action being taken or proposed to be taken with respect thereto);

~~(ii)           the occurrence of any event of loss which would reasonably be expected to result in a mandatory prepayment under Section 2.09(a);~~

~~(iii)          any sale or other disposition of the assets or other property of the Borrower or any of its Subsidiaries which would result in an offer to make a mandatory prepayment pursuant to Section 2.09(e);~~

(ii) ~~(iv)~~    any written notice to the Borrower indicating that any material Governmental Approval will not be granted or renewed or will be granted or renewed on terms materially more burdensome than proposed or will be terminated, revoked or suspended, or any action, suit or other proceeding has been filed or commenced related to any of the foregoing~~;~~, in each case other than any rate proceeding, fuel adjustment clause audit, earnings review or market power filing before any Governmental Authority unless and until such Governmental Authority has made a final determination thereunder that would reasonably be expected to result in a Material Adverse Effect;

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

(iii) ~~(v)~~   any material citation, summons, subpoena, order, notice, claim or proceeding brought by, or brought against, the Borrower or any of its Subsidiaries, with respect to (A) any proceeding before any Governmental Authority (other than proceedings in the ordinary course of business before any applicable regulatory authority) or (B) any real property under any Environmental Law, in each case that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(iv)          copies of all reports on Form 8-K that the Borrower or any Material Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

(v) ~~(vi)~~    the occurrence of a Change in Control; and

~~(vii)         any occurrence, fact or circumstance that would reasonably be expected to have a Material Adverse Effect since the date of the most recent audited annual financial statements of the Borrower delivered pursuant to Section 5.02(a); and~~

(vi) ~~(viii)~~ details of each change to the Senior Debt Rating.

(b)          “Know Your Customer~~.~~”; Beneficial Ownership. The Borrower will promptly provide any information requested by the Administrative Agent (on behalf of the Lenders or any of them) within twenty (20) Business Days of such request in order for the Lenders to comply with their respective internal “know your customer” or similar internal processes (but solely to the extent that such internal processes are designed to ensure compliance by such Lenders with Governmental Rules in respect of anti-money laundering, counter-terrorism financing or similar matters) or the Beneficial Ownership Regulation.

(c)          Additional Debt. The Borrower will, promptly upon execution thereof, deliver to the Administrative Agent a copy of each Material Debt Financing Document (excluding, for the avoidance of doubt, commitment letters, fee letters and similar letters with respect to the arrangement, establishment, syndication, or underwriting of any additional ~~Debt~~Indebtedness); provided, that the Borrower shall have the right to redact any provision set forth in such Material Debt Financing Documents to the extent necessary to comply with binding confidentiality obligations or to protect proprietary market information.

Each notice pursuant to this Section shall be accompanied by a written statement of an Authorized Officer of the Borrower (x) that such notice is being delivered pursuant to Section 5.03(a), (b) or (c) (as applicable) and (y) in the case of any notice pursuant to Section 5.03 (a)(i), ~~(iv)~~(ii), ~~(v)~~ (iii) or ~~(vii)~~(vi), setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

Documents required to be delivered hereto (including pursuant to Section 5.02 and Section 5.03) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 9.01; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

website or whether sponsored by the Administrative Agent), provided that the Borrower shall notify the Administrative Agent (by hand delivery, facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 5.04    Inspection of Property. The Borrower and each of its Subsidiaries will keep proper books and records in accordance with GAAP and will permit reasonable examinations of its books and records and reasonable inspections of its property (subject to reasonable procedures relating to safety and security), accompanied by personnel of the Borrower, by the Administrative Agent and~~/or its~~ any Lender and/or their respective accountants or other professional advisers; provided that such examinations and inspections (a) will occur not more frequently than ~~twice~~once in any calendar year, with reasonable efforts to make combined visits (unless a Default or an Event of Default has occurred and is continuing in which case such examinations may occur as frequently as reasonably determined by the Administrative Agent or any Lender, with no obligation to combine visits), (b) will be at the sole expense of the Administrative Agent and/or requesting Lender, as the case may be (unless a Default or an Event of Default has occurred and is continuing in which case such examinations will be at the expense of the Borrower), (c) will be undertaken at reasonable times following the provision of written notice in advance to the Borrower, and (d) will not unduly interfere with the operations or management of the Borrower’s business. Notwithstanding anything set forth herein to the contrary, under no circumstances shall the Borrower or any Subsidiary be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial confidential proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective Affiliates, representatives, contractors, accountants or other professionals) is prohibited by any Governmental Rule or binding confidentiality agreement with a Person that is not an Affiliate of the Borrower and that was not entered into in contemplation of this Agreement ~~or~~, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product, or (iv) in the case of any discussions with accountants, only if the Borrower has been given the opportunity to participate in the discussions.

SECTION 5.05   Maintenance of Properties. The Borrower and each of its Subsidiaries will maintain in all material respects in good working order and condition (ordinary wear and tear and customary decommissioning and/or degradation for maintenance excepted) all of its material assets necessary or desirable in the conduct of its business taken in the aggregate; provided, however, that nothing shall prevent the Borrower or its Subsidiaries, as appropriate, from discontinuing the maintenance or operation of any property if such discontinuance is, in the judgment of the Borrower or such Subsidiary, desirable in the conduct of the business of the Borrower or such Subsidiary. It is understood that this covenant relates only to working order and condition of such property in accordance with prudent industry practices and shall not be construed as a covenant not to dispose of property.

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~SECTION 5.06 Governmental Approvals.—The Borrower and each of its Subsidiaries will at all times obtain, comply with and maintain in full force and effect all Governmental Approvals necessary for the operation and maintenance of its business, except where the failure to maintain such Governmental Approvals would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.~~

SECTION 5.06    ~~SECTION 5.07~~ Compliance with Laws. The Borrower and each of its Subsidiaries will comply and will ensure that the Borrower is in compliance in all respects with all applicable Governmental Rules (including Environmental Laws), except where any failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and except that the Borrower and each of its Subsidiaries may, in good faith and by appropriate proceedings, diligently contest the validity or application of any Governmental Rules subject to the Permitted Contest Conditions.

SECTION 5.07   ~~SECTION 5.08~~ Maintenance of Legal Status. The Borrower and each of its Subsidiaries will at all times preserve and maintain in full force and effect (a) its legal existence under the laws of the jurisdiction of its organization (except in the case of any ~~Subsidiary of the Borrower that is not a Material~~Immaterial Subsidiary or as permitted under ~~Section 6.01~~Section 6.01) and (b) all material rights, franchises, privileges and consents necessary for the maintenance of its existence and the operation of its business, except, with respect to this clause (b), where the failure to do any of the foregoing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. It is understood that this covenant shall not be construed to prohibit the Borrower from dissolving or terminating the corporate existence of any Subsidiary (except ~~OpCo~~Power) which is inactive or whose preservation otherwise is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries taken as a whole.

SECTION 5.08     ~~SECTION 5.09~~ Insurance. The Borrower and each of its Subsidiaries will maintain with financially sound and reputable insurance companies insurance and/or make provisions for self-insurance in such amounts and against such risks as are usually carried by companies engaged in similar business and as are consistent with the prudent operation of its business. The Borrower will furnish to the Administrative Agent, upon written request of the Administrative Agent or any Lender, reasonable information as to the insurance carried; provided, however, such requests shall be limited to twice per calendar year in the aggregate.

SECTION 5.09     ~~SECTION 5.10~~ Taxes. The Borrower and each of its Subsidiaries will timely pay and discharge all material income Taxes and all other material Taxes for which it is responsible and make timely Tax filings with respect to material Taxes prior to the date on which penalties, fines or interest attach thereto; provided that the Borrower or such Subsidiary may permit any such Tax to remain unpaid or unfiled if it meets the Permitted Contest Conditions.

~~SECTION 5.11 Auditors.—The Borrower will maintain independent auditors with recognized national standing (or any other independent registered public accounting firm acceptable to the Required Lenders).~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

SECTION 5.10     ~~SECTION 5.12~~ Financial Covenant.

~~(a)~~       The Borrower shall not permit the Debt to Capital Ratio as of the last day of any fiscal quarter occurring prior to the Maturity Date to be greater than 65%.

~~(b)  In the event that the Borrower fails to comply with the requirement set forth in Section 5.12(a) as of the last day of any fiscal quarter, then until the date that is fifteen (15) Business Days after the deadline for delivery of (or, if earlier, the date of actual delivery of) the Financial Ratio Certificate required to be delivered in respect of such fiscal quarter then-ended (the “Cure Expiration Date”), the Borrower shall have the right to obtain from its members or shareholders an equity contribution in the Borrower in cash (the “Cure Right”) in the amount necessary (but not in excess of such amount) to cause compliance with the requirement set forth in Section 5.12(a) and for no other purpose.—Upon the receipt by the Borrower of the cash proceeds pursuant to the exercise of the Cure Right (the “Cure Amount”), (x) the covenant set forth in Section 5.12(a) (and no other provision hereof, including Section 6.06) shall be recalculated solely with such Cure Amount deemed to increase shareholders equity on a Dollar-for-Dollar basis. The Borrower’s right to exercise the Cure Right shall be subject to a maximum of (a) two (2) such cures in any period of four (4) consecutive fiscal quarters, and (b) four (4) such cures during the term of the Facility. For the avoidance of doubt, (i) the Cure Right shall be applicable for this Section 5.12 and this Section 5.12 alone and no effect shall be given to any equity cure pursuant to this Section 5.12 for any other purpose under the Financing Documents and (ii) such cash contributions shall be given effect for purposes of this Section 5.12 with respect to applicable successive fiscal quarters.~~

~~(c)  Notwithstanding anything set forth herein to the contrary, in the event the Borrower has exercised its Cure Right under this Section 5.12, (i) no Default or Event of Default shall be deemed to have occurred on the basis of any failure to comply with Section 5.12(a) unless such failure is not cured pursuant to this Section 5.12 on or prior to the Cure Expiration Date and (ii) none of the Administrative Agent or any Lender shall have the right to take any remedial actions, including the right to accelerate the Loans solely on the basis of a violation of Section 5.12(a) unless such failure is not cured pursuant to this Section 5.12 on or prior to the Cure Expiration Date.~~

~~SECTION 5.13 Debt Rating~~.—~~So long as the Facility is available or outstanding, the Borrower shall use commercially reasonable efforts to maintain a rating (but not a specific rating) applicable to the Borrower’s Senior Debt Rating.~~

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other Loan Obligations have been paid in full, the Borrower covenants and agrees with the Lenders that the Borrower shall not, nor shall it permit any of its Subsidiaries (other than any Receivables Entity or any Finsub), to:

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

SECTION 6.01     Fundamental Changes; Sale of Assets; Etc. The Borrower and each of its Subsidiaries shall not (~~i~~a) (~~A~~i) enter into any merger or consolidation (except for ~~Permitted Acquisitions or~~ transactions in which Borrower is successor)~~, (B) in the case of Borrower or OpCo, change its form of organization, or (C) change its business,~~ or (ii) split-off or liquidate, wind up or dissolve itself, or suffer any liquidation or dissolution or (~~ii~~b) convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets ~~other than as may be expressly permitted pursuant to the terms of the Financing Documents (including Section 6.01(b) and 6.05)~~; provided that, with respect to clauses (~~i~~a) and (~~ii~~b), any Subsidiary of the Borrower (x) may merge into any other Subsidiary of the Borrower or, if the Borrower is the surviving entity, the Borrower, ~~or~~ (y) may transfer all or substantially all of its assets to another Subsidiary of the Borrower or to the Borrower, or (z) may be dissolved, liquidated or wound-up if another Subsidiary of the Borrower or the Borrower assumes all assets and obligations of such dissolving, liquidating or wound-up Subsidiary.

~~(b)  The Borrower and each of its Subsidiaries shall not, except as otherwise permitted in accordance with the Financing Documents (including Section 6.01(a)), Dispose of, in one transaction or a series of related transactions, any of its properties or assets in excess of $60,000,000 per year in the aggregate except for:~~

~~(i) sales or other dispositions of obsolete, worn out or defective equipment in the ordinary course of business;~~

~~(ii) sales or other dispositions of equipment or other property where the proceeds of such sale or disposition are to be used to replace such equipment or property;~~

~~(iii) sales, transfers or other dispositions of cash and Cash Equivalents;~~

~~(iv) sales of assets for which the Net Cash Proceeds are (A) (x) reinvested or (y) committed to be reinvested (in Property (including Permitted Acquisitions) identified to the Administrative Agent in writing with reasonable specificity), in each case, within one-hundred eighty (180) days following the receipt of such Net Cash Proceeds and, in the case of clause (y), such reinvestment is completed within three-hundred sixty (360) days after the receipt of such Net Cash Proceeds or (B) an offer to apply such Net Cash Proceeds to the Loans is made in accordance with and to the extent required by Section 2.09(e) and Section 2.09(f);~~

~~(v) sales of assets pursuant to transactions permitted under Section 6.03(d);~~

~~(vi) sales of receivables under Permitted Receivables Financings not to exceed $50,000,000 in face value of receivables subject thereto at any one time outstanding;~~

~~(vii) sales, transfers or other dispositions of assets between or among the Borrower and its Subsidiaries; and~~

~~(viii) sales, dispositions or transfers of equity interests of OpCo to current or former officers, directors and employees (or their respective family members, estates or~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~trusts or other entities for the benefit of any of the foregoing) in connection with any long~~-~~term incentive plan.~~

SECTION 6.02    Conduct of Business. The Borrower and each of its Subsidiaries shall not engage at any time in any business other than the management and operation of their assets as conducted on the Amendment No. 1 Effective Date and other activities reasonably related, incidental, synergistic or ancillary thereto (including but not limited to other regulated utility businesses) (the “Business”) such that the general nature of the business in which the Borrower and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the Business.

~~SECTION 6.03 Indebtedness. The Borrower and each of its Subsidiaries shall not create, incur, assume or permit to exist any Indebtedness, except for the following (“Permitted Debt”):~~

~~(a)  (i) Indebtedness incurred or created under the Financing Documents or the Other HoldCo Financing Documents (including the 2019 Revolving Credit Increase and any other incremental facility permitted under the HoldCo Existing Revolving Credit Agreement), (ii) Indebtedness of OpCo incurred or created under the OpCo Financing Documents (including any incremental facility permitted thereunder) and (iii) OpCo’s or its Subsidiaries’ Indebtedness existing as of the Effective Date;~~

~~(b)  (x) additional Debt of OpCo and its subsidiaries if:~~

~~(i)  both before and after giving effect thereto on a Pro Forma Basis as of the last day of the most recently-ended Test Period, OpCo would be in compliance with Section 5.12 of the OpCo Credit Agreement or any similar financial covenants in any replacement, refinancing, refunding, renewal or extension thereof; and~~

~~(ii)  such additional Debt shall not benefit from any Liens, unless the benefits of any such other Liens have been granted to the lenders under the OpCo Financing Documents (or lenders under any replacement, refinancing, refunding, renewal or extension thereof) on a pari passu basis with the lenders of such additional Debt pursuant to intercreditor provisions reasonably satisfactory to the Required Lenders (as such term is defined in the OpCo Credit Agreement or any similar term in any replacement, refinancing, refunding, renewal or extension thereof),~~

~~together with (y) any other additional Indebtedness of OpCo and its subsidiaries as permitted under the OpCo Financing Documents, in the case of clause (x) and (y), so long as such additional Indebtedness shall not have restrictions on the ability of OpCo or its subsidiaries to pay dividends or make other distributions to their respective members or shareholders more restrictive than those set forth in the OpCo Financing Documents on the Effective Date or as may be required by law;~~

~~(c)  Hedging Arrangements permitted under Section 6.12;~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~(d)  purchase money obligations of the Borrower Group Members incurred to finance discrete items of equipment that extend to and are secured by only the equipment being financed in an aggregate principal amount outstanding not to exceed $125,000,000 at any time;~~

~~(e)  Indebtedness of OpCo and its subsidiaries or of the Purchaser and its subsidiaries, in each case, created in connection with any Capital Lease, Sale and Leaseback Transaction or lease~~-~~leaseback transaction in an aggregate principal amount outstanding not to exceed $100,000,000 at any time;~~

~~(f)  current accounts payable arising, accrued expenses incurred, and financing of insurance premiums, in the ordinary course of business which are payable in accordance with customary practices that are not overdue by more than ninety (90) days (unless the Borrower or the applicable Subsidiary is contesting the existence or amount of such accounts payable in accordance with the Permitted Contest Conditions);~~

~~(g)  amounts payable or provided as collateral under any contracts to which the Borrower or any of its Subsidiaries is a party that are permitted pursuant to the Financing Documents (to the extent the same constitute Indebtedness);~~

~~(h)  Indebtedness owing by the Borrower or any of its Subsidiaries to the Borrower or any other Subsidiary, and any guarantee by the Borrower or any of its Subsidiaries of any Indebtedness, or other obligations or liabilities of the Borrower or any such Subsidiary otherwise permitted hereunder;~~

~~(i)  Permitted Subordinated Debt;~~

~~(j)  liabilities arising under the Acquisition Agreement or with respect to customary indemnification obligations in favor of sellers in connection with acquisitions or investments (including Permitted Investments) and purchasers in connection with dispositions permitted under Section 6.01~~;

~~(k)  Indebtedness under deferred compensation or other similar arrangements incurred in connection with an acquisition or any other investment permitted hereunder (including Permitted Investments);~~

~~(l)  obligations in respect of performance, bid, appeal and surety bonds, in each case in the ordinary course of business or consistent with past practice of the Borrower and its Subsidiaries;~~

~~(m)  Indebtedness assumed by OpCo or any of its subsidiaries or of the Purchaser and its subsidiaries, in each case, in connection with any acquisition permitted hereunder (including Permitted Investments) and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct and contingent obligors with respect thereto are not changed, as a result of or in connection with such refinancing, refunding, renewal or extension;~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~(n)  other additional unsecured Debt in an aggregate principal amount outstanding not to exceed $125,000,000 at any time;~~

~~(o)  (i) the Senior Notes and (ii) Permitted Additional Debt;~~

~~(p)  other additional Debt of OpCo, so long as (i) such Debt is issued in place of all or a portion of the Debt of OpCo contemplated by the OpCo Financing Documents, (ii) such additional Debt has a weighted average life to maturity equal to or greater than the weighted average life to maturity of the Debt being refinanced and (iii) such additional Debt does not have restrictions on the ability of OpCo or its subsidiaries to pay dividends or make other Distributions to their respective members or shareholders more restrictive than those set forth in the OpCo Financing Documents as in effect on the Effective Date or as may be required by law; and~~

~~(q)  so long as no loans under the Bridge Loan Facility remain outstanding, additional Debt of Borrower if:~~

~~(i)  both before and after giving effect thereto on a Pro Forma Basis as of the last day of the most recently-ended Test Period, the Borrower would be in compliance with Section 5.12;~~

~~(ii)  such additional Debt has a weighted average life to maturity equal to or greater than the weighted average life to maturity of the then-outstanding principal amount of the Loans; and~~

~~(iii)  such additional Debt shall not benefit from any Liens;~~

~~(iv)  no Default or Event of Default shall have occurred and be continuing at the time of the incurrence of such additional Debt, or would occur as a result of the incurrence of such additional Debt; and~~

~~(r)  any Permitted Refinancing Indebtedness in respect of clauses (a) through (p) above.~~

~~SECTION 6.0~~4 Liens~~. The Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon or with respect to (i) any Equity Interests in, or Permitted Subordinated Debt owed by, OpCo or the Target, except non~~-~~consensual Permitted Liens that do not secure any Indebtedness or (ii) any of its property, assets or revenues, owned or hereafter acquired, except for Permitted Liens.~~

~~SECTION 6.05 Investments~~.—~~The Borrower shall not, nor shall it permit any of its Subsidiaries to, make any investments in any equity or debt securities (issued by Persons other than the Borrower) or make any loan or advance to any Person, other than (collectively, “Permitted Investments”):~~

~~(a)  Cash Equivalents;~~

~~(b)  Hedging Arrangements permitted under Section 6.12;~~

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~(c) investments by the Borrower or any of its Subsidiaries in any Subsidiary of the Borrower;~~

~~(d) investments by OpCo and its subsidiaries in the equity of any Receivables Entity, pursuant to a Permitted Receivables Financing in an aggregate amount not to exceed $75,000,000 at any one time outstanding;~~

~~(e) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and supplies, in each case in the ordinary course of business;~~

~~(f) extensions of trade credit by the Borrower Group Members in the ordinary course of business;~~

~~(g) investments made as a result of the receipt of non~~-~~cash consideration from dispositions in compliance with Section 6.01;~~

~~(h) loans and advances made in the ordinary course of business to the Borrower’s or any of its Subsidiaries’ employees in an aggregate principal amount not to exceed $3,000,000 at any time outstanding;~~

~~(i) Permitted Acquisitions by the Borrower Group Members;~~

~~(j) additional investments by the Borrower Group Members so long as the aggregate amount invested, loaned or advanced does not exceed $10,000,000 in any fiscal year;~~

~~(k) additional investments so long as both before and after giving effect thereto (i) no Default or Event of Default has occurred and is continuing under Article VII(a), Article VII(b), Article VII(f), Article VII(g), Article VII(h) or Article VII(l) and (ii) the Borrower would be in compliance with the financial covenant in Section 5.12(a) on a Pro Forma Basis as of the relevant Test Period as though such investments had been consummated as of the first day of such Test Period; and~~

~~(l) to the extent constituting investments, transactions permitted under Section 6.01~~, ~~Section 6.03, Section 6.04 or Section 6.06.~~

SECTION 6.03     ~~SECTION 6.06~~ Distributions. The Borrower shall not directly or indirectly make or declare any Distribution if any Default or Event of Default then exists or would result therefrom upon giving pro forma effect to such Distribution, except that, so long as no Default or Event of Default under Article VII(a), Article VII(b), Article VII(f), Article VII(g), Article VII(h) or Article VII(l) shall have occurred and be continuing or would result from such Distribution, the Borrower may declare and pay tax Distributions to its members and shareholders at any time in an amount equal to the federal and state taxable income of such members or shareholders or their shareholders, partners or members, as applicable, with respect to the taxable income generated with respect to the Borrower and its Subsidiaries (if any), as calculated in accordance with the Code and applicable federal and state income tax regulations,

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

multiplied by the highest marginal tax rate applicable to such respective federal and state taxable income.

SECTION 6.04     ~~SECTION 6.07~~ Transactions with Affiliates. The Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any agreement or arrangement with any of its Affiliates or Sponsors or any Affiliate of any Sponsor (in each case, other than any such agreement or arrangement with the Borrower or any of its Subsidiaries and any other subsidiary or other than de minimis contracts with consideration less than ~~an amount to be agreed~~$500,000) unless such transaction is in compliance with applicable laws and regulations of the Federal Energy Regulatory Commission and the Louisiana Public Service Commission pertaining to affiliate transactions and is (i) entered into in the ordinary course of business, (ii) authorized by a tariff or rate schedule which has been approved by a Governmental Authority or performed in accordance with its orders, (iii) permitted under ~~Section 6.01 or Section 6.03, (iv~~Section 6.01, (iv) Indebtedness owing by the Borrower to any Subsidiary or by any Subsidiary to the Borrower or any other Subsidiary and other arrangements (including with respect to any Permitted Receivables Financing or any Securitization Financing) among the Borrower and its Subsidiaries or among Subsidiaries, (v) a Guaranty by any Borrower Group Member of any obligations or liabilities of another Borrower Group Member, (vi) pursuant to any contract in effect on the Effective Date, as the same may be amended, extended or replaced from time to time so long as such contract as so amended, extended or replaced is, taken as a whole, not materially less favorable to the Borrower and its Subsidiaries, or (~~v~~vii) on terms no less favorable to the Borrower (or the applicable Subsidiary) than the Borrower (or the applicable Subsidiary) could obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate of a Sponsor.

~~SECTION 6.08 Constitutive Documents. The Borrower will not, nor will it permit any of its Subsidiaries to, modify its Constitutive Documents to the extent that such change will materially and adversely affect the rights of the Lenders.~~

SECTION 6.05     ~~SECTION 6.09~~ Anti-Terrorism Laws and Sanctions; ~~Anti~~-~~Mon~~ey ~~Launderin~~gAnti-Corruption Laws. The Borrower shall not, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds (including the proceeds of any Borrowing), goods or services to or for the benefit of any Restricted Party or in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Restricted Party in violation of any Anti-Terrorism Laws, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Borrower shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming compliance with this ~~Section 6.09) or~~Section 6.05) or Anti-Corruption Laws, or (b) cause or knowingly permit any of the funds of the Borrower that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would (1) be in violation of law or benefit any Restricted Party. or (2) violate any applicable Anti-Corruption Laws. The Borrower shall at all times implement and maintain policies and procedures reasonably designed to ensure compliance by

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

the Borrower and its Subsidiaries with all applicable Anti-Terrorism Laws and Anti-Corruption Laws.

~~SECTION 6.10 Name, Fiscal Year. The Borrower shall not change its name or its fiscal year without providing prior written notice to the Administrative Agent.~~

~~SECTION 6.11 Registered Office. The Borrower shall not move its registered office from the State of Louisiana without providing prior written notice to the Administrative Agent and shall maintain at its principal place of business originals or copies of its principal books and records.~~

SECTION 6.06     ~~SECTION 6.12 Derivative Transactions~~Liens. The Borrower shall not, nor shall it permit any of its Subsidiaries to, ~~enter into any derivative transactions, except (i) transactions in futures, floors, collars and similar Hedging Arrangement involving the stock price of a Person involved in a merger or similar transaction permitted by the Financing Documents or (ii) in the ordinary course of the Borrower’s or such Subsidiary’s business for non~~-~~speculative purposes, including, but not limited to, interest rate Hedging Arrangements with respect to~~ create, incur, assume or permit to exist any Lien upon or with respect to (i) any Equity Interests in Power (other than non-consensual Permitted Liens that do not secure any Indebtedness) or (ii) any of its property, assets or revenues, owned or hereafter acquired, except for the following (“Permitted ~~Debt.~~Liens”):

(a)       Liens that secure Indebtedness incurred or created under the Financing Documents and, so long as the Loan Obligations are also secured on a pari passu basis, under the Other Borrower Financing Documents, the Senior Notes or other Indebtedness;

(b)      Liens, deposits or pledges incurred or created by the Borrower or any Subsidiary in the ordinary course of business or under applicable Governmental Rules in connection with or to secure the performance of bids, tenders, contracts, leases, statutory obligations, surety bonds or appeal bonds;

(c)       pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations (but not ERISA);

(d)      mechanics’, materialmen’s, workers’, contractors’, repairmens’, employees’, warehousemen’s, carriers’, maritime, customs, or other like Liens arising in the ordinary course of business or under Governmental Rules securing obligations which are not yet due, or which are adequately bonded and which are being contested pursuant to the Permitted Contest Conditions;

(e)       Liens for Taxes, assessments or governmental charges, which are not yet due or which are being contested pursuant to the Permitted Contest Conditions;

(f)        Liens arising out of judgments or awards fully covered by insurance (other than customary deductibles) or with respect to which an appeal or proceeding for review is being

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

prosecuted pursuant to the Permitted Contest Conditions, or that do not constitute an Event of Default under clause (i) of Article VII;

(g)      easements, servitudes (contractual and legal), rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property of the Borrower or any Subsidiary which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower or applicable Subsidiary;

(h)       zoning, building and other generally applicable land use restrictions, which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower or applicable Subsidiary;

(i)        Liens that have been placed by a third party on the fee title of leased real property or property over which the Borrower or applicable Subsidiary has easement, servitude, right-of-way or franchise rights, and subordination or similar agreements relating thereto;

(j)        any interest of a lessor or licensor in property under an operating lease under which the Borrower or any Subsidiary is lessee or licensee, and any restriction or encumbrance to which the interest of such lessor or licensor is subject;

(k)       leases or subleases granted to others that do not materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries;

(l)         licenses of intellectual property granted by the Borrower or any Subsidiary in the ordinary course of business and not materially interfering with the ordinary conduct of the business of the Borrower and its Subsidiaries;

(m)       with respect to properties involved in the production of oil, gas and other minerals, unitization and pooling agreements and orders, operating agreements, royalties, reversionary interests, preferential purchase rights, farmout agreements, gas balancing agreements and other agreements, in each case that are customary in the oil, gas and mineral production business in the general area of such property and that are entered into in the ordinary course of business;

(n)        Liens (including contractual security interests and rights of set-off) arising in the ordinary course of business from netting services, overdraft protection, banking services obligations and otherwise in connection with deposit, securities and commodities accounts;

(o)       Liens for the fees and expenses of trustees and escrow agents pursuant to any indenture, escrow agreement or similar agreement establishing a trust or escrow arrangement, and Liens on monies held by trustees in payment or construction accounts under indentures;

(p)       Liens on cash or invested funds used to make a defeasance, covenant defeasance or in substance defeasance of any Debt pursuant to an express contractual provision in the agreements governing such Debt or GAAP, provided that immediately before and immediately after giving effect to the making of such defeasance, no Default or Event of Default shall exist;

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

(q)       Liens granted on cash or invested funds constituting proceeds of any sale or disposition of property deposited into escrow accounts to secure indemnification, adjustment of purchase price or similar obligations incurred in connection with such sale or disposition, in an amount not to exceed the amount of gross proceeds received from such sale or disposition;

(r)        Liens for purchase money security interests or Capital Lease obligations which are secured solely by the assets acquired;

(s)        Liens arising from filed UCC-1 financing statements relating solely to leases not prohibited by this Agreement;

(t)        Liens created or incurred by the Borrower or any Subsidiary securing obligations arising under natural gas purchase agreements, natural gas transportation and storage agreements, and Hedging Arrangements;

(u)        Liens securing other obligations in an aggregate amount not exceeding $100,000,000 at any time outstanding;

(v)        Liens created or incurred by any Subsidiary securing any Permitted Receivables Financing;

(w)       Liens on any cash collateral for Letters of Credit issued under this Agreement or for letters of credit issued or permitted under any Other Borrower Credit Agreement or for a Defaulting Lender’s LC Exposure;

(x)        Liens created or incurred by the Borrower or any Subsidiary in favor of Governmental Authorities encumbering assets acquired in connection with a government grant program, and the right reserved to, or vested in, any Governmental Authority by the terms of any right, power, franchise, grant, license, or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, recapture or designate a purchaser of any property, or any obligations or duties to any Governmental Authority affecting the property of the Borrower or applicable Subsidiary with respect to any franchise, grant, license or permit;

(y)       agreements for an obligation (other than repayment of borrowed money) relating to the joint or common ownership, operation, and use of property, including Liens under joint venture or similar agreements securing obligations incurred in the conduct of operations or consisting of a purchase option, call or right of first refusal with respect to the Equity Interests in such jointly owned Person or assets;

(z)        Liens on any property in existence on or prior to the Effective Date;

(aa)      any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any of its Subsidiaries, or existing on any property of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary or that is merged with or into or consolidated with the Borrower or any Subsidiary prior to such merger or consolidation, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary or such merger, as the case may be,

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

(ii) such Lien shall not apply to any other property or asset of the Borrower or any of the Subsidiaries, and (iii) such Lien shall secure only those obligations and liabilities that it secures on the date of such acquisition or the date such Person becomes a Subsidiary of the Borrower or such merger, as the case may be, and any extensions, renewals, refinancings and replacements thereof that do not increase the outstanding amount thereof;

(bb)     Liens (including precautionary Liens in connection with Capital Leases) on fixed or capital assets and other property (including any natural gas, oil or other mineral assets, pollution control facilities, electrical generating plants, equipment and machinery, and related accounts, financial assets, contracts and general intangibles) acquired, constructed, explored, drilled, developed, improved, repaired or serviced (including in connection with the financing of working capital and ongoing maintenance) by the Borrower or any Subsidiary, provided that (i) such security interests and the obligations and liabilities secured thereby are incurred prior to or within two hundred seventy (270) days after the acquisition of the relevant asset or the completion of the relevant construction, exploration, drilling, development, improvement, repair or servicing (including the relevant financing of working capital and ongoing maintenance), or within two hundred seventy (270) days after the extension, renewal, refinancing or replacement of the obligations and liabilities secured thereby, as the case may be, (ii) the obligations and liabilities secured thereby do not exceed the cost of acquiring, constructing, exploring, drilling, developing, improving, repairing or servicing (including the financing of working capital and ongoing maintenance in respect of) the relevant assets, and (iii) such security interests shall not apply to any other property beyond the relevant property set forth in this clause (bb) (and in the case of construction or improvement, any theretofore unimproved real property on which the property so constructed or the improvement is located) and clause (cc), as applicable, of the Borrower or any Subsidiary, and (iv) recourse for such obligations and liabilities under any financing secured under this clause (bb) shall be limited to the property subject to Liens permitted under this clause (bb) and clause (cc) and (A) in the case of any financing of Power, to Power and (B) in the case of any other financing, to a special purpose, bankruptcy-remote Person described in clause (cc);

(cc)      Liens on any Equity Interest owned or otherwise held by or on behalf of the Borrower or any Subsidiary in any Person created in connection with any project financing;

(dd)     Liens on assets of Power securing the payment of Indebtedness of Power to a state of the United States or any political subdivision thereof issued in a transaction in which such state or political subdivision issued industrial revenue bonds or other obligations, the interest on which is excludable from gross income by the holders thereof pursuant to the provisions of the Code, as in effect at the time of the issuance of such obligations, and Indebtedness to the issuer of a letter of credit, bond insurance or guaranty to support any such obligations to the extent Power is required to reimburse such issuer for drawings under such letter of credit, bond insurance or guaranty with respect to the principal of or interest on such obligations, including Liens arising pursuant to a pledge of Power’s mortgage bonds issued under the Power Mortgage; provided that such pledged bonds shall not exceed an aggregate principal amount of $125,000,000 at any time;

(ee)      Liens created for the sole purpose of extending, renewing or replacing in whole or in part Indebtedness secured by any lien, mortgage or security interest referred to in this

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

definition of “Permitted Liens”; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property or Indebtedness that secured the lien or mortgage so extended, renewed or replaced (and any improvements on such property);

(ff)       Liens created by any Finsub for any Securitization Financing pursuant to any order of the applicable regulatory Governmental Authority (such as the Louisiana Public Service Commission) which allows for a securitization financing by Power and/or a Finsub authorized by a Securitization Statute (any such order, a “Securitization Financing Order”);

(gg)      Liens created to secure Debt of any Subsidiary to the Borrower or any other Subsidiary;

(hh)      the Lien evidenced by the Power Mortgage as renewed or replaced from time to time; provided, however, that such Lien shall not extend to or over any property of a character not subject on the Effective Date to the Lien granted under the Power Mortgage; or

(ii)       “permitted liens” as defined under Section 1.04 of the Power Mortgage, as in effect on the Effective Date, other than “funded liens” described in clause (ix) of said Section 1.04, and other Liens not otherwise prohibited by Section 5.05 of the Power Mortgage, as in effect on the Effective Date, and in the event the Power Mortgage is terminated, Liens of the same type and nature as the foregoing Liens referred to in this clause (ii), provided, that the amounts secured by such other Liens shall not exceed the amounts that may be secured by such foregoing Liens as of the last day on which the Power Mortgage was in effect.

ARTICLE VII

EVENTS OF DEFAULT

The occurrence and continuance of any one or more of the following events shall (after the lapse of any cure period applicable thereto) constitute an “Event of Default”:

(a)     The Borrower shall fail to pay any principal of or interest on the Loans on the date when due or, in the event of any technical or administrative error in connection with the making of any such payment of interest, such failure is not remedied within three (3) Business Days after the applicable due date therefor;

(b)     The Borrower shall fail to pay fees or other amounts payable under any Financing Document (other than interest and principal) when due and such failure is not remedied within ten (10) Business Days after the applicable due date therefor;

(c)     The Borrower or any of its Subsidiaries shall fail to comply with any covenant or agreement applicable to it contained in (A) ~~Section 5.01, Section 5.03(a)(i), Section 5.08(a), Section 6.01, Section 6.02, Section 6.04 or Section 6.06, (B) Section 5.02, Section 5.04, Section 6.03, Section 6.05, Section 6.07 or Section 6.09~~Section 5.01, Section 5.03(a)(i), Section 5.07(a), Section 5.10, Section 6.01, Section 6.02, Section 6.03, Section 6.05 or Section 6.06, (B) Section 5.02, Section 5.04 or Section 6.04 unless such failure is remedied

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

within ten (10) Business Days after the Borrower becomes aware of such failure, or (C) ~~Section 5.08 (other than Section 5.08(a)), Section 5.10 or Section 6.12~~Section 5.07 (other than Section 5.07(a)), or Section 5.09, unless such failure is remedied within thirty (30) days after the Borrower becomes aware of such failure~~, or such longer period not to exceed sixty (60) days (as may be extended by the Required Lenders), as is reasonably necessary under the circumstances to remedy such failure, or (D) Section 5.12 and such failure shall not have been cured in accordance therewith;~~;

(d)     The Borrower or any of its Subsidiaries shall fail to comply with any covenant under this Agreement (other than set forth in clauses ~~(a)~~(a) through ~~(c)~~(c) above) and such failure is not remedied within thirty (30) days after the Borrower becomes aware of such failure ~~or such longer period, not exceeding ninety (90) days, or is reasonably necessary under the circumstances to remedy such failure; provided, that, if the Borrower or the applicable Subsidiary is continuing diligently in good faith to remedy such failure, such ninety (90) day period will be extended to the earlier of (i) the date in which the Borrower or such Subsidiary is no longer working in good faith to remedy such failure and (ii) one~~-~~hundred twenty (120) days (as may be extended by the Required Lenders);~~;

(e)     Any representation or warranty made by the Borrower or any of its Subsidiaries in any Financing Document or in any certificate or document required to be delivered thereby proves to have been incorrect in any material respect when made~~, unless such misrepresentation is capable of remedy and either (A) is remedied within thirty (30) days after the Borrower becomes aware of such misrepresentation or (B) the Borrower or the applicable Subsidiary is continuing diligently in good faith to remedy such inaccuracy, in which case the thirty (30) day period will be extended to the earlier of (1) the date on which the Borrower or such Subsidiary is no longer working in good faith to remedy such inaccuracy and (2) sixty (60) days (as may be extended by the Required Lenders);~~;

(f)       Any Financing Document ceases (other than in accordance with its terms) to be in full force and effect, or the Borrower denies in writing further liability or obligation under, or otherwise repudiates, any Financing Document;

(g)     Any Change in Control shall occur;

(h)     A Bankruptcy Event shall occur with respect to the Borrower or any of its Material Subsidiaries;

(i)      A final judgment shall be entered against the Borrower or any of its Subsidiaries for the payment of money in an aggregate amount in excess of $50,000,000 (to the extent not covered by insurance or an enforceable indemnity) and such judgment remains unsatisfied without any procurement of a stay of execution for a period of sixty (60) days;

(j)     Any material Governmental Approval necessary for the execution, delivery and performance of the material obligations under the Financing Documents shall be terminated or shall not be obtained, maintained, or complied with; unless such Governmental Approval is replaced, obtained, re-obtained, renewed or complied with within forty-five (45) days after the Borrower receives written notice of such termination or failure to obtain, maintain or comply

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

from the Administrative Agent, or such longer period, not exceeding ninety (90) days, as is reasonably necessary under the circumstances to replace, obtain, re-obtain, renew or comply with any such Governmental Approval; provided that, if the Borrower has commenced any process to obtain or re-obtain any such Governmental Approval within such ninety (90) day period and is continuing diligently in good faith to obtain or re-obtain any such Governmental Approval, such ninety (90) day period will be extended to the earlier of (i) the date on which the Borrower is no longer working in good faith to remedy such failure and (ii) one-hundred eighty (180) days;

(k)     An ERISA Event shall have occurred which, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect; or

(l)      The Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) with respect to any of its ~~Debt~~Indebtedness in an aggregate principal amount outstanding in excess of $50,000,000 when and as the same shall become due and payable (after giving effect to any applicable grace or cure period), or any such ~~Debt~~Indebtedness in an aggregate principal amount outstanding in excess of $50,000,000 shall have been declared immediately due and payable prior to its scheduled maturity~~.~~, provided that this clause (l) shall not apply to (i) Indebtedness that becomes due as a result of a notice of voluntary prepayment or redemption delivered by the Borrower or a Subsidiary, (ii) secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (iii) intercompany Indebtedness or (iv) any Indebtedness of a Finsub or a Receivables SPC so long as there is no recourse with respect to such Indebtedness to the Borrower or any of its Subsidiaries.

If any Event of Default occurs and is continuing, then the Administrative Agent (at the direction of the Required Lenders) shall have the right: (i) by notice to the Borrower, to declare the commitments to be terminated, whereupon the same will be terminated immediately; (ii) by notice to the Borrower, to declare the entire unpaid principal amount of the Loans (together with all accrued and unpaid interest thereon and any other amount then due under the Financing Documents to the Lenders) to be forthwith due and payable, whereupon such amounts will become and be immediately due and payable, without presentment, demand, protest, or notice of any kind except as expressly provided herein, all of which are hereby expressly waived by the Borrower; and (iii) to exercise all rights and remedies permitted by law and as set forth in the Financing Documents. Notwithstanding the foregoing, if the Event of Default set forth in clause ~~(h)~~(h) occurs, the actions described in clause (i) and (ii) above will be deemed to have occurred automatically and without notice.

Notwithstanding anything set forth herein or in any Financing Document to the contrary, no Lender may, except by participating in a Lender vote under ~~Section 9.02~~Section 9.02 of this Agreement, (i) sue for or institute any creditor’s process (including an injunction, garnishment, execution or levy, whether before or after judgment) in respect of any Loan Obligation (whether or not for the payment of money) owing to it under or in respect of any Financing Document, (ii) take any step for the winding-up, administration of or dissolution of, or any insolvency proceeding in relation to, the Borrower or any of its Subsidiaries, or for a voluntary arrangement, scheme of arrangement or other analogous step in relation to the Borrower or any of its

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

Subsidiaries, or (iii) apply for any order for an injunction or specific performance in respect of the Borrower or any of its Subsidiaries in relation to any of the Financing Documents.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01    Appointment and Authority. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Financing Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Financing Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, and, except as expressly provided in Section 8.06(a) or Section 8.06(b), the Borrower shall not have rights, whether as a third-party beneficiary or otherwise, of any such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Financing Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 8.02     Rights as a Lender. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

SECTION 8.03     Exculpatory Provisions.

(a)         The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Financing Documents. Without limiting the generality of the foregoing,

(i)       the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing,

(ii)      the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Financing Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Financing Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

stay under the Bankruptcy Code or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of the Bankruptcy Code, and

(iii)    except as expressly set forth in the Financing Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.

(b)       The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Financing Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Financing Document, (iv) the validity, enforceability, effectiveness or genuineness of any Financing Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Financing Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04     Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05     Delegation of Duties. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more subagents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 8.06     Resignation of Administrative Agent.

(a)       Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent with the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed and provided such consent shall not be required for the appointment of any successor Administrative Agent that is a Lender or an Affiliate of a Lender) which shall be a bank with an office in the United States, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

(b)      If the bank serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such bank remove such bank as Administrative Agent and, with the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed and provided such consent shall not be required for the appointment of any successor Administrative Agent that is a Lender or an Affiliate of a Lender), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)       With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Financing Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Financing Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

SECTION 8.07     Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08    No Other Duties. None of the Lenders, if any, identified in this Agreement as a Mandated Lead Arranger shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Mandated Lead Arranger as it makes with respect to the Administrative Agent in the preceding paragraph.

SECTION 8.09     No Liability. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

SECTION 8.10     Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under the Bankruptcy Code or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)       to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.10 and Section 9.03) allowed in such judicial proceeding; and

(b)       to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.10 and Section 9.03.

SECTION 8.11     Certain ERISA Matters.

(a)        Each Lender (i) represents and warrants, as of the date such Person became a Lender party hereto, to, and (ii) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(A)	such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(B)	the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

(C)	(I) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (II) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (III) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (IV) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(D)	such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)       In addition, unless either (i) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (D) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Financing Document or any documents related hereto or thereto).

(c)       As used in this Section 8.11, the following terms have the respective meanings set forth below:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

ARTICLE IX

MISCELLANEOUS

SECTION 9.01     Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy (or e-mail in accordance with Section 9.01(b) below), as follows:

(i)       if to the Borrower, to it at Cleco Corporate Holdings LLC, 2030 Donahue Ferry Road, Pineville, LA 71360-5226, Attention of Kazi Hasan, CFO (Telecopy No. 318-484-7777~~) (~~; Telephone No. 318-484-7701), with a copy to (which shall not constitute notice) Cleco Corporate Holdings LLC, 2030 Donahue Ferry Road, Pineville, LA 71360-5226, Attention of: ~~Kristin Guillory,~~Vincent Sipowicz, Treasurer (Telecopy No. 318-484- ~~7765), (~~7777; Telephone No. 318-484-~~7715~~7400), and ~~Julia Callis,~~Cleco Corporate Holdings LLC, 2030 Donahue Ferry Road, Pineville, LA 71360-5226, Attention of General Counsel (Telecopy No. 318-484-7685~~), (~~; Telephone No. 318-484-7675), and Phelps Dunbar LLP, 365 Canal Street, Suite 2100, New Orleans, LA 70130-6534, Attention of James Stuckey~~,~~ (Telecopy No. 504-568- 9130~~), (~~; Telephone No. 504-584-9239);

(ii)    if to the Administrative Agent, to it at Mizuho Bank, Ltd., Harborside Financial Center, 1800 Plaza Ten, Jersey City, NJ 07311-4098, Attention of ~~Nobu Sakyo, (Telecopy No. 201-626-9335),~~Joyce Raynor, Agency/Bilateral Loan Administration Unit (Telephone No. 201-626-~~9333~~9330; e-mail: joyce.raynor@mizuhogroup.com), with a copy to (other than with respect to a Borrowing Request or an Interest Election Request) Shearman and Sterling LLP, 599 Lexington Ave., New York, NY 10022-6069, Attention of ~~Gregory Tan,~~Susan Hobart (Telecopy No. ~~212-~~646-~~832~~4~~), (~~848-7847; Telephone No. 212-848-~~8324~~7847); and

(iii)     if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in clause (b) below, shall be effective as provided in said clause (b).

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)     Any party hereto may change its address or telecopy number or email address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if received by the recipient during its normal business hours.

SECTION 9.02    Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Financing Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Financing Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b)       Neither this Agreement nor any provision hereof may be waived, amended or modified and no consent to any departure therefrom shall be effective except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

(i)       extend, reinstate or increase the Commitment of any Lender without the written consent of such Lender,

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

(ii)      reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder or change the currency of any Loan, without the written consent of each Lender directly affected thereby,

(iii)    postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby,

(iv)    change ~~Section 2.15(b)~~ Section 2.16(b) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each affected Lender whose share is to be decreased, or

(v)     change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each affected Lender whose voting power is to be decreased;

provided that no amendment, waiver or consent with respect to any provision of this Agreement that materially and adversely affects the Administrative Agent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent; and

provided, further, in each case, that any Lender that is a direct or indirect owner of the Equity Interests of the Borrower and any Affiliate of such Person (an “Affiliated Lender”) shall not, in any event, be entitled to vote (and the Loans of any such Person shall be disregarded in such vote) unless such amendment disparately or disproportionately affects such Affiliated Lender; provided, however, if such vote is sufficient to effectuate any amendment, modification, waiver, consent or other action, such Affiliated Lender shall be deemed to have voted affirmatively. The Lenders shall use reasonable efforts to promptly review any requests by the Borrower to amend, modify, supplement and/or waive any provision in this Agreement or any related document.

(c)     Notwithstanding the foregoing (but subject to the limitations set forth in Section 9.02(b)(i), Section 9.02(b)(ii) and Section 9.02(b)(iii)), this Agreement and any other Financing Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more credit facilities to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Financing Documents with the Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(d)     If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

“Non-Consenting Lender”), then the Borrower may upon prior written notice to the Administrative Agent and such Non-Consenting Lender elect to replace such Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (A) (i) another Person that is an Eligible Assignee which is reasonably satisfactory to the Borrower shall agree, as of such date, to purchase for cash at par the Loans and other Loan Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04; provided that in the case of any such assignment, such assignment shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable change, waiver, consent or departure from this Agreement and/or (ii) so long as no Event of Default shall have occurred and be continuing, Borrower may repay at par all Loans and other Loan Obligations of the Borrower owing to any such Non-Consenting Lender relating to the Loans and participations held by such Non-Consenting Lenders as of such repayment date; provided, it is agreed and understood that in the case of clauses (A)(i) and (A)(ii) above the pro rata prepayment requirements otherwise required under this Agreement shall not apply, and (B) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Section 2.13 and Section 2.15, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.14 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. In the event that a Non-Consenting Lender does not execute an Assignment and Assumption pursuant to this Section within three (3) Business Days after receipt by such Non-Consenting Lender of a notice of replacement pursuant to this Section, the Administrative Agent shall be entitled (but not obligated) to execute such an Assignment and Assumption on behalf of such Non-Consenting Lender, and any such Assignment and Assumption so executed by the Administrative Agent and the replacement Lender shall be effective for purposes of this Agreement.

(e)     Notwithstanding anything to the contrary in this Section 9.02, if any amendment, waiver or consent to this Agreement is ministerial in nature or is necessary to correct an error or inconsistency in this Agreement and does not involve any material change, then the Administrative Agent may execute or approve such amendment, waiver or consent in its discretion without seeking instructions of the Required Lenders. The Administrative Agent shall provide to each of the Lenders a copy of any such amendment, waiver or consent promptly upon its effectiveness.

SECTION 9.03    Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Mandated Lead Arrangers, including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent and Mandated Lead Arrangers (limited, in the case of legal fees, to the legal fees of one primary outside counsel and, to the extent reasonably necessary and requested by the Mandated Lead Arrangers, one outside Louisiana counsel, in each case, for the Administrative Agent and the Mandated Lead Arrangers, taken as a whole), in connection with the syndication and distribution (including, without

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

limitation, via the internet or through a service such as Intralinks) of the Facility ~~provided for herein~~, the preparation and administration of this Agreement and the other Financing Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); provided, however, under no circumstances shall the Borrower be responsible for any travel or transportation costs of the Administrative Agent or Mandated Lead Arrangers, and (ii) all expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender (but solely one counsel and, if requested by the Mandated Lead Arrangers, one Louisiana counsel, in respect of the Administrative Agent, the Mandated Lead Arrangers and the Lenders, collectively) in connection with the enforcement or protection of its rights in connection with this Agreement and any other Financing Document, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided, that, notwithstanding anything herein to the contrary, other than as set forth in this Section 9.03(a)(~~ii~~iii), the Borrower will not be responsible for any other amounts relating to independent advisors, experts, counsel, consultants or other Persons retained by the Administrative Agent, the Lenders or the Mandated Lead Arrangers. Any agreements that the Administrative Agent enters into with independent advisors, experts, counsel, consultants or any other Person involving costs to be reimbursed by the Borrower shall be required to be approved by the Required Lenders and be in accordance with the terms of the Financing Documents.

(b)     The Borrower shall indemnify the Administrative Agent, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising in connection with, or as a result of (i) the preparation, execution or delivery of any Financing Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Commitment or Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned, leased or operated by the Borrower or any Subsidiary, or any Environmental Liability with respect to the Borrower or any Subsidiary, or (iv) any actual claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or the material breach in bad faith by any Indemnitee of its express obligations hereunder or any other Financing Document. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c)     To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under clause (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent.

(d)     To the fullest extent permitted by applicable law, none of the parties hereto or to any other Financing Document shall assert, and each such party hereby waives, any claim against any other party on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof or arising out of the activities in connection therewith; provided, however, that, for the avoidance of doubt, the waiver in this ~~Section 9.03(d)~~Section 9.03(d) shall be without prejudice to the rights and remedies of an Indemnitee under ~~Section 9.03(b)~~Section 9.03(b) with respect to any and all out-of-pocket losses, claims, damages, liabilities and related expenses incurred by any Indemnitee as and to the extent provided in ~~Section 9.03(b)~~Section 9.03(b).

(e)     In the event that any claim, litigation, investigation or proceeding shall be brought against any Indemnitee relating to the matters set forth in clause (a)(iii) of this Section 9.03, such Indemnitee shall promptly notify the Borrower thereof, and the Borrower shall be entitled, in its sole discretion, to assume and direct the defense thereof and appoint counsel of its own choosing in connection therewith. The same shall be a condition to the ability of such Indemnitee to receive any related indemnification contemplated herein. Notwithstanding the Borrower’s assumption and direction of such defense or election to appoint counsel to represent an Indemnitee in any action, such Indemnitee shall have the right to employ separate counsel (including local counsel, but only one such counsel in any jurisdiction in connection with any action), and the Borrower shall bear the reasonable fees, costs and expenses of such separate counsel if, and only if (i) the use of counsel chosen by the Borrower to represent the Indemnitee would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnitee and the Borrower, and the Indemnitee shall have reasonably concluded that there may be legal defenses available to it or other Indemnitees which are different from or additional to those available to the Borrower, (iii) the Borrower shall not have employed counsel to represent the Indemnitee within a reasonable time after notice of the institution of such action shall have been received by the Borrower, or (iv) the Borrower shall authorize the Indemnitee to employ separate counsel at their reasonable expense. The Borrower shall not be liable for any settlement or compromise of any action or claim by an Indemnitee affected without its prior written consent, but if settled with the Borrower’s written consent, or if there is a final judgment against an Indemnitee in any such proceeding, the Borrower agrees to indemnify and hold harmless each Indemnitee in the manner and subject to the conditions set forth in this Section 9.03. In any such claim or proceeding, the defense of which is assumed by the Borrower, the Borrower agrees that it will not, without the prior written consent of the relevant Indemnitees, which consent shall not be unreasonably withheld, delayed or conditioned, settle any pending or threatened claim or proceeding relating to the matters contemplated in this clause (e) (whether or not such Indemnitee is a party to such claim or proceeding) unless such settlement includes a provision unconditionally releasing such Indemnitee from all liability in respect of any such

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

claims or proceedings by any releasing party related to or arising out of such relevant proceedings and does not impose upon such Indemnitee any payment or performance obligations or similar liability and does not contain any factual or legal admission or finding by or with respect to such Indemnitee.

(f)      All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.

(g)     Each party’s obligations under this Section shall survive the termination of the Financing Documents and payment of the obligations hereunder.

SECTION 9.04     Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)     (i) Subject to the conditions set forth in ~~Section 9.0~~4~~(b)(ii)~~Section 9.04(b)(ii) below, any Lender may assign or sell (either as an assignment or any other means by which title or interest in any rights, including economic rights, to its respective Loans (or any portion thereof) are alienated, transferred, sold or otherwise encumbered (including by use of any derivative instrument)) (for purposes of this Section 9.04, an “assignment”) to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

(A)       the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof~~);~~ and provided, further, that no consent of the Borrower shall be required for an assignment if an Event of Default has occurred and is continuing); and

(B)       the Administrative Agent;

provided that (x) no assignment to the Borrower or any Affiliate of the Borrower shall be permitted, (y) any assignment made in violation of this proviso shall be void ab initio and (z) no such consent by the Borrower or the Administrative Agent shall be required for any assignment to a Qualified Eligible Assignee, and the assigning Lender shall provide written notice of such assignment to a Qualified Eligible Assignee to the Administrative Agent and the Borrower promptly following such assignment.

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

(ii)         Assignments shall be subject to the following additional conditions:

(A)       except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and will be in integral multiples of $1,000,000 in excess thereof unless the Borrower otherwise consents, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)       each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan assigned;

(C)       the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 or such other fee as may be agreed in relation to such Assignment and Assumption, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and

(D)       the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.

(iii)       Subject to acceptance and recording thereof pursuant to ~~Section 9.04(b)(iv) of this~~ Section 9.04 (b)(iv), from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.13, Section 2.14, Section 2.15 and Section 9.03, each only as to the costs, amounts and claims relating to the period prior to such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section.

(iv)       The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender with respect to the entries applicable to such Lender and its Affiliates, at any reasonable time and from time to time upon reasonable prior notice. For the avoidance of doubt the parties intend that the Loans shall at all times be maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code.

(v)       Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section and any written consent to such assignment required by clause (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(b), Section 2.15(e) or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon, or otherwise waived. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi)       Notwithstanding anything set forth herein to the contrary, to the extent that an assignment under this Section 9.04(b) results at the time of such assignment in an increase in costs described in Section 2.13 or Section 2.15 from those being charged by the assigning Lender prior to such assignment (measured as of the date on which the assignment is made to such assignee), then the Borrower will not be required to pay such costs in excess of the comparable costs that were required to be paid by the Borrower to the assigning Lender as of such date (prior to giving effect to such assignment).

(c)       Notwithstanding anything to the contrary in this Section 9.04, any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more Persons (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loan owing to it); provided that (A) such Lender’s obligations under this Agreement or any Financing Document shall remain unchanged and such participation shall not constitute a “Lender” hereunder; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and such participation shall not give rise to any legal privity between the Borrower and the Participant; (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such participation shall

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

not entitle the Participant to consent to any amendments, consents or waivers with respect to any Financing Document; provided, further that no participation may be sold to any individual, the Borrower, the Sponsors, any Affiliate of the Borrower or any Sponsor, or any private equity, infrastructure or mezzanine fund. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and each other Financing Document and to approve any amendment, modification or waiver of any provision of this Agreement and each other Financing Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver to the extent such amendment, modification or waiver would (i) extend the final scheduled maturity of any Loan in which such Participant is participating, or reduce the rate or extend the time of payment of principal or interest thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or the calculations in respect thereof shall not constitute a reduction in the rate of interest), or increase the amount of the Participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory prepayment of the Loans or reduction of Commitments shall not constitute a change in the terms of such participation) or (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. The Borrower agrees that each Participant shall be entitled to the benefits of ~~Section 2.12,~~ Section 2.13, Section 2.14 and Section 2.15 (subject to the requirements and limitations therein, including the requirements under Section 2.15(f) (it being understood that the documentation required under Section 2.15(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.15 and 2.16 as if it were an assignee under clause (b) of this Section; (B) shall not be entitled to receive any payment under Section 2.13 or Section 2.15, unless such participation shall have been made with the Borrower’s prior written consent, and (C) shall not be entitled to receive any greater payment under Section 2.13 or Section 2.15, with respect to any participation greater than its participating Lender would have been entitled to receive; provided further, other than as provided in the foregoing clause (B), no participation shall result in the Borrower having to pay any additional amounts as a result thereof. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other Loan Obligations under this Agreement and each other Financing Document (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt the parties intend that the Loans shall at all times be maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d)       Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central banking authority, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto or otherwise affect or alter the obligations or rights of the Borrower.

SECTION 9.05     Survival. All covenants, agreements, representations and warranties made by the Borrower in the Financing Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Financing Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Financing Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Financing Document is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 2.13, Section 2.14, Section 2.15 and Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any other Financing Document or any provision hereof or thereof.

SECTION 9.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Financing Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. ~~Except as provided in Section 4.01, this~~This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07    Severability. Any provision of any Financing Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08     Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all of the Loan Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Financing Documents and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09     Governing Law; Jurisdiction; Consent to Service of Process.

(a)       This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)       The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Financing Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Financing Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Financing Document against the Borrower or its properties in the courts of any jurisdiction.

(c)       The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Financing Document in any court referred to in clause ~~(b)~~(b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)       Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Financing Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11     Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12     Confidentiality. Each of the Administrative Agent, the Mandated Lead Arrangers and the Lenders agrees to maintain the confidentiality of the Information (as defined below) contained in any documents exchanged or otherwise disclosed in connection with the transactions contemplated by the Financing Documents, except that Information may be disclosed (a) to any of its respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Financing Document or any suit, action or proceeding relating to this Agreement or any other Financing Document or any action or proceeding relating to this Agreement or any other Financing Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties or brokers) to any Hedging Arrangements or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder as permitted pursuant to the Financing Documents, (g) with the prior written consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Mandated Lead Arranger, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower (except as a result of a breach of a confidentiality obligation known to such Administrative Agent, Mandated Lead Arranger, Lender or respective Affiliate). For the purposes of this Section, “Information” means all information received from the Borrower or its Subsidiaries relating to the Borrower or its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries (except as a result of a breach of a confidentiality obligation known to such Administrative Agent, Lender or Affiliate). Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

Person would accord to its own confidential information. Each party’s obligations under this Section will terminate on the second (2nd) anniversary of the date on which the principal of and interest on each Loan and all fees and other Loan Obligations are paid in full.

SECTION 9.13     USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 10756 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

SECTION 9.14     Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15     No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Financing Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Financing Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Financing Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[Signature Pages Follow]

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

SCHEDULE 2.01 TO TERM LOAN AGREEMENT

COMMITMENTS AND LENDERS

Lenders	Commitment

Mizuho Bank, Ltd.	$10,000,000.00

CoBank, ACB	$10,000,000.00

Credit Agricole Corporate and Investment Bank	$10,000,000.00

Total	$30,000,000.00

Cleco Corporate Holdings LLC 2019 Term Loan Agreement

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________________

2.	Assignee:	______________________________________
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower:	Cleco Corporate Holdings LLC, a Louisiana limited

1       Select as applicable.

Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

liability company

4.	Administrative Agent:	Mizuho Bank, Ltd., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Term Loan Agreement, dated as of February 1, 2019, by and among Cleco Corporate Holdings LLC, a Louisiana limited liability company, the Lenders party thereto and Mizuho Bank, Ltd., as Administrative Agent

6.	Assigned Interest:

Aggregate Amount of	Amount of Loans	Percentage Assigned
Loans for all Lenders	Assigned	of Loans[2]
$	$	%
$	$	%
$	$	%

Effective Date: ________________, 20_ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and Accepted:

2       Set forth, so at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

~~Exhibits – 2019 Term Loan Agreement~~

Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

Mizuho Bank, Ltd., as Administrative
Agent

By:
Name:
Title:][3]
[Consented to:

CLECO CORPORATE HOLDINGS LLC, as Borrower

By:
Name:
Title: ][4]

3       To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

4       To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

~~Exhibits – 2019 Term Loan Agreement~~

Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

ANNEX I

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Financing Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Documents ~~or any collateral thereunder~~, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Financing Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Financing Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.02 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Financing Documents are required to be performed by it as a Lender.

Exhibits – 2019 Term Loan Agreement

2.         Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.         General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibits – 2019 Term Loan Agreement

EXHIBIT B-1

FORM OF BORROWING REQUEST

Mizuho Bank, Ltd.,

as Administrative Agent for the Lenders

under the Credit Agreement referred to below

Attention: Nobu Sakyo

[Date]1

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement, dated as of February 1, 2019 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Cleco Corporate Holdings LLC, a Louisiana limited liability company (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”) and Mizuho Bank, Ltd., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

The undersigned Borrower hereby irrevocably gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in connection therewith sets forth below the terms on which such Borrowing is requested to be made:

(A)	Type of Borrowing:	[Eurodollar Borrowing]/ [Base Rate Borrowing]

(B)	Date of Borrowing:

[1]	Signed Borrowing Request must be irrevocable and delivered (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three (3) Business Days before the proposed Borrowing and (b) in the case of an Base Rate Borrowing, not later than ~~11:00 a~~1.00 p.m., New York City time, on the date of the proposed Borrowing; provided that if a telephonic notice of such request has been made at such time, then a signed Borrowing Request must be delivered promptly thereafter.

Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

(which is a Business Day)

(C)	Funds are requested to be disbursed to the undersigned Borrower’s account with:	[BANK] (Account No. [ ]).

(D)	Aggregate principal amount of Borrowing:	$

(E)	If a Eurodollar Borrowing, the Interest Period:	[one week]
[[one] [two] [three] [six] [twelve][2]
month[s]]
[ ]3

[Remainder of page intentionally left blank]

[2]	If twelve months, must be agreed to by all Lenders.

[3]	The initial Interest Period selected by the Borrower for any Eurodollar Borrowing may be an irregular Interest Period beginning on the date of the proposed Borrowing and ending on the final day of any calendar month that is not less than three Business Days after, and not more than three months after, the date of such Eurodollar Borrowing.

~~Exhibits – 2019 Term Loan Agreement~~

Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

B-1-2

This Borrowing Request is issued pursuant to and is subject to the Credit Agreement executed as of the date set forth above.

CLECO CORPORATE HOLDINGS LLC

By:
Name:
Title:

~~Exhibits – 2019 Term Loan Agreement~~

Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

B-1-3

EXHIBIT B-2

FORM OF INTEREST ELECTION REQUEST

Mizuho Bank, Ltd.,

as Administrative Agent for the Lenders

under the Credit Agreement referred to below

Attention: Nobu Sakyo

Re: CLECO CORPORATE HOLDINGS LLC

[DATE]1

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement, dated as of February 1, 2019 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Cleco Corporate Holdings LLC, a Louisiana limited liability company (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”) and Mizuho Bank, Ltd., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

This notice constitutes an Interest Election Request delivered pursuant to Section 2.06 of the Credit Agreement, and the undersigned Borrower hereby irrevocably makes an election with respect to Loans under the Credit Agreement, and in connection therewith such Borrower specifies the following [continuation][conversion] with respect to such election:

1.             The Borrowing to which this Interest Election Request applies:.

2.             Amount of Borrowing resulting from this Interest Election Request:.

3.             After the conversion or continuation of the related Loans, the resulting Borrowing in respect of such Loans will be ~~[~~a [Base Rate] [~~a-~~Eurodollar] Borrowing.

[1]	Signed Interest Election Request must be irrevocable and delivered (a) not later than 11:00 a.m., New York City time, three (3) Business Days prior to conversion or continuation, to convert any Base Rate Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period and (b) not later than 1:00 p.m., New York City time, three (3) Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period; provided that if a telephonic notice of such request has been made at such applicable time, then a signed Interest Election Request shall be delivered promptly thereafter.

Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

4.             The effective date of the election made pursuant to this Interest Election Request (which shall be a Business Day) shall be:______________.

5.             If this Interest Election Request is in respect of a conversion to or continuation of Eurodollar Loans, then the Interest Period shall be [one week]/[[one][two][three][six][twelve]2 month[s]].

[Remainder of page intentionally left blank]

2 If twelve months, must be agreed to by all Lenders. If an Event of Default has occurred and is continuing the Borrower may only elect Interest Periods not in excess of one month; provided that the Administrative Agent may (or, if so instructed by the Required Lenders, shall) notify the Borrower otherwise, whereupon each Eurodollar Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

~~Exhibits – 2019 Term Loan Agreement~~

Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

B-2-2

This Interest Election Request is issued pursuant to and is subject to the Credit Agreement executed as of the date set forth above.

CLECO CORPORATE HOLDINGS LLC

By:
Name:
Title:

~~Exhibits – 2019 Term Loan Agreement~~

Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

B-2-3

~~EXHIBIT C~~

~~FORM OF INCREASING LENDER SUPPLEMENT~~

~~INCREASING LENDER SUPPLEMENT, dated [         ], 20[  ] (this “Supplement”), b~~y ~~and among each of the signatories hereto, to the Term Loan Agreement, dated as of February 1, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cleco Corporate Holdings LLC, a Louisiana limited liability company (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”) and Mizuho Bank, Ltd., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).—Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.~~

~~W I T N E S S E T H~~

~~WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the existing Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its existing Loan and/or to participate in such a tranche;~~

~~WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to increase the Loans pursuant to such Section 2.20; and~~

~~WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to increase the amount of its Loan under the Credit Agreement by executing and delivering to the Borrower and the Administrative Agent this Supplement.~~

~~NOW, THEREFORE, each of the parties hereto hereby agrees as follows:~~

~~1.       The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall have its Loan increased by $[    ], thereby making the aggregate amount of its total Loan equal to $[__].~~

~~2.       The Borrower hereby represents and warrants that no Default or Event of Default under the Financing Documents will exist after giving effect to the increase of the undersigned Increasing Lender’s Loan as set forth herein, and, if the proceeds of any Incremental Term Facility are being used to finance a Permitted Acquisition or other permitted investment, no Default or Event of Default will exist as of the date of signing the definitive agreement with respect to such Permitted Acquisition or other permitted investment.~~

~~3.       This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.~~

~~4.       This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.~~

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~~Exhibits – 2019 Term Loan Agreement~~

~~IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.~~

~~[INSERT NAME OF INCREASING LENDER]~~

~~By:~~
~~Name:~~
~~Title:~~

~~Accepted and agreed to as of the date first written above:~~

~~CLECO CORPORATE HOLDINGS LLC~~

~~By:~~
~~Name:~~
~~Title:~~

~~Acknowledged as of the date first written above:~~

~~Mizuho Bank, Ltd.~~

~~as Administrative Agent~~

~~By:~~
~~Name:~~
~~Title:~~

~~Exhibits – 2019 Term Loan Agreement~~

~~C-2~~

~~EXHIBIT D~~

~~FORM OF AUGMENTING LENDER SUPPLEMENT~~

~~AUGMENTING LENDER SUPPLEMENT, dated [      ], 20[   ] (this “Supplement”), by and among each of the signatories hereto, to the Term Loan Agreement, dated as of February 1, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cleco Corporate Holdings LLC, a Louisiana limited liability company (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”) and Mizuho Bank, Ltd., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).—Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.~~

~~W I T N E S S E T H~~

~~WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any bank, financial institution or other entity may extend Loans under the Credit Agreement, subject to the approval of the Borrower and the Administrative Agent, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and~~

~~WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto.~~

~~NOW, THEREFORE, each of the parties hereto hereby agrees as follows:~~

~~1.       The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Loan of $[    ].~~

~~2.       The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement and each other Financing Document, together with copies of the most recent financial statements delivered pursuant to Section 5.02 of the Credit Agreement, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any other Financing Document or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, any other Financing Document or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) ratifies, as of the date hereof, and agrees that it will be bound by the provisions of the~~

~~Exhibits – 2019 Term Loan Agreement~~

~~Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.~~

~~3.       For the purposes of Section 9.01 of the Credit Agreement, the undersigned Augmenting Lender hereby designates the following address for notices:~~

~~[              ]~~

~~[              ]~~

~~[              ]~~

~~Attention: [              ]~~

~~Facsimile: [              ]~~

~~Email: [              ]~~

~~4.       The Borrower hereby represents and warrants that no Default or Event of Default under the Financing Documents will exist after giving effect to the undersigned Augmenting Lender’s Loan as set forth herein, and, if the proceeds of any Incremental Term Facility are being used to finance a Permitted Acquisition or other permitted investment, no Default or Event of Default will exist as of the date of signing the definitive agreement with respect to such Permitted Acquisition or other permitted investment.~~

~~5.       This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.~~

~~6.       This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.~~

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~~Exhibits – 2019 Term Loan Agreement~~

~~D-2~~

~~IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.~~

~~[INSERT NAME OF AUGMENTING LENDER]~~

~~By:~~
~~Name:~~
~~Title:~~

~~Accepted and agreed to as of the date first written above:~~

~~CLECO CORPORATE HOLDINGS LLC~~

~~By:~~
~~Name:~~
~~Title:~~

~~Acknowl~~e~~dg~~e~~d as of th~~e ~~dat~~e ~~first writt~~e~~n abov~~e~~:~~

~~Mizuho Bank, Ltd.~~

~~as Administrative Agent~~

~~By:~~
~~Name:~~
~~Title:~~

~~Exhibits – 2019 Term Loan Agreement~~

~~D-3~~

EXHIBIT E

FORM OF FINANCIAL RATIO CERTIFICATE

Financial Statement Date:__________________, 20__

Mizuho Bank, Ltd.,

as Administrative Agent for the Lenders

under the Credit Agreement

referred to below

Re: Financial Covenants

Ladies and Gentlemen:

This Certificate is delivered pursuant to Section 5.02(c) of the Term Loan Agreement, dated as of February 1, 2019, (~~the “~~as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Cleco Corporate Holdings LLC, a Louisiana limited liability company (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”) and Mizuho Bank, Ltd., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). All capitalized terms used herein but not defined herein shall have the meanings specified with respect to such terms in the Credit Agreement.

The undersigned, [the chief financial officer] of the Borrower, hereby certifies to the Administrative Agent on behalf of the Borrower as follows:

[Use following paragraph 1 for fiscal year-end financial statements]

1.	The Borrower has delivered the year-end audited financial statements required by Section 5.02(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent public accounting firm required by such section certifying to the effect that such financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as of such date and for such fiscal year.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.	The Borrower has delivered the unaudited financial statements required by Section 5.02(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as of such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.	I am a Financial Officer and an Authorized Officer of the Borrower and I am familiar with the financial statements and financial affairs of the Borrower. I am authorized to

~~Exhibits – 2019 Term Loan Agreement~~

Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

execute and deliver this Certificate to the Administrative Agent on behalf of the Borrower.

3.	To my ~~Actual Knowledge~~actual knowledge, as of the last day of the fiscal quarter most recently ended, the Debt to Capital Ratio was%.

4.	Based on the foregoing, I hereby certify that the Borrower [has][has not] complied with Section ~~5.12~~5.10 of the Credit Agreement.

5.	The financial covenant analyses and information set forth on Attachment 1 attached hereto supporting the ascertainment of the Debt to Capital Ratio are true and accurate on and as of the date of this Certificate.

~~Exhibits – 2019 Term Loan Agreement~~

Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed and delivered by an Authorized Officer that is a Financial Officer on [         ], 20[  ].

CLECO CORPORATE HOLDINGS LLC, as
Borrower

By:
Name:
Title:

~~Exhibits – 2019 Term Loan Agreement~~

Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

Attachment 1

Calculation of Debt to Capital Ratio

The information described herein is as of ________, 20__, and pertains to the period from _______, 20__ to _______, 20__.

A.	Net ~~Debt~~Indebtedness	$____________

(i) ~~Debt~~Indebtedness of the Borrower and its Subsidiaries[11]

	(a) the aggregate outstanding principal amount and accrued but unpaid interest and fees with respect to the Loans;	$____________

plus,

	(b) the aggregate outstanding principal amount and accrued but unpaid interest, fees and other amounts with respect to any other Indebtedness[12] that is at least pari passu with the Loans (as set forth in (a));	$____________

	~~Debt~~Indebtedness of the Borrower and its Subsidiaries:	$____________

[11]	For purposes of calculating the ~~Debt~~Indebtedness of the Borrower and its Subsidiaries referred to in this clause (i), ~~as of the last day of the fourth full fiscal quarter following the Effective Date and any date thereafter, outstanding Debt under the HoldCo Existing Revolving Credit Facility, including the 2019 Revolving Credit Increase, and any other~~outstanding Indebtedness under any revolving loan facility of the Borrower and any of its Subsidiaries used for working capital purposes shall be based on a rolling four fiscal quarter average for such ~~Debt~~Indebtedness.

[12]	“Indebtedness” of any Person means: (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables not overdue for more than 180 days) that in accordance with GAAP would be included as a liability on the balance sheet of such Person, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) any Capital Lease obligations (and the amount of these obligations shall be the amount so capitalized), (f) all obligations, contingent or otherwise, of such Person under acceptances issued or created for the account of such Person, (g) all unconditional obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other Equity Interests of such Person or any warrants, rights or options to acquire such capital stock or other Equity Interests, (h) all net obligations of such Person pursuant to hedging transactions, (i) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above and (j) all Indebtedness of the type referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

~~Exhibits – 2019 Term Loan Agreement~~

Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

minus

(ii) cash and Cash Equivalents

	(x) aggregate amount of Borrower’s and its Subsidiaries’ cash and Cash Equivalents[13] as of the last day of such period on a consolidated basis, minus	$

	(y) $5,000,000 floor, minus	$5,000,000

	(z) aggregate amount of any cash or Cash Equivalents that would appear as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries for such period.	$

	~~The lesser of (1) the sum of (x) through (z) and (2) $75,000,000~~Net Indebtedness:	$

	~~Net Debt:~~ 	~~$~~

divided by

B.	Adjusted Capital

(i) (a) ~~Debt~~Indebtedness of the Borrower and its Subsidiaries minus

[13]	“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Subsidiary: (a) marketable direct obligations of the United States of America; (b) marketable obligations directly and fully guaranteed as to interest and principal by the United States of America; (c) demand deposits, time deposits, certificates of deposit and banker’s acceptances issued by any member bank of the Federal Reserve System which is organized under the laws of the United States of America or any political subdivision thereof or under the laws of Canada, Switzerland or any country which is a member of the European Union having a combined capital and surplus of at least $250,000,000 and having long term unsecured debt securities rated “A-2” or equivalent by one Rating Agency; (d) commercial paper or tax exempt obligations given the highest rating by two Rating Agencies; (e) obligations of any other bank meeting the requirements of clause (c) above, in respect of the repurchase of obligations of the type as described in clauses (a) and (b) above, provided, that such repurchase obligations shall be fully secured by obligations of the type described in said clauses (a) and (b) above, and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, such bank; (f) a money market fund or a qualified investment fund given one of the two highest long term ratings available from S&P and Moody’s; and (g) Eurodollar certificates of deposit issued by a bank meeting the requirements of clause (c) above. With respect to any rating requirement set forth above, if the issuer is rated by either S&P or Moody’s, but not both, then only the rating of such rating agency shall be utilized for the purpose of this definition.

~~Exhibits – 2019 Term Loan Agreement~~

Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

(b~~) the lesser of (1~~) the sum of A(ii)(x) through A(ii)(z) ~~and (2) $75,000,000~~
$

plus,
(ii) shareholders’ equity of the Borrower
(as of the last day of such period)	$

~~plus,~~

~~(iii) Permitted Subordinated Debt[1]~~[4]	~~$~~
~~(as of the last day of such period)~~
Adjusted Capital (sum of (i) ~~througha~~nd (~~iii~~ii)):	$

Debt to Capital Ratio:	_____%

Required Level Under Section ~~5.12~~5.10 of the Credit Agreement	No greater than 65%

In Compliance	Yes/No

~~14  “Permitted Subordinated Debt” means any unsecured subordinated Indebtedness incurred by Borrower or OpCo; provided that, all such Indebtedness shall (a) have a maturity date not earlier than six (6) months after the Maturity Date, (b) be fully subordinated in right of payment and liquidation to the prior payment in full of the Facility (in the case of the Borrower) and the OpCo Loan Facility (in the case of OpCo) in accordance with the terms set forth on Exhibit H, and (c) in the case of any such Indebtedness owing by OpCo, be owed to the Borrower.~~

~~Exhibits – 2019 Term Loan Agreement~~

Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

EXHIBIT F

FORM OF LOAN NOTE

LOAN NOTE

$_______________________	[DATE]

FOR VALUE RECEIVED, the undersigned, CLECO CORPORATE HOLDINGS LLC, a Louisiana limited liability company (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of [LENDER NAME] (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement (as defined below) on the Maturity Date or on such earlier date as may be required by the terms of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

The undersigned Borrower promises to pay interest on the unpaid principal amount of each Loan made to it from the date of such Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

At the time of each Loan, and upon each payment or prepayment of principal of each Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender’s own books and records, in each case specifying the amount of such Loan, the respective Interest Period thereof (in the case of Eurodollar Loans) or the amount of principal paid or prepaid with respect to such Loan, as applicable; provided that the failure of the Lender to make any such recordation or notation shall not affect the Loan Obligations of the undersigned Borrower hereunder or under the Credit Agreement.

This Note is one of the notes referred to in, and is entitled to the benefits of, that certain Term Loan Agreement dated as of February 1, 2019 by and among Cleco Corporate Holdings LLC, a Louisiana limited liability company (the “Borrower”), the financial institutions from time to time party thereto as Lenders and Mizuho Bank, Ltd., as Administrative Agent (as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Credit Agreement, among other things, (i) provides for the making of Loans by the Lender to the undersigned Borrower from time to time in an aggregate amount not to exceed at any time outstanding such Lender’s Commitment, the indebtedness of the undersigned Borrower resulting from each such Loan to it being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower. Whenever in this Note reference is made to the Administrative Agent, the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and

Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

shall inure to the benefit of said successors and assigns. The Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

This Note shall be construed in accordance with and governed by the law of the State of New York.

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~~Exhibits – 2019 Term Loan Agreement~~

Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

CLECO CORPORATE HOLDINGS LLC

By:
Name:
Title:

~~Exhibits – 2019 Term Loan Agreement~~

Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

Signature Page to Note

SCHEDULE OF LOANS AND PAYMENTS OR PREPAYMENTS

Amount of
			Principal	Unpaid
	Amount	Interest	Paid or	Principal
Date	of Loan	Period	Prepaid	Balance	Notation Made By

~~Exhibits – 2019 Term Loan Agreement~~

Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

EXHIBIT G-1

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Term Loan Agreement, dated as of February 1, 2019 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Cleco Corporate Holdings LLC, a Louisiana limited liability company (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”) and Mizuho Bank, Ltd., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

Pursuant to the provisions of Section 2.15(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:______________, 20__

Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

EXHIBIT G-2

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Term Loan Agreement, dated as of February 1, 2019 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Cleco Corporate Holdings LLC, a Louisiana limited liability company (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”) and Mizuho Bank, Ltd., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

Pursuant to the provisions of Section 2.15(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Financing Document, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:_____________, 20__

Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

EXHIBIT G-3

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Term Loan Agreement, dated as of February 1, 2019 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Cleco Corporate Holdings LLC, a Louisiana limited liability company (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”) and Mizuho Bank, Ltd., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

Pursuant to the provisions of Section 2.15(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:_________________, 20__

Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

EXHIBIT G-4

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Term Loan Agreement, dated as of February 1, 2019 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Cleco Corporate Holdings LLC, a Louisiana limited liability company (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”) and Mizuho Bank, Ltd., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

Pursuant to the provisions of Section 2.15(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
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Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~EXHIBIT H~~

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~~TERMS OF PERMITTED SUBORDINATED INDEBTEDNESS~~

1 ~~GENERAL~~	~~Notwithstanding any provision of the Financing Documents to the contrary, the Borrower and the holder of the Permitted Subordinated Debt, for themselves and for all present and future holders of such Permitted Subordinated Debt, hereby covenant and agree that the Permitted Subordinated Debt shall be and is hereby expressly made subordinate and junior in right of payment to the prior payment (in cash or Cash Equivalents) and performance in full of all Loan Obligations of the Borrower to the extent and in the manner provided below.~~

~~2. WAIVER; MODIFICATION TO LOAN OBLIGATIONS~~ 	(a)—~~No failure on the part of the holder of the Loan Obligations, and no delay in exercising, any right, remedy or power under the Financing Documents shall operate as a waiver thereof by any holder of the Loan Obligations, nor shall any single or partial exercise by any holder of the Loan Obligations of any right, remedy or power under the Financing Documents preclude any other or future exercise of any other right, remedy or power.—Each and every right, remedy and power hereby granted to any holder of the Loan Obligations or available to any holder of the Loan Obligations by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by such holder of the Loan Obligations from time to time as permitted or provided for in the Financing Documents. All rights and interests of any holder of the Loan Obligations under the Financing Documents and all agreements and obligations of the holder of the Permitted Subordinated Debt and the Borrower thereunder shall remain in full force and effect irrespective of any lack of validity or enforceability of the Financing Documents; or any other circumstance that might oth~~e~~rwis~~e ~~constitut~~e ~~a d~~e~~f~~e~~ns~~e ~~availabl~~e ~~to, or discharg~~e ~~of the Borrower (except for a full discharge of the Loan Obligations).~~

~~(b) Without any way limiting the generality of the foregoing paragraph (a), each holder of the Permitted Subordinated Debt (or any instrum~~e~~nt~~ e~~vid~~e~~ncing th~~e ~~sam~~e~~) by acc~~e~~ptanc~~e ~~h~~e~~r~~e~~of waives any and all notice of the creation or accrual of any such Loan Obligations and notice of proof of reliance upon these subordination provisions by any holder of Loan Obligations and hereby agrees that the holders of the Loan Obligations may, at any time and from time to time, without the consent of or notice to the holder of the Permitted Subordinated Debt, without incurring responsibility to the holder of the Permitted~~

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Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

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~~Subordinated Debt, and without impairing or releasing the subordination or the obligations described herein of the holder of the Permitted Subordinated Debt, do any one or more of the following: (i) change the manner, place or terms of payment of or extend or postpone the time of payment of, or renew or alter, the Loan Obligations, or otherwise amend or supplement in any manner the Loan Obligations or any instruments evidencing the same or any agreement under which the Loan Obligations are outstanding; (ii) sell, substitute, exchange, release, or otherwise deal with any property pledged, mortgaged or otherwise securing the Loan Obligations or release any person liable in any mann~~e~~r for th~~e ~~Loan Obligations; (iii)~~ e~~x~~e~~rcis~~e ~~or r~~e~~frain from exercising any rights against the Borrower or any other Person; or (iv) increase the amount of the Loan Obligations. Any such Loan Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon these subordination provisions and all dealings between the Borrower and any holder of Loan Obligations so arising shall be deemed to have been consummated in reliance upon these subordination provisions.~~

~~The Loan Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon these subordination—provisions—and—all—dealings—between—the Borrower and any holder of Loan Obligations so arising shall be deemed to have been consummated in reliance upon these subordination provisions.~~

~~3. EFFECTS OF CERTAIN DEFAULTS IN RESPECT OF LOAN OBLIGATIONS~~	~~Without prejudice to Section 4 below, if the Borrower shall default in the payment of any principal of or interest on or other amount with respect to the Loan Obligations when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, or if any other Default or Event of Default with respect to any such Loan Obligations shall have occurred (each of the foregoing a “Senior Default”), and unless and until such Senior Default shall have been remedied or waived or shall have ceased to exist, no payment by the Borrower shall be made on account of the principal of, or premium, if any, or interest on or other amount with respect to, the Permitted Subordinated Debt.~~

~~4. LIMITATION ON PAYMENTS AND DEMAND FOR PAYMENTS~~	~~For so long as any Loan Obligations are outstanding, (i) the Borrower shall not, directly or indirectly, make or cause or permit to be made,—and the holders—of the Permitted Subordinated Debt will not accept, any payment of principal or interest on account of the Permitted Subordinated Debt if any Event of Default or Default then exists or would result therefrom, other than (1) payments of interest, (2) payments in~~

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Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

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~~connection with a refinancing of Indebtedness, (3) exchanges of Permitted Subordinated Debt for equity interests of the Borrower, (4)—cancellation of such Permitted Subordinated Debt and (5) payments made using the proceeds of a concurrent equity issuance and (ii) without the prior written consent of the Administrative Agent, the holder of the Permitted Subordinated Debt shall not demand, sue for, retain, or accept from the Borrower or any other Person any payment of principal—or interest on—account~~—of—~~such Permitted Subordinated Debt, other than payments of interest at any time that no Event of Default or Default then exists or would result th~~e~~r~~e~~from.~~

~~5. LIMITATION ON ACCELERATION~~	~~For so long as any Loan Obligations are outstanding, the Permitted Subordinated Debt may not be declared to be due and payable before its—stated maturity unless all Loan Obligations—have—become—due—and—payable—(whether automatically or by acceleration) before its stated maturity and such acceleration has not been rescinded.~~

~~6. INSOLVENCY, ETC.~~	~~(a) In the event of any Bankruptcy Event, all Loan Obligations (including any claim for interest thereon accruing at the contract rate after the commencement of any such Bankruptcy Ev~~e~~nt and any claim for additional int~~e~~r~~e~~st that would hav~~e ~~accrued thereon but for the occurrence of the Bankruptcy Event, whether or not, in either case, such claim shall be enforceable in such proceedings) shall first be paid in full in cash or Cash Equivalents before any direct or indirect payment or distribution, whether in cash or Cash Equivalents, securities or other property, is made in respect of the Permitted Subordinated Debt, and any cash, securities or other property which would otherwise (but for these subordination provisions) be payable—or deliverable~~—in—~~respect of the Permitted Subordinated Debt directly or indirectly by the Borrower from any source whatsoever shall be paid or delivered directly to the holders of Loan Obligations until all Loan Obligations (including claims for interest and additional interest as aforesaid) shall have been paid in full in cash or Cash Equivalents.~~
~~(b) The holder of Permitted Subordinated Debt shall not (i) accelerate the maturity of the principal of and accrued interest on the Permitted Subordinated Debt unless all Loan Obligations have become due and payable, whether automatically or by acceleration, before its stated maturity and such acceleration has not been rescinded; (ii) commence any judicial action or proceeding to collect payment of principal of or interest on the Permitted Subordinated Debt; (iii) commence~~

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Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

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~~or join with any other creditor or creditors of the Borrower in commencing any Bankruptcy Event against the Borrower; or (iv) take any collateral security for the Permitted Subordinated Debt without the consent of the Administrative Agent.~~

~~7. TURNOVER OF PAYMENTS~~	~~If (i) any payment or distribution shall be collected or received by the—holder—of the Permitted—Subordinated Debt in contravention of the terms hereof and prior to the payment in full in cash or Cash Equivalents of all Loan Obligations at the time outstanding and (ii) any holder of such Loan Obligations (or any authorized agent thereof) shall have notified the holder of the Permitted Subordinated Debt of the facts by reason of which~~—such—~~collection~~—or—~~receipt~~—so—~~contravenes~~—the ~~subordination provisions hereof, the holder of the Permitted Subordinated Debt will deliver such payment or distribution, to the extent necessary to pay all such Loan Obligations in full in cash or Cash Equivalents, to the Administrative Agent, for the b~~e~~n~~e~~fit of th~~e ~~L~~e~~nd~~e~~rs, in th~~e ~~form r~~e~~c~~e~~iv~~e~~d, and until so delivered, the same shall be held by the holder of the Permitted Subordinated Debt in trust for the holders of the Loan Obligations and shall not be commingled with other funds or property of the holder of the Permitted Subordinated Debt.~~

~~8. NO PREJUDICE OR IMPAIRMENT~~	~~Nothing contain~~e~~d h~~e~~r~~e~~in~~—shall—~~impair,—as b~~e~~tw~~ee~~n th~~e ~~Borrower and the holder of the Permitted Subordinated Debt, the obligation of the Borrower to pay to the holder thereof the principal thereof and premium, if any, and interest thereon as and when the same shall become due and payable in accordance with the terms thereof, or, except as provided herein, prevent the holder of the Permitted Subordinated Debt from exercising all rights, powers and remedies otherwise permitted by applicable law or thereunder upon the happening of an event of default in respect of the Permitted Subordinated Debt, all subject to the rights of the holders of Loan Obligations as provided in Paragraphs 6, 7 and 8 to receive cash,—securities—or other property otherwise payable or deliverable to the holder of the Permitted Subordinated Debt directly or indirectly by the Borrower from any source whatsoever.~~

~~9. PAYMENT OF LOAN OBLIGATIONS, SUBROGATION, ETC.~~	~~Upon the payment in full in cash or Cash Equivalents of all Loan Obligations, the holder of the Permitted Subordinated Debt shall be subrogated to all rights of the holders of such Loan—Obligations~~—to—~~receive~~—any—~~further—payments~~—or ~~distributions applicable to Loan Obligations until the Permitted Subordinated Debt shall have been paid in full in cash or Cash Equivalents, and, for the purposes of such subrogation, no payment or distribution received by the holders of Loan~~

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Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

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~~Obligations of cash, securities, or other property to which the holder of the Permitted Subordinated Debt would have been entitled except for this Section shall, as between the Borrower and its creditors other than the holders of Loan Obligations, on the one hand, and the holder of the Permitted Subordinated Debt, on the other hand, be deemed to be a payment or distribution by the Borrower on account of Loan Obligations except as otherwise provided in Paragraph 4.~~

~~10. SUCCESSORS AND ASSIGNS~~	~~These subordination provisions shall be binding on and inure to the benefit of the holder of the Permitted Subordinated Debt, any holder of the Loan Obligations and their respective successors and permitted assigns.~~

~~11. ASSIGNMENT~~	~~A holder of Permitted Subordinated Debt may not sell, assign, pledge, encumber or transfer all or a portion of, or any interest in, such Permitted Subordinated Debt unless such Permitted Subordinated Debt shall, after giving effect to such sale, assignment, pledge, encumbrance or transfer, remain subject to the foregoing subordination provisions.~~

~~12. NOTICE~~	~~A holder of Permitted Subordinated Debt shall, for the benefit of each holder of the Loan Obligations, promptly provide the Administrative Agent with notice of an event of default by the Borrower of which such holder has Actual Knowledge in respect of such Permitted Subordinated Debt.~~

~~13. MISCELLANEOUS~~	~~The foregoing subordination provisions are for the benefit of the holders of Loan Obligations and, so long as any Loan Obligations are outstanding, may not be rescinded, cancelled or modified adversely to the interests of the holders of the Loan Obligations without the prior written consent thereto of the Administrative Agent.~~

~~14. FURTHER ASSURANCES~~	~~The holder of the Permitted Subordinated Debt, at its cost, shall take all further action as the holders of the Loan Obligations may reasonably request in order to more fully carry out the intent and purpose of these subordination provisions.~~

~~15. GOVERNING LAW~~	~~THESE SUBORDINATION PROVISIONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.~~

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Exhibits – Cleco Corporate Holdings LLC 2019 Term Loan Agreement

~~EXHIBIT I~~-~~1~~

~~FORM OF BAKER BOTTS LLP LEGAL OPINION~~

~~[To be provided separately]~~

~~Exhibits – 2019 Term Loan Agreement~~

~~EXHIBIT I~~-~~2~~

~~FORM OF PHELPS DUNBAR L.L.P. LEGAL OPINION~~

~~[To be provided separately]~~

~~Exhibits – 2019 Term Loan Agreement~~

~~EXHIBIT I~~-~~3~~

~~FORM OF NORTON ROSE FULBRIGHT US LLP LEGAL OPINION~~

~~[To be provided separately]~~

~~Exhibits – 2019 Term Loan Agreement~~